Exhibit 99.1

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED                     , 2014

[FORM OF [PRELIMINARY] PROSPECTUS SUPPLEMENT TO BE USED IN CONJUNCTION WITH FUTURE COMMON STOCK OFFERINGS]1

[PRELIMINARY] PROSPECTUS SUPPLEMENT

(To Prospectus dated             , 201     )

                    Shares

Common Stock

$

Apollo Investment Corporation is a closed-end, externally managed, non-diversified management investment company that has elected to be treated as a business development company, or BDC, under the Investment Company Act of 1940 or 1940 Act. Our primary investment objective is to generate current income and capital appreciation. We invest primarily in various forms of debt investments, including secured and unsecured loans, loan investments, and/or equity in private middle-market companies. We may also invest in the securities of public companies and structured products and other investments such as collateralized loan obligations and credit-linked notes.

We are offering for sale             shares of our common stock. We have granted the underwriters a 30-day option to purchase up to             additional shares of our common stock at the public offering price, less the underwriting discounts and commissions, to cover over-allotments.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “AINV”. The last reported closing price for our common stock on [    ], 201     was $[        ] per share.

This prospectus supplement and the accompanying prospectus contain important information you should know before investing in our securities. Please read it before you invest and keep it for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission. This information is available free of charge by contacting us at 9 West 57th Street, New York, New York 10019, or by calling us at (212) 515-3450. The Securities and Exchange Commission maintains a website at www.sec.gov where such information is available without charge upon written or oral request. Our Internet website address is www.apolloic.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information contained on our website to be part of this prospectus supplement or the accompanying prospectus.

Investing in our securities involves a high degree of risk, including the risk of the use of leverage, and is highly speculative. Before buying any securities, you should read the discussion of the material risks of investing in our securities in “Risk Factors” beginning on page 8 of the accompanying prospectus and the additional risks noted in “Recent Developments “ beginning on page S-5 of this prospectus supplement.

[1]	In addition to the sections outlined in this form of prospectus supplement, each prospectus supplement actually used in connection with an offering conducted pursuant to the registration statement to which this form of prospectus supplement is attached will be updated to include such other information as may then be required to be disclosed therein pursuant to applicable law or regulation as in effect as of the date of each such prospectus supplement, including, without limitation, information particular to the terms of each security offered thereby and any related risk factors or tax considerations pertaining thereto. This form of prospectus supplement is intended only to provide a rough approximation of the nature and type of disclosure that may appear in any actual prospectus supplement used for the purposes of offering securities pursuant to the registration statement to which this form of prospectus supplement is attached, and is not intended to and does not contain all of the information that would appear is any such actual prospectus supplement, and should not be used or relied upon in connection with any offer or sale of securities.

We invest in securities that have been rated below investment grade by independent rating agencies or that would be rated below investment grade if they were rated. These securities, which are often referred to as “junk” or “high yield,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and illiquid.

Neither the Securities and Exchange Commission nor any state securities commission, nor any other regulatory body, has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per share	Total
Public Offering Price	$	$
Sales Load (Underwriting Discounts and Commissions)	$	$
Proceeds to Apollo Investment Corporation (before estimated expenses of $ )	$	$

The underwriters expect to deliver the shares to purchasers on or about             , 201    .

[The underwriters have the option to purchase up to an additional shares of common stock at the public offering price, less the sales load (underwriting discounts and commissions), within days from the date of this prospectus supplement [solely to cover over-allotments]. If the [over-allotment] option is exercised in full, the total public offering price will be $            , and the total sales load (underwriting discounts and commissions) will be $            . The proceeds to us would be $            , before deducting estimated offering expenses payable by us of approximately $            .]

Prospectus Supplement dated             , 201

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, which we refer to collectively as the “prospectus.” We have not, and the underwriters have not, authorized anyone to provide you with additional information, or information different from that contained in this prospectus. If anyone provides you with different or additional information, you should not rely on it. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or such base prospectus, respectively. Our business, financial condition, results of operations and prospects may have changed since then.

S-i

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-ii

FEES AND EXPENSES

The following table is intended to assist you in understanding the costs and expenses that an investor in shares of our common stock will bear directly or indirectly. We caution you that the percentage indicated for “Other expenses” in the table below is an estimate and may vary. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “you,” “us” or “Apollo Investment,” or that “we” will pay fees or expenses, stockholders will indirectly bear such fees or expenses as investors in Apollo Investment.

Stockholder transaction expenses:
Sales load (as a percentage of offering price)	%(1)
Offering expenses (as a percentage of offering price)	%(2)
Total stockholder transaction expenses (as a percentage of offering price)	%(3)
Estimated annual expenses (as percentage of net assets attributable to common stock)(4):
Management fees	%(5)
Incentive fees payable under investment advisory and management agreement	%(6)
Interest and other debt expenses on borrowed funds	%(7)
Other expenses	%(8)
Total annual expenses as a percentage of net assets(9)	%(5,6,7,8)

Example

The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. These dollar amounts are based upon payment by an investor of a             % sales load (underwriting discounts and commissions) and the assumption that our annual operating expenses and leverage would remain at the levels set forth in the table above (other than performance-based incentive fees).

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return	$	$	$	$

While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. Assuming a 5% annual return, the incentive fee under the investment advisory and management agreement may not be earned or payable and is not included in the example. This illustration assumes that we will not realize any capital gains computed net of all realized capital losses and gross unrealized capital depreciation in any of the indicated time periods. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our expenses, and returns to our investors, would be higher. In addition, while the example assumes reinvestment of all dividends and distributions at net asset value, participants in our dividend reinvestment plan will receive a number of shares of our common stock, determined by dividing the total dollar amount of the dividend payable to a participant by the market price per share of our common stock at the close of trading on the valuation date for the dividend. See “Dividend Reinvestment Plan” in the accompanying prospectus for additional information regarding our dividend reinvestment plan.

This example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses may be greater or less than those shown.

(1)	Represents the underwriting discounts and commissions with respect to the shares to be sold by us in this offering.
(2)	Based on the public offering price of $ per share, which was the last reported closing price on , 20 .

(3)	The expenses of the dividend reinvestment plan per share are included in “Other expenses.”
(4)	“Net assets attributable to common stock” equals net assets as of , 20 plus the anticipated net proceeds from this offering.
(5)	The contractual management fee is calculated at an annual rate of 2.00% of our average total assets. Annual expenses are based on current fiscal year estimates. For more detailed information about our computation of average total assets, please see Note 3 of our financial statements dated March 31, 2013 included in the accompanying prospectus.
(6)	Assumes that annual incentive fees earned by our investment adviser, AIM, remain consistent with the incentive fees accrued by AIM for the current fiscal quarter. AIM earns incentive fees consisting of two parts. The first part, which is payable quarterly in arrears, is based on our pre-incentive fee net investment income for the immediately preceding calendar quarter. Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets at the end of the immediately preceding calendar quarter, is compared to the rate of 1.75% quarterly (7% annualized). Our net investment income used to calculate this part of the incentive fee is also included in the amount of our gross assets used to calculate the 2% base management fee (see footnote 5 above). Accordingly, we pay AIM an incentive fee as follows: (1) no incentive fee in any calendar quarter in which our pre-incentive fee net investment income does not exceed 1.75%, which we commonly refer to as the performance threshold; (2) 100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the performance threshold but does not exceed 2.1875% in any calendar quarter; and (3) 20% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.1875% in any calendar quarter. These calculations are appropriately pro rated for any period of less than three months. The effect of the fee calculation described above is that if pre-incentive fee net investment income is equal to or exceeds 2.1875%, AIM will receive a fee of 20% of our pre-incentive fee net investment income for the quarter. You should be aware that a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the incentive fee performance threshold and may result in a substantial increase of the amount of incentive fees payable to our investment adviser with respect to pre-incentive fee net investment income. Furthermore, since the performance threshold is based on a percentage of our net asset value, decreases in our net asset value make it easier to achieve the performance threshold. The second part of the incentive fee will equal 20% of our realized capital gains for the calendar year, if any, computed net of all realized capital losses and unrealized capital depreciation (and incorporating unrealized depreciation on a gross investment-by-investment basis) and is payable in arrears at the end of each calendar year. The net incentive fees are currently entirely attributable to net investment income incentive fees. For a more detailed discussion of the calculation of this fee, see “Management—Investment Advisory and Management Agreement” in the accompanying prospectus.
(7)	Our interest and other debt expenses are based on current fiscal year estimates. We currently have $ billion available under our credit facility, of which we had $ billion in borrowings outstanding as of , 20 and $ in total debt outstanding. For more information, see “Risk Factors—Risks relating to our business and structure—We fund a portion of our investments with borrowed money, which magnifies the potential for gain or loss on amounts invested and may increase the risk of investing in us.” In the accompanying prospectus and “Interim Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in this prospectus supplement.
(8)	Includes our estimated overhead expenses, including payments under the administration agreement based on our estimated allocable portion of overhead and other expenses incurred by Apollo Investment Administration in performing its obligations under the administration agreement between the Company and Apollo Investment Administration, LLC (the “Administration Agreement”). See “Management—Administration Agreement” in the accompanying prospectus.
(9)

“Total annual expenses” as a percentage of net assets attributable to common stock are higher than the total annual expenses percentage would be for a company that is not leveraged. We borrow money to leverage our net assets and increase our total assets. The SEC requires that the “Total annual expenses” percentage be calculated as a percentage of net assets (defined as total assets less indebtedness), rather than the total assets, including assets that have been funded with borrowed monies. If the “Total annual expenses” percentage were calculated instead as a percentage of total assets as of , 20 plus anticipated net proceeds from this offering, our “Total annual expenses” would be % of total assets.

BUSINESS

This summary highlights some of the information in this prospectus supplement. It is not complete and may not contain all of the information that you may want to consider. You should read carefully the more detailed information set forth under “Risk Factors” in the accompanying prospectus and the other information included in this prospectus supplement and the accompanying prospectus. In this prospectus supplement and the accompanying prospectus, except where the context suggests otherwise, the terms “we,” “us,” “our,” and “Apollo Investment” refer to Apollo Investment Corporation; “AIM” or “investment adviser” refers to Apollo Investment Management, L.P.; “Apollo Administration” or “AIA” refers to Apollo Investment Administration, LLC; and “Apollo” refers to the affiliated companies of Apollo Investment Management, L.P.

Apollo Investment Corporation, a Maryland corporation organized on February 2, 2004, is a closed-end, externally managed, non-diversified management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”). In addition, for tax purposes we have elected to be treated as a regulated investment company, or RIC, under the Internal Revenue Code of 1986, as amended (the “Code”).

Our investment objective is to generate current income and capital appreciation. We invest primarily in various forms of debt investments including secured and unsecured loans, mezzanine investments and/or equity in private middle market companies. We may also invest in the securities of public companies and structured products such as collateralized loan obligations and credit-linked notes.

Our portfolio is comprised primarily of investments in debt, including secured, unsecured and mezzanine debt of private middle-market companies that, in the case of senior secured loans, generally are not broadly syndicated and whose aggregate tranche size is less than $250 million. Our portfolio also includes equity interests such as common stock, preferred stock, warrants or options. In this prospectus, we use the term “middle-market” to refer to companies with annual revenues between $50 million and $2 billion. While our investment objective is to generate current income and capital appreciation through investments in U.S. secured and unsecured loans, other debt securities and equity, we may also invest a portion of the portfolio in other investment opportunities, including foreign securities and structured products. Most of the debt instruments we invest in are unrated or rated below investment grade, which is often an indication of size, credit worthiness and speculative nature relative to the capacity of the borrower to pay interest and principal. Generally, if the Company’s unrated investments were rated, they would be rated below investment grade. These securities, which are often referred to as “junk” or “high yield,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and illiquid.

AIM is our investment adviser and an affiliate of Apollo Global Management, LLC, and its consolidated subsidiaries (“AGM”). AGM and other affiliates manage other funds that may have investment mandates that are similar, in whole or in part, with ours. AIM and its affiliates may determine that an investment is appropriate both for us and for one or more of those other funds. In such event, depending on the availability of such investment and other appropriate factors, AIM may determine that we should invest on a side-by-side basis with one or more other funds. We make all such investments subject to compliance with applicable regulations and interpretations, and our allocation procedures. In certain circumstances negotiated co-investments may be made only if we receive an order from the SEC permitting us to do so. There can be no assurance that any such order will be obtained.

During our fiscal year ended March 31, 2014, we invested $2.8 billion across 81 new and 81 existing portfolio companies through a combination of primary and secondary debt investments. This compares to $1.5 billion across 49 new and 36 existing portfolio companies for the previous fiscal year ended March 31, 2013. Investments sold or repaid during the fiscal year ended March 31, 2014 totaled $2.3 billion versus $1.3 billion for the fiscal year ended March 31, 2013. The weighted average yields on our secured debt portfolio, unsecured debt portfolio and total debt portfolio as of March 31, 2014 at our current cost basis were 10.8%, 11.5% and 11.1%, respectively. At March 31, 2013, the yields were 11.2%, 12.7% and 11.9%, respectively.

At March 31, 2014, our portfolio consisted of 111 portfolio companies (which reflects counting investments in operating and holding companies within the same corporate structure as one portfolio company) and was invested 56% in secured debt, 27% in unsecured debt, 6% in structured products and other and 11% in common equity, preferred equity and warrants measured at fair value versus 81 portfolio companies invested 44% in secured debt, 43% in unsecured debt, 7% in structured products and other and 11% in common equity, preferred equity and warrants at March 31, 2013.

Since the initial public offering of Apollo Investment in April 2004 and through March 31, 2014, invested capital totaled $13.1 billion in 291 portfolio companies. Over the same period, Apollo Investment completed transactions with more than 100 different financial sponsors.

At March 31, 2014, 58% or $1.7 billion of our income-bearing investment portfolio is fixed rate debt and 42% or $1.3 billion is floating rate debt, measured at fair value. On a cost basis, 58% or $1.7 billion of our income-bearing investment portfolio is fixed rate debt and 42% or $1.2 billion is floating rate debt. At March 31, 2013, 64% or $1.6 billion of our income-bearing investment portfolio was fixed rate debt and 36% or $0.9 billion was floating rate debt. On a cost basis, 65% or $1.6 billion of our income-bearing investment portfolio was fixed rate debt and 35% or $0.9 billion was floating rate debt.

About Apollo Investment Management

AIM, our investment adviser, is led by John Hannan, James Zelter and Edward Goldthorpe. Potential investment opportunities are generally approved by an investment committee composed of senior personnel across AGM including Mr. Zelter and Mr. Goldthorpe. The composition of the investment committee and its approval process for Apollo Investment’s investments may change from time to time. AIM draws upon AGM’s more than 20 year history and benefits from the broader firm’s significant capital markets, trading and research expertise developed through investments in many core sectors in over 200 companies since inception.

About Apollo Investment Administration

In addition to furnishing us with office facilities, equipment, and clerical, bookkeeping and record keeping services, AIA, an affiliate of AGM, also oversees our financial records as well as prepares our reports to stockholders and reports filed with the SEC. AIA also performs the calculation and publication of our net asset value, the payment of our expenses and oversees the performance of various third-party service providers and the preparation and filing of our tax returns. Furthermore, AIA provides on our behalf managerial assistance to those portfolio companies to which we are required to provide such assistance.

Our Corporate Information

Our administrative and principal executive offices are located at 730 Fifth Avenue, New York, NY 10019 and 9 West 57th Street, New York, NY, 10019, respectively. Our common stock is quoted on The NASDAQ Global Select Market under the symbol “AINV.” Our Internet website address is www.apolloic.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information contained on our website to be part of this prospectus supplement or the accompanying prospectus.

Recent Developments

[                                     ]

SELECTED CONDENSED FINANCIAL DATA

You should read the condensed financial information below with the Financial Statements and Notes thereto included in this prospectus supplement and the accompanying prospectus. Financial information below for the years ended March 31, 201    , 201    , 201    , 20     and 20     has been derived from the financial statements that were audited by our independent registered public accounting firm. Certain reclassifications have been made to the prior period financial information to conform to the current period presentation. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” starting on page S- for more information.

	For the Three Months Ended June 30, (unaudited)		For the Year Ended March 31,
Statement of Operations Data:	2014	2013	2014	2013	2012	2011	2010
Total Investment Income	$102,580	$96,673	$381,346	$331,994	$357,584	$358,779	$340,238

Net Expenses (including excise taxes)	$49,029	$44,306	$180,098	$164,634	$184,842	$167,607	$140,828

Net Investment Income	$53,551	$52,367	$201,248	$167,360	$172,742	$191,172	$199,410

Net Realized and Unrealized Gains (Losses)	$11,085	$(33,563)	$69,624	$(62,889)	$(259,006)	$(10,760)	$63,880

Net Increase (Decrease) in Net Assets Resulting from Operations	$64,636	$18,804	$270,872	$104,471	$(86,264)	$180,412	$263,290

Per Share Data:
Net Asset Value	$8.74	$8.16	$8.67	$8.27	$8.55	$10.03	$10.06

Net Investment Income	$0.23	$0.25	$0.91	$0.83	$0.88	$0.99	$1.26

Net Earnings (Loss)	$0.27	$0.09	$1.21	$0.51	$(0.44)	$0.93	$1.65

Net Earnings (Loss) (Diluted)	$0.27	$0.09	$1.18	$0.51	$(0.44)	$0.93	$1.65
Distributions Declared	$0.20	$0.20	$0.80	$0.80	$1.04	$1.12	$1.10

Balance Sheet Data:
Total Assets	$3,812,349	$3,153,678	$3,641,951	$2,944,312	$2,775,263	$3,148,813	$3,465,116

Borrowings Outstanding	$1,571,018	$1,125,491	$1,372,261	$1,156,067	$1,009,337	$1,053,443	$1,060,616

Total Net Assets	$2,068,873	$1,833,168	$2,051,611	$1,677,389	$1,685,231	$1,961,031	$1,772,806

Other Data:
Total Return (1)	6.00%	(5.07)%	9.4%	28.2%	(32.4)%	5.1%	313.0%

Number of Portfolio Companies at Period End	117	94	111	81	62	69	67

Total Portfolio Investments for the Period	$649,512	788,349	$2,816,149	$1,537,366	$1,480,508	$1,085,601	$716,425

Investment Sales and Prepayments for the Period	$516,826	580,561	$2,322,189	$1,337,431	$1,634,520	$977,493	$451,687

Weighted Average Yield on Debt Portfolio at Period End	11.10%	11.60%	11.1%	11.9%	11.9%	11.6%	11.8%
Weighted Average Shares Outstanding at Period End (Basic)	236,741	212,976	222,800	202,875	196,584	193,192	159,369
Weighted Average Shares Outstanding at Period End (Diluted) (2)	251,289	227,524	237,348	217,423	211,132	195,823	159,369

(1)	Total return is based on the change in market price per share and takes into account dividends and distributions, if any, reinvested in accordance with our dividend reinvestment plan.
(2)	In applying the if-converted method, conversion is not assumed for purposes of computing diluted EPS if the effect would be anti-dilutive. For the fiscal years ended March 31, 2013 and March 31, 2012, anti-dilution would total $0.02 and $0.08, respectively.

USE OF PROCEEDS

Assuming the sale of all              shares of common stock offered under this prospectus supplement and the accompanying prospectus, at the last reported sale price of $[        ] per share for our common stock on the NASDAQ Global Select Market as of              [        ], 201    , we estimate that the net proceeds of this offering will be approximately $             million after deducting the estimated Underwriter commissions and our estimated offering expenses (or approximately $             million if the underwriters fully exercise their option).

[Describe use of proceeds and include any other relevant information to the extent required to be disclosed by applicable law or regulation.]

PRICE RANGE OF COMMON STOCK

Our common stock is traded on the NASDAQ Global Select Market under the symbol “AINV.” The following table lists the high and low closing sale price for our common stock, the closing sale price as a percentage of net asset value, or NAV, and quarterly dividends per share since shares of our common stock began being regularly quoted on NASDAQ. The last reported closing sales price of our common stock on [            ], 201 was $[            ] per share. As of [            ], 201 , we had [            ] stockholders of record.

				Closing Sales Price		Premium or Discount of High Sales Price to NAV (2)	Premium or Discount of Low Sales Price to NAV (2)	Declared Dividends
	NAV (1)			High	Low
Fiscal Year Ending March 31, 2015
Second Fiscal Quarter (July 1, 2014 through September 9, 2014)	$	*	*	$8.81	$8.39	* *%	* *%	$	*
First Fiscal Quarter		$8.74		$8.61	$7.89	(1)%	(10)%		$0.20
Fiscal Year Ending March 31, 2014
Fourth Fiscal Quarter		$8.67		$9.15	$8.14	6%	(6)%		$0.20
Third Fiscal Quarter		$8.57		$9.02	$8.05	5%	(6)%		$0.20
Second Fiscal Quarter		$8.30		$8.47	$7.77	2%	(6)%		$0.20
First Fiscal Quarter		$8.16		$8.87	$7.37	9%	(10)%		$0.20

Fiscal Year Ending March 31, 2013
Fourth Fiscal Quarter		$8.27		$9.01	$8.23	9%	0%		$0.20
Third Fiscal Quarter		$8.14		$8.47	$7.29	4%	(10)%		$0.20
Second Fiscal Quarter		$8.46		$8.30	$7.57	(2)%	(11)%		$0.20
First Fiscal Quarter		$8.30		$7.67	$6.59	(8)%	(21)%		$0.20

(1)	NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAVs shown are based on outstanding shares at the end of each period.

(2)	Calculated as of the respective high or low closing sales price divided by the quarter end NAV.

*	Dividend not yet declared.
**	NAV not yet determined.

CAPITALIZATION

The following table sets forth our cash and capitalization as of             , 20    (1) on an actual basis and (2) as adjusted to reflect the effects of the sale of             shares of our common stock in this offering at an offering price of $            per share, which was the last reported closing price of our common stock on             , 20    . You should read this table together with “Use of Proceeds” and “Interim Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in this prospectus supplement and our financial statements and notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes thereto included in the accompanying prospectus. The adjusted information is illustrative only; our capitalization following the completion of this offering is subject to adjustment based on the actual public offering price of our common stock and the actual number of shares of common stock we sell in this offering, both of which will be determined at pricing.

All amounts in thousands, except share data

As of , 20
	Actual	As Adjusted for 20 Offering (1)
Cash and cash equivalents	$	$
Total assets	$	$
Borrowings under senior credit facility	$	$
Common stock, par value $0.001 per share; 400,000,000 shares authorized, shares issued and outstanding, shares issued and outstanding, as adjusted, respectively	$	$
Capital in excess of par value	$	$
Distributable earnings (2)	$	$
Total stockholders’ equity	$	$
Total capitalization	$	$

(1)	Does not include the underwriters’ over-allotment option.
(2)	Includes cumulative net investment income or loss, cumulative amounts of gains and losses realized from investment and foreign currency transactions and net unrealized appreciation or depreciation of investments and foreign currencies, and distributions paid to stockholders other than tax return of capital distributions. Distributable earnings is not intended to represent amounts we may or will distribute to our stockholders.
(3)	As described under “Use of Proceeds,” we intend to use a part of the net proceeds from this offering initially to repay a portion of the borrowings outstanding under our senior credit facility. We have not yet determined how much of the net proceeds of this offering will be used for this purpose and, as a result, we have not reflected the consequences of such repayment in this table.

FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus supplement and the accompanying prospectus constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this prospectus supplement and the accompanying prospectus involve risks and uncertainties, including statements as to:

•	our future operating results;

•	our business prospects and the prospects of our portfolio companies;

•	the impact of investments that we expect to make;

•	our contractual arrangements and relationships with third parties;

•	the dependence of our future success on the general economy and its impact on the industries in which we invest;

•	the ability of our portfolio companies to achieve their objectives;

•	our expected financings and investments;

•	the adequacy of our cash resources and working capital; and

•	the timing of cash flows, if any, from the operations of our portfolio companies.

We generally use words such as “anticipates,” “believes,” “expects,” “intends” and similar expressions to identify forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in this prospectus supplement.

We have based the forward-looking statements included in this prospectus on information available to us on the date of this prospectus. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, we have a general obligation to update to reflect material changes in our disclosures and you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATIONS

The following analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this prospectus supplement and the accompanying prospectus.

OVERVIEW

Apollo Investment was incorporated under the Maryland General Corporation Law in February 2004. We have elected to be treated as a BDC under the 1940 Act. As such, we are required to comply with certain regulatory requirements. For instance, we generally have to invest at least 70% of our total assets in “qualifying assets,” including securities of private or thinly traded public U.S. companies, cash equivalents, U.S. government securities and high-quality debt investments that mature in one year or less. In addition, for federal income tax purposes we have elected to be treated as a RIC under Subchapter M of the Code. Pursuant to this election and assuming we qualify as a RIC, we generally do not have to pay corporate-level federal income taxes on any income we distribute to our stockholders. Apollo Investment commenced operations on April 8, 2004 upon completion of its initial public offering that raised $870 million in net proceeds selling 62 million shares of its common stock at a price of $15.00 per share. Since then, and through June 30, 2014, we have raised approximately $2.21 billion in net proceeds from additional offerings of common stock.

Investments

Our level of investment activity can and does vary substantially from period to period depending on many factors, including the amount of debt and equity capital available to middle-market companies, the level of merger and acquisition activity for such companies, the general economic environment and the competitive environment for the types of investments we make. As a business development company, we must not acquire any assets other than “qualifying assets” specified in the 1940 Act unless, at the time the acquisition is made, at least 70% of our total assets are qualifying assets (with certain limited exceptions).

Revenue

We generate revenue primarily in the form of interest and dividend income from the securities we hold and capital gains, if any, on investment securities that we may acquire in portfolio companies. Our debt investments, whether in the form of mezzanine or senior secured loans, generally have a stated term of five to ten years and bear interest at a fixed rate or a floating rate usually determined on the basis of a benchmark: LIBOR, Euro Interbank Offered Rate (EURIBOR), British pound sterling LIBOR (GBP LIBOR), or the prime rate. Interest on debt securities is generally payable quarterly or semiannually and while U.S. subordinated debt and corporate notes typically accrue interest at fixed rates, some of our investments may include zero coupon and/or step-up bonds that accrue income on a constant yield to call or maturity basis. In addition, some of our investments provide for payment-in-kind (“PIK”) interest or dividends. Such amounts of accrued PIK interest or dividends are added to the cost of the investment on the respective capitalization dates and generally become due at maturity of the investment or upon the investment being called by the issuer. We may also generate revenue in the form of commitment, origination, structuring fees, fees for providing managerial assistance and, if applicable, consulting fees, etc.

Expenses

All investment professionals of the investment adviser and their staff, when and to the extent engaged in providing investment advisory and management services to us, and the compensation and routine overhead expenses of that personnel which is allocable to those services are provided and paid for by AIM. We bear all other costs and expenses of our operations and transactions, including those relating to:

•	investment advisory and management fees;

•

expenses incurred by AIM payable to third parties, including agents, consultants or other advisors, in monitoring our financial and legal affairs and in monitoring our investments and performing due diligence on our prospective portfolio companies;

•	calculation of our net asset value (including the cost and expenses of any independent valuation firm);

•	direct costs and expenses of administration, including independent registered public accounting and legal costs;

•	costs of preparing and filing reports or other documents with the SEC;

•	interest payable on debt, if any, incurred to finance our investments;

•	offerings of our common stock and other securities;

•	registration and listing fees;

•	fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments;

•	transfer agent and custodial fees;

•	taxes;

•	independent directors’ fees and expenses;

•	marketing and distribution-related expenses;

•	the costs of any reports, proxy statements or other notices to stockholders, including printing and postage costs;

•	our allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;

•	organizational costs; and

•

all other expenses incurred by us or AIA in connection with administering our business, such as our allocable portion of overhead under the Administration Agreement, including rent and our allocable portion of the cost of our chief financial officer and chief compliance officer and their respective staffs.

We expect our general and administrative operating expenses related to our ongoing operations to increase moderately in dollar terms. During periods of asset growth, we generally expect our general and administrative operating expenses to decline as a percentage of our total assets and increase during periods of asset declines. Incentive fees, interest expense and costs relating to future offerings of securities, among others, may also increase or reduce overall operating expenses based on portfolio performance, interest rate benchmarks, and offerings of our securities relative to comparative periods, among other factors.

Portfolio and Investment Activity

Our portfolio and investment activity during the three months ended June 30, 2014 and 2013 is as follows:

(amounts in millions)	Three Months Ended June 30, 2014	Three Months Ended June 30, 2013
Investment made in portfolio companies (1)	$650	$788
Investments sold	(397)	(105)

Net activity before repaid investments	253	683
Investments repaid (2)	(120)	(475)

Net investment activity	$133	$208

Portfolio companies, at beginning of period	111	81
Number of new portfolio companies	25	23
Number of exited companies	(19)	(10)

Portfolio companies, at end of period	117	94

Number of investments in existing portfolio companies	24	23

(1)	Investments were primarily made through a combination of primary and secondary debt investments.
(2)	Investments repaid includes prepayments of $6.1 million and $7.8 million during the three months ended June 30, 2014 and three months ended June 30, 2013, respectively.

Our portfolio composition and weighted average yields at June 30, 2014 and at March 31, 2014 are as follows:

	June 30, 2014	March 31, 2014
Portfolio composition, measured at fair value:
Secured debt	59%	56%
Unsecured debt	22%	27%
Structured products and other (1)	8%	6%
Common equity, preferred equity and warrants	11%	11%
Weighted average yields, at current cost basis, exclusive of securities on non-accrual status (2):
Secured debt portfolio	10.9%	10.8%
Unsecured debt portfolio	11.5%	11.5%
Total debt portfolio	11.1%	11.1%
Income-bearing investment portfolio composition, measured at fair value:
Fixed rate amount	$1.7 billion	$1.7 billion
Floating rate amount	$1.5 billion	$1.3 billion
Fixed rate %	53%	58%
Floating rate %	47%	42%
Income-bearing investment portfolio composition, measured at cost:
Fixed rate amount	$1.7 billion	$1.7 billion
Floating rate amount	$1.5 billion	$1.2 billion
Fixed rate %	53%	58%
Floating rate %	47%	42%

(1)	Structured products and other such as collateralized loan obligations (“CLOs”) and credit-linked notes (“CLNs”) are typically a form of securitization in which the cash flows of a portfolio of loans are pooled and passed on to different classes of owners in various tranches.
(2)	An investor’s yield may be lower than the portfolio yield due to sales loads and other expenses.

Since the initial public offering of Apollo Investment in April 2004 and through June 30, 2014, invested capital totaled $13.8 billion in 316 portfolio companies. Over the same period, Apollo Investment completed transactions with more than 100 different financial sponsors.

CRITICAL ACCOUNTING POLICIES

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets and any other parameters used in determining such estimates could cause actual results to differ materially. In addition to the discussion below, our critical accounting policies are further described in the notes to the financial statements included herein.

Fair Value Measurements

Under procedures established by our board of directors, we value investments, including certain secured debt, unsecured debt, and other debt securities with maturities greater than 60 days, for which market quotations are readily available, at such market quotations (unless they are deemed not to represent fair value). We attempt to obtain market quotations from at least two brokers or dealers (if available, otherwise from a principal market maker or a primary market dealer or other independent pricing service). We utilize mid-market pricing as a practical expedient for fair value unless a different point within the range is more representative. If and when market quotations are deemed not to represent fair value, we typically utilize independent third party valuation firms to assist us in determining fair value. Accordingly, such investments go through our multi-step valuation process as described below. In each case, our independent valuation firms consider observable market inputs together with significant unobservable inputs in arriving at their valuation recommendations for such investments. Debt investments with remaining maturities of 60 days or less may each be valued at cost with interest accrued or discount amortized to the date of maturity, unless such valuation, in the judgment of our investment adviser, does not represent fair value, in which case such investments shall be valued at fair value as determined in good faith by or under the direction of our board of directors, including using market quotations where available. Investments that are not publicly traded or whose market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of our board of directors. Such determination of fair values may involve subjective judgments and estimates.

With respect to investments for which market quotations are not readily available or when such market quotations are deemed not to represent fair value, our board of directors has approved a multi-step valuation process each quarter, as described below:

(1) our quarterly valuation process begins with each portfolio company or investment being initially valued by the investment professionals of our investment adviser responsible for the portfolio investment;

(2) preliminary valuation conclusions are then documented and discussed with senior management of our investment adviser;

(3) independent valuation firms are engaged by our board of directors to conduct independent appraisals by reviewing our investment adviser’s preliminary valuations and then making their own independent assessment;

(4) the audit committee of the board of directors reviews the preliminary valuation of our investment adviser and the valuation prepared by the independent valuation firm and responds to the valuation recommendation of the independent valuation firm to reflect any comments; and

(5) the board of directors discusses valuations and determines in good faith the fair value of each investment in our portfolio based on the input of our investment adviser, the applicable independent valuation firm, third party pricing services and the audit committee.

Investments in all asset classes are valued utilizing a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. In following these approaches, the types of factors that we may take into account in fair value pricing our investments include, as relevant: available current market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the portfolio company’s ability to make payments, its earnings and discounted cash flows, the markets in which the portfolio company does business, comparisons of financial ratios of peer companies that are public, M&A comparables, our principal market (as the reporting entity) and enterprise values, among other factors. When readily available, broker quotations and/or quotations provided by pricing services are considered in the valuation process of independent valuation firms. As of June 30, 2014, there was no change to the Company’s valuation techniques and related inputs considered in the valuation process.

Accounting Standards Codification 820 classifies the inputs used to measure these fair values into the following hierarchy:

Level 1: Quoted prices in active markets for identical assets or liabilities, accessible by the Company at the measurement date.

Level 2: Quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other than quoted prices.

Level 3: Unobservable inputs for the asset or liability.

In all cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to each investment. Of the Company’s investments at June 30, 2014, $2.31 billion or 63% of the Company’s investments were classified as Level 3.

Investment Income Recognition

The Company records interest and dividend income, adjusted for amortization of premium and accretion of discount, on an accrual basis. Some of our loans and other investments, including certain preferred equity investments, may have contractual PIK interest or dividends. PIK interest and dividends computed at the contractual rate are accrued into income and reflected as receivable up to the capitalization date. PIK investments offer issuers the option at each payment date of making payments in cash or in additional securities. When additional securities are received, they typically have the same terms, including maturity dates and interest rates as the original securities issued. On these payment dates, the Company capitalizes the accrued interest or dividends receivable (reflecting such amounts as the basis in the additional securities received). PIK generally becomes due at maturity of the investment or upon the investment being called by the issuer. At the point the Company believes PIK is not expected to be realized, the PIK investment will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest or dividends are reversed from the related receivable through interest or dividend income, respectively. The Company does not reverse previously capitalized PIK interest or dividends. Upon capitalization, PIK is subject to the fair value estimates associated with their related investments. PIK investments on non-accrual status are restored to accrual status if the Company believes that PIK is expected to be realized. For the three months ended June 30, 2014, PIK income totaled $6.8 million on total investment income of $102.6 million.

Investments that are expected to pay regularly scheduled interest and/or dividends in cash are generally placed on non-accrual status when principal or interest/dividend cash payments are past due 30 days or more and/or when it is no longer probable that principal or interest/dividend cash payments will be collected. Such non-accrual investments are restored to accrual status if past due principal and interest or dividends are paid in cash, and in management’s judgment, are likely to continue timely payment of their remaining interest or dividend obligations. Interest or dividend cash payments received on non-accrual designated investments may be recognized as income or applied to principal depending upon management’s judgment.

Loan origination fees, original issue discount, and market discounts are capitalized and amortized into income using the interest method or straight-line, as applicable. Upon the prepayment of a loan, any unamortized loan origination fees are recorded as interest income. We record prepayment premiums on loans and other investments as interest income when we receive such amounts. Other income generally includes administrative fee, bridge fee, and structuring fee which are recorded when earned.

The Company records as dividend income the accretable yield from its beneficial interests in structured products such as CLOs based upon a number of cash flow assumptions that are subject to uncertainties and contingencies. Such assumptions include the rate and timing of principal and interest receipts (which may be subject to prepayments and defaults) of the underlying pool of assets. These assumptions are updated on at least a quarterly basis to reflect changes related to a particular security, actual historical data, and market changes. Structured products typically have an underlying pool of assets and payments on structured product investments that are and will be payable solely from the cashflows from such assets. As such any unforeseen event in these underlying pool of assets might impact the expected recovery and future accrual of income.

Expenses

Expenses include management fees, performance-based incentive fees, insurance expenses, administrative service fees, legal fees, directors’ fees, audit and tax service expenses, and other general and administrative expenses. Expenses are recognized on an accrual basis.

Net Realized Gains or Losses and Net Change in Unrealized Gain (Loss)

We measure realized gains or losses by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment, without regard to unrealized appreciation or depreciation previously recognized, but considering unamortized upfront fees and prepayment penalties. Net change in unrealized gain (loss) reflects the net change in portfolio investment values during the reporting period, including the reversal of previously recorded unrealized gains or losses.

Within the context of these critical accounting policies, we are not currently aware of any reasonably likely events or circumstances that would result in materially different amounts being reported.

RESULTS OF OPERATIONS

Operating results for the three months ended June 30, 2014 and 2013 were as follows:

(in thousands)	Three Months Ended June 30, 2014	Three Months Ended June 30, 2013
Investment income
Interest	$93,623	$81,174
Dividends	6,595	10,985
Other	2,362	4,514

Total investment income	$102,580	$96,673

Expenses
Base management fees and performance-based incentive fees, net of amounts waived	$(26,426)	$(25,232)
Interest and other debt expenses, net of expense reimbursements	(18,882)	(15,845)
Administrative services expenses	(1,433)	(1,097)
Other general and administrative expenses	(2,288)	(2,132)

Net expenses	(49,029)	(44,306)

Net investment income	$53,551	$52,367

Realized and unrealized gain (loss) on investments, cash equivalents, derivatives and foreign currencies
Net realized loss	$(13,333)	$(95,934)
Net change in unrealized gain	24,418	62,371

Net realized and unrealized gain (loss) from investments, cash equivalents, derivatives and foreign currencies	11,085	(33,563)

Net increase (decrease) in net assets resulting from operations	$64,636	$18,804

Net investment income per share on per average share basis	$0.23	$0.25

Earnings per share - basic	$0.27	$0.09

Earnings per share - diluted	$0.27	$0.09

Total Investment Income

The increase in total investment income for the three months ended June 30, 2014 compared to the three months ended June 30, 2013 was due to an increase in the investment portfolio size, which increased to an average cost of $3.53 billion for the three months ended June 30, 2014 from an average cost of $3.09 billion for the three months ended June 30, 2013. The increase in interest income was partially offset by a decrease in income from original issue discount and prepayment fees, which totaled approximately $6.1 million and $7.8 million for the three months ended June 30, 2014 and three months ended June 30, 2013, respectively, and a decrease in yield from debt investments (11.1% as of June 30, 2014 and 11.6% as of June 30, 2013). Dividend income decreased due to $5.0 million dividend payments received from RC Coinvestment, LLC and AIC Credit Opportunity during the three months ended June 30, 2013. Other income during the three months ended June 30, 2013 was higher due to a one-time $2.0 million fee received from a portfolio company.

Net Expenses

The increase in expenses for the three months ended June 30, 2014 compared to three months ended June 30, 2013 was primarily driven by an increase of $3.0 million in interest and other debt expenses and an increase of $1.2 million in incremental management and performance-based incentive fees (net of amounts waived). Interest and other debt costs were higher due to a higher average debt outstanding balance, which increased to $1.55 billion during the three months ended June 30, 2014 from $1.18 billion during the three months ended June 30, 2013. Average debt outstanding increased primarily as a result of the issuance of the 2043 Notes in the latter half of June 2013. The increase was offset by a decrease in total annualized cost of debt to 4.87% for the three months ended June 30, 2014 from 5.37% for the three months ended June 30, 2013. The decrease in cost of debt is due to the September 2013 credit facility amendment which resulted in a decrease in pricing for revolving credit facility borrowings by 25 basis points. Management and performance-based incentive fees increased primarily due to the increase in the size of the portfolio. Administrative services expenses and other general and administrative expenses remained consistent.

Net Realized Loss

Net realized losses for the three months ended June 30, 2014 were primarily the result of the sale of two portfolio companies: Altegrity, Inc. and inVentiv Health, Inc., which resulted in $19.8 million of the net realized losses. These losses were partially offset by realized gains from the exit of various portfolio companies. Net realized losses were made up of $10.2 million of gross realized gains and $23.5 million of gross realized losses.

Net realized losses for the three months ended June 30, 2013 were primarily the result of the sale of two portfolio companies: Cengage Learning Acquisitions and ATI Acquisition Company, which resulted in realized losses of $99.6 million. Net realized losses were made up of $12.0 million of gross realized gains and $107.9 million of gross realized losses.

The realized losses incurred upon the exit of these investments reversed out previously reported unrealized losses.

Net Change in Unrealized Gain

For the three months ended June 30, 2014, the net change in unrealized gain was primarily derived from the reversal of previously recognized unrealized loss upon the exit of Altegrity, Inc. and inVentiv Health, Inc., which resulted in realized losses of $21.3 million. The remainder of the portfolio was generally impacted by stronger capital market conditions as well as improved portfolio company fundamentals. Net unrealized gain was made up of $83.2 million of gross unrealized gains and $58.8 million of gross unrealized losses.

For the three months ended June 30, 2013 the net change in unrealized loss was primarily derived from the reversal of previously recognized unrealized loss upon the exit of Cengage Learning Acquisitions and ATI Acquisition Company. The remainder of the portfolio was impacted by general capital market conditions. Net unrealized gain was made up of $158.5 million of gross unrealized gains and $96.1 million of gross unrealized losses.

LIQUIDITY AND CAPITAL RESOURCES

The Company’s liquidity and capital resources are generated and generally available through periodic follow-on equity and debt offerings, our Senior Secured Facility, our senior secured notes, our senior unsecured notes, investments in special purpose entities in which we hold and finance particular investments on a non-recourse basis, as well as from cash flows from operations, investment sales of liquid assets and repayments of senior and subordinated loans and income earned from investments. For the three months ended June 30, 2014, PIK income totaled $6.8 million, on total investment income of $102.6 million. At June 30, 2014, the Company had $801.0 million in borrowings outstanding on its Senior Secured Facility and $443.7 million of unused capacity. As of June 30, 2014, aggregate lender commitments under the Senior Secured Facility totaled $1.27 billion. The Senior Secured Facility allows the Company to seek additional commitments in the future up to an aggregate facility size not to exceed $1.71 billion. The Company also has investments in its portfolio that contain PIK provisions. PIK investments offer issuers the option at each payment date of making payments in cash or in additional securities. When additional securities are received, they typically have the same terms, including maturity dates and interest rates as the original securities issued. On these payment dates, the Company capitalizes the accrued interest or dividends receivable (reflecting such amounts as the basis in the additional securities received). PIK generally becomes due at maturity of the investment or upon the investment being called by the issuer. In order to maintain the Company’s status as a RIC, this non-cash source of income must be paid out to stockholders annually in the form of dividends, even though the Company has not yet collected the cash.

On February 24, 2014, the Company issued 12 million shares of common stock at $8.69 per share raising approximately $104 million in net proceeds.

On May 20, 2013, the Company issued 21.85 million shares of common stock at $8.60 per share (or $8.34 per share net proceeds before estimated expense) raising approximately $182 million in net proceeds. AIM has agreed to waive the base management and incentive fees associated with this equity capital for the time period beginning May 20, 2013 through March 31, 2015.

In April 2012, a subsidiary of Apollo Global Management, LLC purchased 5,847,953 newly issued shares of the Company based on the NAV as of March 31, 2012 of $8.55 per share. AIM has agreed to waive the base management and incentive fees associated with this equity capital for the time period beginning April 2, 2012 through March 31, 2015.

On June 17, 2013, the Company issued $135 million in aggregate principal amount of 6.875% senior unsecured notes due 2043 and on June 24, 2013 an additional $15 million in aggregate principal amount of such notes was issued pursuant to the underwriters’ over-allotment option exercise. In aggregate, $150 million of principal was issued for net proceeds of $145.3 million (the “2043 Notes”). Interest on the 2043 Notes is paid quarterly on January 15, April 15, July 15 and October 15, at an annual rate of 6.875% per year. The 2043 Notes mature on July 15, 2043. The Company may redeem the 2043 Notes in whole or in part at any time or from time to time on or after July 15, 2018.

On October 9, 2012, the Company issued $150 million in aggregate principal amount of 6.625% senior unsecured notes due 2042 for net proceeds of $145.3 million (the “2042 Notes”). Interest on the 2042 Notes is paid quarterly on January 15, April 15, July 15 and October 15, at an annual rate of 6.625% per year. The 2042 Notes mature on October 15, 2042. The Company may redeem the 2042 Notes in whole or in part at any time or from time to time on or after October 15, 2017.

On September 29, 2011, the Company closed a private offering of $45 million aggregate principal amount of senior secured notes (the “Notes”) consisting of two series: (1) 5.875% Senior Secured Notes, Series A, of the Company due September 29, 2016 in the aggregate principal amount of $29 million; and (2) 6.250% Senior Secured Notes, Series B, of the Company due September 29, 2018, in the aggregate principal amount of $16 million. The Notes were issued in a private placement only to qualified institutional buyers pursuant to Rule 144A under the 1933 Act.

On January 25, 2011, the Company closed a private offering of $200 million aggregate principal amount of senior unsecured convertible notes (the “Convertible Notes”). The Convertible Notes were issued in a private placement only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The Convertible Notes bear interest at an annual rate of 5.75%, payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2011. The Convertible Notes will mature on January 15, 2016 unless earlier converted or repurchased at the holder’s option. Prior to December 15, 2015, the Convertible Notes will be convertible only upon certain corporate reorganizations, dilutive recapitalizations or dividends, or if, during specified periods our shares trade at more than 130% of the then applicable conversion price or the Convertible Notes trade at less than 97% of their conversion value and, thereafter, at any time. The Convertible Notes will be convertible by the holders into shares of common stock, initially at a conversion rate of 72.7405 shares of the Company’s common stock per $1,000 principal amount of Convertible Notes (14,548,100 common shares) corresponding to an initial conversion price of approximately $13.75, which represents a premium of 17.5% to the $11.70 per share closing price of the Company’s common stock on The NASDAQ Global Select Market on January 19, 2011. The conversion rate will be subject to adjustment upon certain events, such as stock splits and combinations, mergers, spin-offs, increases in dividends in excess of $0.28 per share per quarter and certain changes in control. Certain of these adjustments, including adjustments for increases in dividends, are subject to a conversion price floor of $11.70 per share. The Convertible Notes are senior unsecured obligations and rank senior in right of payment to our existing and future indebtedness that is expressly subordinated in right of payment to the Convertible Notes; equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of our secured indebtedness (including existing unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

On September 30, 2010, the Company entered into a note purchase agreement, providing for a private placement issuance of $225 million in aggregate principal amount of five-year, senior secured notes with a fixed interest rate of 6.25% and a maturity date of October 4, 2015 (the “Senior Secured Notes”). On October 4, 2010, the Senior Secured Notes were sold to certain institutional accredited investors pursuant to an exemption from registration under the Securities Act of 1933, as amended. Interest on the Senior Secured Notes will be due semi-annually on April 4 and October 4, commencing on April 4, 2011. The proceeds from the issuance of the Senior Secured Notes were primarily used to reduce other outstanding borrowings and/or commitments on the Company’s Senior Secured Facility.

On August 11, 2011, the Company adopted a plan for the purpose of repurchasing up to $200 million of its common stock in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. The Company’s plan was designed to allow it to repurchase its shares both during its open window periods and at times when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods. A broker selected by the Company will have the authority under the terms and limitations specified in the plan to repurchase shares on the Company’s behalf in accordance with the terms of the plan. Repurchases are subject to SEC regulations as well as certain price, market volume and timing constraints specified in the plan. While the portion of the plan reliant on Rule 10b-18 remains in effect, the portion reliant on Rule 10b5-1 is subject to periodic renewal and is not currently in effect. As of March 31, 2014, no shares have been repurchased.

Cash Equivalents

We deem certain U.S. Treasury bills, repurchase agreements and other high-quality, short-term debt securities as cash equivalents. (See note 2 of the financial statements dated June 30, 2014 included herein.) At the end of each fiscal quarter, we consider taking proactive steps utilizing cash equivalents with the objective of enhancing our investment flexibility during the following quarter, pursuant to Section 55 of the 1940 Act. More specifically, we may purchase U.S. Treasury bills from time-to-time on the last business day of the quarter and typically close out that position on the following business day, settling the sale transaction on a net cash basis with the purchase, subsequent to quarter end. Apollo Investment may also utilize repurchase agreements or other balance sheet transactions, including drawing down on our Senior Secured Facility, as we deem appropriate. The amount of these transactions or such drawn cash for this purpose is excluded from total assets for purposes of computing the asset base upon which the management fee is determined. There were no cash equivalents held as of June 30, 2014.

Commitments and Contingencies

	Payments due by Period as of June 30, 2014 (in millions)
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Senior Secured Facility (1)	$801	$—	$—	$801	$—
Senior Secured Notes	$225	$—	$225	$—	$—
Senior Secured Notes (Series A)	$29	$—	$29	$—	$—
Senior Secured Notes (Series B)	$16	$—	$—	$16	$—
2042 Notes	$150	$—	$—	$—	$150
2043 Notes	$150	$—	$—	$—	$150
Convertible Notes	$200	$—	$200	$—	$—

(1)	At June 30, 2014, there was $25.2 million of letters of credit issued under the Senior Secured Facility that are not recorded as liabilities on the Company’s Statement of Assets and Liabilities, and the Company had $443.7 million of unused capacity under its Senior Secured Facility.

We have entered into two contracts under which we have future commitments: an investment advisory agreement with AIM (the “Investment Advisory Agreement”), pursuant to which AIM has agreed to serve as our investment adviser, and the Administration Agreement, pursuant to which AIA has agreed to furnish us with the facilities and administrative services necessary to conduct our day-to-day operations and provide on our behalf managerial assistance to those portfolio companies to which we are required to provide such assistance. Payments under the Investment Advisory Agreement are equal to (1) a percentage of the value of our average gross assets and (2) a two-part incentive fee. Payments under the Administration Agreement are equal to an amount based upon our allocable portion of AIA’s overhead in performing its obligations under the Administration Agreement, including rent, technology systems, insurance and our allocable portion of the costs of our chief financial officer and chief compliance officer and their respective staffs. Either party may terminate each of the Investment Advisory Agreement and Administration Agreement without penalty upon not more than 60 days’ written notice to the other. Please see note 3 within our financial statements dated June 30, 2014 included herein for more information.

As of June 30, 2014 and March 31, 2014, the Company’s unfunded commitments and contingencies were as follows:

(in millions)	As of June 30, 2014	As of March 31, 2014
Unfunded revolver obligations and bridge loans commitments (1) (2)	$373	$409
Unfunded delayed draw commitments on senior loans to portfolio companies	128	139
Unfunded delayed draw commitments on senior loans to portfolio companies (performance thresholds not met) (3)	49	49
Standby letters of credit issued for certain portfolio companies for which the Company and portfolio companies are liable	26	16

(1)	Included in this amount is $65.9 and $114.1 of the unfunded revolver commitment for Merx Aviation Finance Holdings II, LLC. as of June 30, 2014 and March 31, 2014, respectively.
(2)	The unfunded revolver obligations may or may not be funded to the borrowing party in the future. The amounts relate to loans with various maturity dates, but the entire amount was eligible for funding to the borrowers as of June 30, 2014, subject to the terms of each loan’s respective credit agreements.
(3)	The borrower is required to meet certain performance thresholds before the Company is obligated to fulfill the commitments and those performance thresholds were not met as of June 30, 2014.

Apollo Investment’s commitments are subject to the consummation of the underlying corporate transactions and conditional upon receipt of all necessary stockholder, regulatory and other applicable approvals.

AIC Credit Opportunity Fund LLC (amounts in thousands)

We owned all of the common member interests in AIC Credit Opportunity Fund LLC (“AIC Holdco”). AIC Holdco was formed for the purpose of holding various financed investments. AIC Holdco wholly owned three special purpose entities, each of which in 2008 acquired directly or indirectly an investment in a particular security from an unaffiliated entity that provided leverage for the investment as part of the sale. As of March 31, 2014, the three special purpose entities along with AIC Holdco were fully dissolved. Each of these transactions is described in more detail below together with summary financial statements.

In June 2008 we invested through AIC Holdco $39,500 in AIC (FDC) Holdings LLC (“Apollo FDC”). Apollo FDC used the proceeds to purchase a Junior Profit-Participating Note due 2013 in principal amount of $39,500 (the “Junior Note”) issued by Apollo I Trust (the “Trust”). The Trust also issued a Senior Floating Rate Note due 2013 (the “Senior Note”) to an unaffiliated third party in principal amount of $39,500 paying interest at the London Interbank Offered Rate (“LIBOR”) plus 1.50%, increasing over time to LIBOR plus 2.0%. The Trust used the aggregate $79,000 proceeds to acquire $100,000 face value of a senior subordinated loan of First Data Corporation (the “FDC Loan”) due 2016. The FDC Loan pays interest at 11.25% per year. The Junior Note of the Trust owned by Apollo FDC pays to Apollo FDC all of the interest and other proceeds received by the Trust on the FDC Loan after satisfying the Trust’s obligations on the Senior Note. The holder of the Senior Note has no recourse to Apollo FDC, AIC Holdco or us with respect to any interest on, or principal of, the Senior Note. However, if the value of the FDC Loan held by the Trust declines sufficiently, the investment would be unwound unless Apollo FDC posts additional collateral for the benefit of the Senior Note. During the year ended March 31, 2014, we unwound the transaction by investing $20,386 into the Trust which then repaid the Senior Note. Subsequent to the repayment of the Senior Note, $10,993 of face value of the FDC Loan was prepaid by First Data Corporation resulting in a distribution of $11,556 to the Company. The remaining FDC Loan, which consisted of $41,862 of face value, was transferred to the Company at an accreted cost of $38,728 with a fair value of $40,397 on the transfer date and the Trust was closed.

In the second of these investments, in June 2008 we invested through AIC Holdco $11,375 in AIC (TXU) Holdings LLC (“Apollo TXU”). Apollo TXU acquired exposure to $50,000 notional amount of a LIBOR plus 3.5% senior secured delayed draw term loan of Texas Competitive Electric Holdings (“TXU”) due 2014 through a non-recourse total return swap (the “TRS”) with an unaffiliated third party expiring on October 10, 2013. Pursuant to such delayed draw term loan, Apollo TXU pays an unaffiliated third-party interest at LIBOR plus 1.5% and generally receives all proceeds due under the delayed draw term loan of TXU (the “TXU Term Loan”). Like Apollo FDC, Apollo TXU is entitled to 100% of any realized appreciation in the TXU Term Loan and, since the TRS is a non-recourse arrangement, Apollo TXU is exposed only up to the amount of its investment in the TRS, plus any additional margin we decide to post, if any, during the term of the financing. The TRS does not constitute a senior security or a borrowing of Apollo TXU. In connection with the amendment and extension of the TXU Term Loan in April 2011, for which Apollo TXU received a consent fee along with an increase in the rate of the TXU Term Loan to LIBOR plus 4.5%, Apollo TXU extended its TRS to 2016 at a rate of LIBOR plus 2.0%. During the year ended March 31, 2014, Apollo TXU terminated the entire TRS resulting in a realized loss of $10,314. The excess collateral posted was returned to Apollo TXU.

In the third of these investments, in September 2008 we invested through AIC Holdco $10,022 in AIC (Boots) Holdings, LLC (“Apollo Boots”). Apollo Boots acquired €23,383 and £12,465 principal amount of senior term loans of AB Acquisitions Topco 2 Limited, a holding company for the Alliance Boots group of companies (the “Boots Term Loans”), out of the proceeds of our investment and a multicurrency $40,876 equivalent non-recourse loan to Apollo Boots (the “Acquisition Loan”) by an unaffiliated third party that was scheduled to mature in September 2013 and paid interest at LIBOR plus 1.25% or, in certain cases, the higher of the Federal Funds Rate plus 0.50% or the lender’s prime-rate. The Boots Term Loans paid interest at the rate of LIBOR plus 3% per year and are scheduled to mature in June 2015. During the fiscal year ended March 31, 2013, Apollo Boots sold the entire position of the Boots Term Loans in the amount of €23,383 and £12,465 of principal.

We do not consolidate AIC Holdco or its wholly owned subsidiaries and accordingly only the value of our investment in AIC Holdco was included on our statement of assets and liabilities. Our investment in AIC Holdco was valued in accordance with our normal valuation procedures and was based on the values of the underlying assets held by each special purpose entity net of associated liabilities.

As of June 30, 2014 and March 31, 2014, the consolidated AIC Holdco had no outstanding assets and liabilities. Below is summarized financial information for AIC Holdco for the three months ended June 30, 2013. There was no operating activity during the three months ended June 30, 2014.

Three Months Ended June 30, 2013
Net Operating Income (Loss)
Apollo FDC(1)	$1,559
Apollo TXU(1)	329
Apollo Boots(1)	8
Other	10

Total Operating Income	$1,906

Net Realized Gain (Loss)
Apollo FDC	$9,634
Apollo TXU	—
Apollo Boots	—

Total Net Realized Gain (Loss)	$9,634

Net Change in Unrealized Gain (Loss)
Apollo FDC	$(11,509)
Apollo TXU	(386)
Apollo Boots	—

Total Net Change in Unrealized Gain (Loss)	$(11,895)

Net Income (Loss)(2)
Apollo FDC	$(316)
Apollo TXU	(57)
Apollo Boots	8
Other	10

Total Net Income (Loss)	$(355)

(1)	In the case of Apollo FDC, net operating income consists of interest income on the Junior Note less interest paid on the senior note together with immaterial administrative expenses. In the case of Apollo TXU, net operating income consists of net payments from the swap counterparty of Apollo TXU’s obligation to pay interest and its right to receive the proceeds in respect of the reference asset, together with immaterial administrative expenses. In the case of AIC Boots, net operating income consists of interest income on the Boots Term Loans, less interest payments on the Acquisition Loan together with immaterial administrative expenses. There are no management or incentive fees.
(2)	Net income is the sum of operating income, realized gain (loss) and net change in unrealized gain (loss).

Merx Aviation Finance Holdings II, LLC

Merx Aviation Finance Holdings II, LLC. (“Merx”) and its subsidiaries (“Merx Aviation”) are principally engaged in acquiring and leasing commercial aircraft to airlines. Its primary focus is on current generation aircrafts, held either domestically or internationally. Merx Aviation may acquire fleets of aircraft through securitized, non-recourse debt or individual aircraft. Merx Aviation is not intended to compete with the numerous large lessors, but rather to be complementary to them, providing them a capital base for various transactions. Merx Aviation also may outsource its aircraft servicing requirements to the large lessors that have the global staff necessary to complete such tasks.

The Company believes Merx is an operating company and therefore is not consolidated in accordance with investment company accounting. If it was determined that Merx was to be consolidated, the likely impact would be to reclass interest income attributable to Merx to dividend income for the three months period ended June 30, 2014. Additionally, on the schedule of investments, the investment in Merx would likely be aggregated into one line item as an equity investment instead of currently being classified as equity and debt investments.

Dividends

Dividends paid to stockholders for the three months ended June 30, 2014 and June 30, 2013 totaled $47.3 million or $0.20 per share and $44.9 million or $0.20 per share, respectively. Tax characteristics of all dividends will be reported to stockholders on Form 1099 after the end of the calendar year. Our quarterly dividends, if any, will be determined by our Board of Directors.

We have elected to be taxed as a RIC under Subchapter M of the Code. To maintain our RIC status, we must distribute at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, out of the assets legally available for distribution. In addition, although we currently intend to distribute realized net capital gains (i.e., net long-term capital gains in excess of short-term capital losses), if any, at least annually, out of the assets legally available for such distributions, we may in the future decide to retain such capital gains for investment.

We maintain an “opt out” dividend reinvestment plan for our common stockholders. As a result, if we declare a dividend, then stockholders’ cash dividends will be automatically reinvested in additional shares of our common stock, unless they specifically “opt out” of the dividend reinvestment plan so as to receive cash dividends.

We may not be able to achieve operating results that will allow us to make distributions at a specific level or to increase the amount of these distributions from time to time. In addition, due to the asset coverage test applicable to us as a business development company, we may in the future be limited in our ability to make distributions. Also, our Senior Secured Facility may limit our ability to declare dividends if we default under certain provisions or fail to satisfy certain other conditions. If we do not distribute a certain percentage of our income annually, we may suffer adverse tax consequences, including possible loss of the tax benefits available to us as a regulated investment company. In addition, in accordance with U.S. generally accepted accounting principles and tax regulations, we include in income certain amounts that we have not yet received in cash, such as contractual payment-in-kind interest, which represents contractual interest added to the loan balance that becomes due at the end of the loan term, or the accrual of original issue or market discount. Since we may recognize income before or without receiving cash representing such income, we may not be able to meet the requirement to distribute at least 90% of our investment company taxable income to obtain tax benefits as a regulated investment company.

With respect to the dividends to stockholders, income from origination, structuring, closing, commitment and other upfront fees associated with investments in portfolio companies is treated as taxable income and accordingly, distributed to stockholders.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

We are subject to financial market risks, including changes in interest rates. During the three months ended June 30, 2014, many of the loans in our portfolio had floating interest rates. These loans are usually based on floating LIBOR and typically have durations of one to six months after which they reset to current market interest rates. The Company also has a Senior Secured Facility that is based on floating LIBOR rates.

The following table shows the approximate annual impact on net investment income of base rate changes in interest rates (considering interest rate flows for variable rate instruments) to our loan portfolio and outstanding debt as of June 30, 2014, assuming no changes in our investment and borrowing structure:

(in thousands except per share data) Basis Point Change	Net Investment Income	Net Investment Income per Share
Up 400 basis points	$11,248	$0.048
Up 300 basis points	$5,673	$0.024
Up 200 basis points	$(12)	$0.000
Up 100 basis points	$(3,639)	$(0.015)

We may hedge against interest rate fluctuations from time-to-time by using standard hedging instruments such as futures, options and forward contracts subject to the requirements of the 1940 Act and applicable commodities laws. While hedging activities may insulate us against adverse changes in interest rates, they may also limit our ability to participate in the benefits of lower interest rates with respect to our portfolio of investments.

UNDERWRITING

                are acting as joint bookrunning managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the number of shares set forth opposite the underwriter’s name.

Underwriter	Number of Shares

The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us, our counsel and our independent registered public accounting firm. The underwriters are committed to purchase all shares included in this offering, other than those shares covered by the over-allotment option described below, if they purchase any of the shares.

The underwriters propose to offer some of the shares directly to the public at the public offering price set forth on the cover page of this prospectus and some of the shares to dealers at the public offering price less a concession not to exceed $            per share. If all of the shares are not sold at the initial offering price, the representatives may change the public offering price and the other selling terms.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to             additional shares of common stock at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment.

We, our officers and directors, AIM, AIA and certain of the partners and officers of AIM (or any entities through which such partners and officers may invest in our shares) have agreed that, for a period of 90 days from the date of this prospectus, we and they will not, without the prior written consent of the representatives, dispose of or hedge any shares of our common stock or any securities convertible into or exchangeable for our common stock.             in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. Notwithstanding the foregoing, for the purpose of allowing the underwriters to comply with NASD Rule 2711(f)(4), if (1) during the last 17 days of the initial 90-day lock-up period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the initial 90-day lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the initial 90-day lock-up period, then in each case the initial 90-day lock-up period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable.

The common stock is quoted on the Nasdaq Global Select Market under the symbol “AINV”.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Member State, it has not made and will not make an offer of shares of our common stock to the public in that Member State except that it may, with effect from and including such date, make an offer of shares of our common stock to the public in that Member State:

•	at any time to legal entities which are authorized or registered to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above, the expression an “offer of shares of our common stock to the public” in relation to any shares of our common stock in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for the shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in that Member State.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of such Act does not apply to us and it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any shares of our common stock in, from or otherwise involving the United Kingdom.

The following table shows the sales load (underwriting discounts and commissions) that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of common stock.

Paid by Apollo Investment
	No exercise	Full exercise
Per share	$	$
Total	$	$

In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when an underwriter repurchases shares originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the common stock. They may also cause the price of the common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the Nasdaq Global Select Market or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

In addition, in connection with this offering, some of the underwriters may engage in passive market making transactions in the common stock on the Nasdaq Global Select Market, prior to the pricing and completion of the offering. Passive market making consists of displaying bids on the Nasdaq Global Select Market no higher than the bid prices of independent market makers and making purchases at prices no higher than those independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when that limit is reached. Passive market making may cause the price of the common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. If the underwriters commence passive market making transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering will be $            . In addition, the underwriters have agreed to pay certain of our expenses associated with this offering.

As described under “Use of Proceeds,” we intend to use a part of the net proceeds from this offering to repay a portion of the borrowings outstanding under our senior credit facility. Affiliates of each of             and certain of the other underwriters are lenders under such credit facility and therefore will receive a portion of the net proceeds from this offering through the repayment of those borrowings. Accordingly, this offering is being made pursuant to NASD Rule 2710(h).

The underwriters have performed investment banking and advisory services for us, AIM, and our affiliates from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us, AIM, and our affiliates in the ordinary course of their business.

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters. Other than the prospectus in electronic format, the information on any such underwriter’s website is not part of this prospectus. The representatives may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. The representatives will allocate shares to underwriters that may make Internet distributions on the same basis as other allocations. In addition, shares may be sold by the underwriters to securities dealers who resell shares to online brokerage account holders.

We, AIM and AIA have agreed to indemnify the underwriters against, or reimburse losses arising out of, certain liabilities, including liabilities under the Securities Act of 1933, as amended or to contribute to payments the underwriters may be required to make because of any of those liabilities.

This offering is being conducted in accordance with Rule 2710 of the NASD Rules of Conduct.

LEGAL MATTERS

Certain legal matters regarding the securities offered by this prospectus will be passed upon for Apollo Investment by Skadden, Arps, Slate, Meagher & Flom LLP, New York, NY, and Venable LLP, Baltimore, MD. Certain legal matters will be passed upon for the underwriters by             may rely as to certain matters of Maryland law upon the opinion of Venable LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements as of March 31, 201     and 201     and for each of the three years in the period ended March 31, 201     and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of March 31, 201     included in this prospectus supplement have been so included in reliance upon the report of                                         , an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited financial information of Apollo Investment Corporation for the three month periods ended June 30, 2014 and 2013, included in this prospectus supplement, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated August 7, 2014 appearing herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their report on the unaudited financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Apollo Investment Corporation:

We have reviewed the accompanying statement of assets and liabilities of Apollo Investment Corporation (the “Company”), including the schedule of investments, as of June 30, 2014 and the related statement of operations for the three month periods ended June 30, 2014 and June 30, 2013, the statement of cash flows for the three month periods ended June 30, 2014 and June 30, 2013 and the statement of changes in net assets for the three month period ended June 30, 2014. These interim financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the statement of assets and liabilities, including the schedule of investments, as of March 31, 2014, and the related statement of operations, statement of changes in net assets and statement of cash flows for the year then ended (not presented herein), and in our report dated May 20, 2014, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying balance sheet information and schedule of investments information, as of March 31, 2014 is fairly stated in all material respects in relation to the statements from which it has been derived.

/s/ PricewaterhouseCoopers LLP

New York, New York

August 7, 2014

APOLLO INVESTMENT CORPORATION

STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share amounts)

	June 30, 2014 (unaudited)	March 31, 2014
Assets
Non-controlled/non-affiliated investments, at fair value (cost — $2,790,135 and $2,714,971, respectively)	$2,829,627	$2,751,896
Non-controlled/affiliated investments, at fair value (cost — $162,796 and $153,721, respectively)	161,412	144,628
Controlled investments, at fair value (cost — $647,103 and $590,060, respectively)	653,669	582,147

Total investments (cost — $3,600,034 and $3,458,752, respectively)	3,644,708	3,478,671
Cash	10,177	13,413
Foreign currency (cost — $1,384 and $1,305, respectively)	1,386	1,323
Receivable for investments sold	86,874	72,918
Interest receivable	32,829	40,106
Dividends receivable	5,050	3,627
Deferred financing costs	30,010	31,601
Prepaid expenses and other assets	1,315	292

Total assets	$3,812,349	$3,641,951

Liabilities
Debt (see note 6 & 9)	$1,571,018	$1,372,261
Payable for investments purchased	70,580	119,577
Dividends payable	47,348	47,348
Management and performance-based incentive fees payable (see note 3)	33,362	31,108
Interest payable	14,718	14,318
Accrued administrative expenses	2,747	1,915
Other liabilities and accrued expenses	3,703	3,813

Total liabilities	$1,743,476	$1,590,340

Net Assets
Common stock, par value $.001 per share, 400,000,000 and 400,000,000 common shares authorized, respectively, 236,741,351 and 236,741,351 issued and outstanding, respectively	$237	$237
Paid-in capital in excess of par (see note 2)	3,221,802	3,221,829
Over-distributed net investment income (see note 2)	(47,791)	(53,995)
Accumulated net realized loss (see note 2)	(1,146,738)	(1,133,405)
Net unrealized gain	41,363	16,945

Total net assets	$2,068,873	$2,051,611

Total liabilities and net assets	$3,812,349	$3,641,951

Net asset value per share	$8.74	$8.67

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	June 30, 2014	June 30, 2013
INVESTMENT INCOME:
From non-controlled/non-affiliated investments:
Interest	$82,547	$75,561
Dividends	841	4,264
Other income	2,256	4,476
From non-controlled/affiliated investments:
Interest	1,956	703
Dividends	3,946	4,825
From controlled investments:
Interest	9,120	4,910
Dividends	1,808	1,896
Other income	106	38

Total investment income	$102,580	$96,673

EXPENSES:
Management fees (see note 3)	$18,111	$14,757
Performance-based incentive fees (see note 3)	12,467	12,449
Interest and other debt expenses	18,902	15,845
Administrative services expense	1,433	1,097
Other general and administrative expenses	2,288	2,132

Total expenses	53,201	46,280

Management and performance-based incentive fees waived (see note 3)	$(4,152)	$(1,974)
Expense reimbursements (see note 3)	(20)	—

Net expenses	$49,029	$44,306

Net investment income	$53,551	$52,367

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS, FOREIGN CURRENCIES AND DERIVATIVES:
Net realized gain (loss):
Investments and cash equivalents
Non-controlled/non-affiliated investments	$(11,716)	$(105,876)
Non-controlled/affiliated investments	(107)	—
Controlled investments	—	7,966

Net realized loss from investments and cash equivalents	$(11,823)	$(97,910)

Foreign currencies
Non-controlled/non-affiliated investments	$380	$(177)
Non-controlled/affiliated investments	—	—
Controlled investments	—	(11)
Foreign debt	(1,890)	2,164

Net realized gain (loss) from foreign currencies	$(1,510)	$1,976

Net realized gain (loss)	$(13,333)	$(95,934)

Net change in unrealized gain (loss):
Investments and cash equivalents
Non-controlled/non-affiliated investments	$2,595	$64,225
Non-controlled/affiliated investments	7,709	(3,933)
Controlled investments	14,501	(3,098)

Net change in unrealized gain (loss) from investments and cash equivalents	$24,805	$57,194

Foreign currencies
Non-controlled/non-affiliated investments	$(177)	$226
Non-controlled/affiliated investments	—	—
Controlled investments	(79)	(1)
Foreign debt	(131)	(1,903)

Net change in unrealized gain (loss) from foreign currencies	$(387)	$(1,678)

Derivatives	$—	$6,855

Net change in unrealized gain	$24,418	$62,371

Net realized and unrealized gain (loss) from investments, cash equivalents, foreign currencies and derivatives	11,085	(33,563)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$64,636	$18,804

EARNINGS PER SHARE — BASIC (see note 4)	$0.27	$0.09

EARNINGS PER SHARE — DILUTED (see note 4)	$0.27	$0.09

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

STATEMENTS OF CHANGES IN NET ASSETS

(in thousands, except shares)

	Three months ended June 30, 2014 (unaudited)	Year ended March 31, 2014
Increase (decrease) in net assets from operations:
Net investment income	$53,551	$201,248
Net realized loss	(13,333)	(106,507)
Net change in unrealized gain	24,418	176,131

Net increase in net assets resulting from operations	64,636	270,872

Dividends and distributions to stockholders (see note 2):
Distribution of income	(47,348)	(182,193)
Return of capital	—	—

Total dividends and distributions to stockholders	(47,348)	(182,193)

Capital share transactions:
Net proceeds from shares sold	—	286,553
Less offering costs	(26)	(1,010)
Reinvestment of dividends	—	—

Net increase (decrease) in net assets from capital share transactions	(26)	285,543

Total increase (decrease) net assets:	17,262	374,222
Net assets at beginning of period	2,051,611	1,677,389

Net assets at end of period	$2,068,873	$2,051,611

Capital share activity
Shares sold	—	33,850,000
Shares issued from reinvestment of dividends	—	—

Net capital share activity	—	33,850,000

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

STATEMENTS OF CASH FLOWS (unaudited)

(in thousands)

	Three months ended June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net increase in net assets resulting from operations	$64,636	$18,804
Adjustments to reconcile net increase (decrease):
PIK interest and dividends	(11,545)	(12,098)
Net amortization on investments	(2,688)	(2,285)
Amortization of deferred financing costs	1,746	1,821
Increase (decrease) from foreign currency transactions	(1,831)	2,123
Net change in unrealized gain on investments, cash equivalents, foreign currencies and derivatives	(24,418)	(62,371)
Net realized loss on investments, cash equivalents, and foreign currencies	13,333	95,934
Changes in operating assets and liabilities:
Restricted cash	—	(5,180)
Purchase of investments and cash equivalents	(649,512)	(788,349)
Proceeds from derivatives	—	4,156
Proceeds from disposition of investments and cash equivalents	510,753	572,722
Increase in receivables for investments sold	(13,956)	(2,415)
Decrease in interest receivable	7,277	7,541
Increase in dividends receivable	(1,423)	(2,147)
Increase in prepaid expenses and other assets	(1,023)	(675)
Increase (decrease) in payable for investments purchased	(48,997)	75,538
Increase in management and performance-based incentive fees payable	2,254	2,658
Increase in interest payable	400	669
Increase in accrued administrative expenses	832	233
Increase (decrease) in other liabilities and accrued expenses	(110)	695

Net cash (used in) provided by operating activities	$(154,272)	$(92,626)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the issuance of common stock	$—	$182,273
Offering costs for the issuance of common stock	(26)	(350)
Dividends paid in cash	(47,348)	(40,578)
Proceeds from debt	956,000	681,559
Payments on debt	(757,356)	(713,912)
Deferred financing costs paid	(155)	(5,344)

Net cash provided by financing activities	$151,115	$103,648

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$(3,157)	$11,022
Effect of exchange rates on cash balances	(16)	(135)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	$14,736	$6,197

CASH AND CASH EQUIVALENTS, END OF YEAR	$11,563	$17,084

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

SCHEDULE OF INVESTMENTS (unaudited)

June 30, 2014

(in thousands)

INVESTMENTS IN NON-CONTROLLED/ NON-AFFILIATED INVESTMENTS—136.8%	Interest Rate	Maturity Date	Industry	Par Amount*	Cost	Fair Value (1)
CORPORATE DEBT—125.6%
SECURED DEBT—87.4%
1st Lien Secured Debt—37.3%
Altegrity, Inc. ¿†	9.500%	7/1/19	Diversified Service	$3,000	$3,000	$3,023
Altegrity, Inc. †	L+825	7/1/19	Diversified Service	4,500	4,433	4,444
Archroma ‡	9.50% (L+825, 1.25% Floor)	10/1/18	Chemicals	45,459	44,972	46,198
Avanti Communication Group PLC ¿‡	10.000%	10/1/19	Telecommunications	2,891	3,035	3,068
Avaya, Inc., (Revolver) †	2.90% (L+275) Funded, 0.50% Unfunded	10/26/16	Telecommunications	18,392	18,392	16,967
Aveta, Inc.	9.75% (L+825, 1.50% Floor)	12/12/17	Healthcare	58,287	56,987	58,797
Caza Petroleum, Inc.	12.00% (L+1000, 2.00% Floor)	5/23/17	Oil and Gas	45,000	43,701	44,145
Confie Seguros Holding II Co., (Revolver) †	6.75% (P+350, 3.25% Floor) Funded, 0.50% Unfunded	12/10/18	Insurance	210	210	191
Deep Gulf Energy II, LLC	11.500%	3/31/17	Oil and Gas	25,000	25,000	25,000
Delta Educational Systems, Inc.	16.00% (8.00% Cash/8.00% PIK)	12/11/16	Education	5,546	5,546	5,546
Evergreen Tank Solutions, Inc.	9.50% (L+800, 1.50% Floor)	9/28/18	Containers, Packaging, and Glass	41,214	40,734	41,420
Extraction Oil & Gas Holdings, LLC	11.000%	5/29/19	Oil and Gas	25,000	24,630	24,625
GenCorp, Inc. ‡	9.50% (L+850, 1.00% Floor)	4/18/22	Aerospace and Defense	39,500	39,500	39,500
Great Bear Petroleum Operating, LLC	12.000%	10/1/17	Oil and Gas	5,064	5,064	5,064
Hunt Companies, Inc. ¿	9.625%	3/1/21	Buildings and Real Estate	41,210	40,714	43,322
Lee Enterprises, Inc. ¿‡	9.500%	3/15/22	Media	13,000	13,000	13,894
M&G Chemicals, S.A. ‡	8.73% (L+850)	3/28/16	Chemicals	5,000	5,000	5,000
Magnetation, LLC ¿	11.000%	5/15/18	Mining	16,400	16,455	17,999
Maxus Capital Carbon SPE I, LLC (Skyonic Corp.)	13.000%	9/18/19	Chemicals	60,000	60,000	60,000
Molycorp, Inc. ‡	10.000%	6/1/20	Diversified Natural Resources, Precious Metals and Minerals	50,424	49,990	46,453
My Alarm Center, LLC †	8.50% (L+750, 1.00% Floor)	1/9/18	Business Services	42,613	42,613	42,613
My Alarm Center, LLC †	8.50% (L+750, 1.00% Floor)	1/9/18	Business Services	4,661	4,661	4,661
Osage Exploration & Development, Inc. ‡	13.00% (L+1100, 2.00% Floor)	4/27/16	Oil and Gas	25,000	24,588	24,250
Panda Sherman Power, LLC	9.00% (L+750, 1.50% Floor)	9/14/18	Energy	15,000	14,830	15,375
Panda Temple Power, LLC	11.50% (L+1000, 1.50% Floor)	7/17/18	Energy	25,500	25,117	26,217
Pelican Energy, LLC ‡	10.00% (7.00% Cash/3.00% PIK)	12/31/18	Oil and Gas	24,119	23,209	24,601
Reichhold Holdings International B.V. ‡	10.75% (L+975, 1.00% Floor)	12/19/16	Chemicals	22,500	22,500	22,500

Sand Waves, S.A. (Endeavour Energy UK Limited) ‡	9.750%	12/31/15	Oil and Gas	12,083	12,083	12,083

See notes to financial statements.

INVESTMENTS IN NON-CONTROLLED/ NON-AFFILIATED INVESTMENTS—136.8%	Interest Rate	Maturity Date	Industry	Par Amount*		Cost	Fair Value (1)
1st Lien Secured Debt—37.3% (continued)
Spotted Hawk Development, LLC ‡	14.00% (13.00% Cash/1.00% PIK)	6/30/16	Oil and Gas		$32,386	$31,847	$32,386
Sunrun Solar Owner IX, LLC	9.079%	12/31/24	Energy		3,574	3,422	3,422
UniTek Global Services, Inc., (Revolver)†	10.25% (L+925, 1.00% Floor) Funded, 2.00% Unfunded	4/15/16	Telecommunications		37,652	37,652	37,652
Walter Energy, Inc. ¿‡	9.500%	10/15/19	Mining		21,257	21,676	21,636

Total 1st Lien Secured Debt						$764,561	$772,052

Unfunded Revolver Obligations—(0.3)%
Avaya, Inc., (Unfunded Revolver) (8)	L+275 Funded, 0.50% Unfunded	10/26/16	Telecommunications		$18,392	$(4,699)	$(1,425)
BMC Software, Inc., (Unfunded Revolver) (8)	L+400 Funded, 0.50% Unfunded	9/10/18	Business Services		30,760	(3,281)	(2,768)
Confie Seguros Holding II Co., (Unfunded Revolver) (8) †	P+350 Funded, 0.50% Unfunded	12/10/18	Insurance		3,641	(409)	(328)

Laureate Education, Inc., (Unfunded Revolver) (8)‡	L+375 Funded, 0.625% Unfunded	6/16/16	Education		28,880	(2,888)	(2,455)
Reichhold Holdings International B.V., (Unfunded Revolver) ‡†	L+600 Funded, 1.50% Unfunded	12/19/16	Chemicals		12,500	—	—
Salix Pharmaceuticals, Ltd., (Unfunded Revolver) (8)‡†	L+300 Funded, 0.50% Unfunded	1/2/19	Healthcare		24,867	(1,822)	(249)
UniTek Global Services, Inc., (Unfunded Revolver) †	L+925 Funded, 2.00% Unfunded	4/15/16	Telecommunications		15,702	—	—

Walter Energy, Inc., (Unfunded Revolver) (8)‡	L+550 Funded, 0.625% Unfunded	10/1/17	Mining		1,923	(215)	(101)

Total Unfunded Revolver Obligations						$(13,314)	$(7,326)

Letters of Credit— (0.0)%
Confie Seguros Holding II Co., Letter of Credit (8)†	4.500%	10/27/14	Insurance		$600	$—	$(54)
Confie Seguros Holding II Co., Letter of Credit (8)†	4.500%	1/13/15	Insurance		50	—	(5)
Salix Pharmaceuticals, Ltd., Letter of Credit ‡†	3.000%	2/10/15	Healthcare		8	3	—
Salix Pharmaceuticals, Ltd., Letter of Credit (8)‡†	3.000%	2/10/15	Healthcare		125	48	(1)
UniTek Global Services, Inc., Letter of Credit †	9.250%	12/15/14	Telecommunications		5,446	—	—
UniTek Global Services, Inc., Letter of Credit †	9.250%	3/18/15	Telecommunications		1,000	—	—
UniTek Global Services, Inc., Letter of Credit †	9.250%	3/18/15	Telecommunications		2,700	—	—
UniTek Global Services, Inc., Letter of Credit †	9.250%	3/26/15	Telecommunications		12,500	—	—
Walter Energy, Inc., Letter of Credit (8)(9)‡†	5.500%	9/18/14- 7/4/15	Mining		86	—	(5)
Walter Energy, Inc., Letter of Credit (8)(9)‡†	5.500%	11/28/15- 8/31/15	Mining	CAD	192	—	(9)

Total Letters of Credit						$51	$(74)

See notes to financial statements.

INVESTMENTS IN NON-CONTROLLED/ NON-AFFILIATED INVESTMENTS—136.8%	Interest Rate	Maturity Date	Industry	Par Amount*	Cost	Fair Value (1)
2nd Lien Secured Debt—50.4%
Active Network, Inc.	9.50% (L+850, 1.00% Floor)	11/15/21	Business Services	$22,910	$22,801	$22,995
American Energy - Utica, LLC (10)	11.00% (L+950, 1.50% Floor)	9/30/18	Oil and Gas	10,869	10,764	11,521
Aptean, Inc.	8.50% (L+750, 1.00% Floor)	2/26/21	Business Services	11,322	11,158	11,506
Armor Holdings, Inc. (American Stock Transfer and Trust Company)	10.25% (L+900, 1.25% Floor)	12/26/20	Financial Services	8,000	7,855	7,960
Asurion Corporation	8.50% (L+750, 1.00% Floor)	3/3/21	Insurance	90,400	89,086	94,072
BancTec Group, LLC ‡	11.75% (L+1075, 1.00% Floor)	4/3/20	Business Services	40,000	39,224	39,200
BJ’s Wholesale Club, Inc.	8.50% (L+750, 1.00% Floor)	3/26/20	Retail	15,000	14,927	15,450
Confie Seguros Holding II Co.	10.25% (L+900, 1.25% Floor)	5/8/19	Insurance	27,344	27,105	27,652
Consolidated Precision Products Corp.	8.75% (L+775, 1.00% Floor)	4/30/21	Aerospace and Defense	8,940	8,898	9,046
Del Monte Foods Co.	8.25% (L+725, 1.00% Floor)	8/18/21	Beverage, Food, and Tobacco	2,146	2,126	2,113
Deltek, Inc.	10.00% (L+875, 1.25% Floor)	10/10/19	Business Services	27,273	27,032	27,921
DSI Renal, Inc.	7.75% (L+675, 1.00% Floor)	10/22/21	Healthcare	3,300	3,276	3,325
Elements Behavioral Health, Inc.	9.25% (L+825, 1.00% Floor)	2/11/20	Healthcare	9,500	9,410	9,488
Emerald 3 Limited ‡	8.00% (L+700, 1.00% Floor)	5/9/22	Business Services	3,179	3,143	3,179
Flexera Software, LLC	8.00% (L+700, 1.00% Floor)	4/2/21	Business Services	4,250	4,228	4,266
Garden Fresh Restaurant Corp. †	14.50% (L+1300 PIK, 1.50% Floor)	1/1/19	Restaurants	35,764	33,654	31,830
Garden Fresh Restaurant Corp. †	7.25% (L+575 PIK, 1.50% Floor)	1/1/19	Restaurants	7,800	5,831	5,304
GCA Services Group, Inc.	9.25% (L+800, 1.25% Floor)	11/1/20	Diversified Service	22,838	22,937	23,066
Genex Holdings, Inc.	8.75% (L+775, 1.00% Floor)	5/30/22	Healthcare	5,320	5,267	5,370
Grocery Outlet, Inc.	10.50% (L+925, 1.25% Floor)	6/17/19	Grocery	8,674	8,531	8,847
GTCR Valor Companies, Inc.	L+850	11/21/21	Business Services	35,000	34,650	34,825
HD Vest, Inc. ‡	9.25% (L+800, 1.25% Floor)	6/18/19	Financial Services	9,396	9,294	9,384
Healogics, Inc.	9.25% (L+800, 1.25% Floor)	2/5/20	Healthcare	10,000	10,106	10,242
Insight Pharmaceuticals, LLC	13.25% (L+1175, 1.50% Floor)	8/25/17	Consumer Products	15,448	15,255	15,410
Institutional Shareholder Services, Inc.	8.50% (L+750, 1.00% Floor)	4/30/22	Financial Services	9,640	9,544	9,640
Kronos, Inc.	9.75% (L+850, 1.25% Floor)	4/30/20	Business Services	92,516	91,561	96,448
Learfield Communications, Inc.	8.75% (L+775, 1.00% Floor)	10/8/21	Media	15,000	14,859	15,300

See notes to financial statements.

INVESTMENTS IN NON-CONTROLLED/ NON-AFFILIATED INVESTMENTS—136.8%	Interest Rate	Maturity Date	Industry	Par Amount*		Cost	Fair Value (1)
2nd Lien Secured Debt—50.4% (continued)
Miller Energy Resources, Inc. ‡	11.75% (L+975, 2.00% Floor)	2/3/18	Oil and Gas		$87,500	$85,892	$85,750
MSC Software Corp. ‡	8.50% (L+750, 1.00% Floor)	5/28/21	Business Services		20,448	20,244	20,652
Ranpak Corp.	8.50% (L+725, 1.25% Floor)	4/23/20	Packaging		22,000	21,808	22,468
RegionalCare Hospital Partners, Inc.	10.50% (L+950, 1.00% Floor)	10/23/19	Healthcare		10,000	9,508	9,953
River Cree Enterprises LP ¿‡	11.000%	1/20/21	Hotels, Motels, Inns and Gaming	CAD	33,000	31,110	33,673
SiTV, Inc. ¿	10.375%	7/1/19	Cable Television		$2,219	2,219	2,277
Sprint Industrial Holdings, LLC	11.25% (L+1000, 1.25% Floor)	11/14/19	Containers, Packaging, and Glass		14,163	13,935	14,305
SquareTwo Financial Corp. (Collect America, Ltd.) ‡	11.625%	4/1/17	Financial Services		66,079	64,944	63,436
Stadium Management Corp.	9.25% (L+825, 1.00% Floor)	2/27/21	Business Services		19,900	19,900	20,248
TASC, Inc.	12.000%	5/23/21	Aerospace and Defense		14,077	13,372	13,971
Tectum Holdings, Inc	9.00% (L+800, 1.00% Floor)	3/12/19	Auto Sector		17,670	17,586	17,648
Transfirst Holdings, Inc.	7.50% (L+650, 1.00% Floor)	6/27/18	Financial Services		22,500	22,435	22,669
TriMark USA, LLC	10.00% (L+900, 1.00% Floor)	8/12/19	Distribution		27,000	26,490	27,337
U.S. Renal Care, Inc. †	10.25% (L+900, 1.25% Floor)	1/3/20	Healthcare		11,927	11,978	12,136
U.S. Renal Care, Inc. †	8.50% (L+750, 1.00% Floor)	7/3/20	Healthcare		12,120	11,936	12,302
Velocity Technology Solutions, Inc.	9.00% (L+775, 1.25% Floor)	9/28/20	Business Services		16,500	16,180	16,170
Vertafore, Inc.	9.75% (L+825, 1.50% Floor)	10/27/17	Business Services		50,436	50,183	51,487
Walter Energy, Inc. ¿‡	11.000%	4/1/20	Mining		22,554	21,138	18,823
Winebow Group	L+750	1/1/22	Beverage, Food, and Tobacco		2,582	2,562	2,588

Xand Operations, LLC	8.50% (L+750, 1.00% Floor)	5/13/20	Telecommunications		20,000	19,803	19,800

Total 2nd Lien Secured Debt						$1,025,745	$1,043,053

TOTAL SECURED DEBT						$1,777,043	$1,807,705

UNSECURED DEBT—38.2%
American Tire Distributors, Inc. ¿†	11.500%	6/1/18	Distribution		$25,000	$25,000	$25,500
American Tire Distributors, Inc. †	11.500%	6/1/18	Distribution		40,000	39,353	40,800
Artsonig Pty Ltd. ¿‡	11.500%	4/1/19	Transportation		20,000	19,712	19,900
BCA Osprey II Limited (British Car Auctions) †‡	12.50% PIK	8/17/17	Transportation		€14,333	19,731	20,370
BCA Osprey II Limited (British Car Auctions) †‡	12.50% PIK	8/17/17	Transportation		£23,566	37,603	41,826
Ceridian Corp. ¿†	11.000%	3/15/21	Diversified Service		$34,000	34,000	39,334
Ceridian Corp. †	11.250%	11/15/15	Diversified Service		35,800	35,800	35,830

See notes to financial statements.

INVESTMENTS IN NON-CONTROLLED/ NON-AFFILIATED INVESTMENTS—136.8%	Interest Rate	Maturity Date	Industry	Par Amount*	Cost	Fair Value (1)
Ceridian Corp. †	12.25% Cash (12.25% Cash or 13.00% PIK)	11/15/15	Diversified Service	14,420	14,420	14,432
Delta Educational Systems, Inc.	16.00% (10.00% Cash/6.00% PIK)	5/12/17	Education	22,001	21,691	21,088
Denver Parent Corp. (Venoco) ¿	12.250%	8/15/18	Oil and Gas	15,000	14,649	14,512
Energy & Exploration Partners, Inc. †	15.000%	4/8/18	Oil and Gas	25,000	22,520	23,750
Energy & Exploration Partners, Inc. †	15.000%	12/12/18	Oil and Gas	4,464	4,270	4,241
Energy & Exploration Partners, Inc. †	15.000%	12/12/18	Oil and Gas	2,679	2,476	2,545
Energy & Exploration Partners, Inc. †	15.000%	3/27/19	Oil and Gas	8,036	7,664	7,634
First Data Corp.	11.250%	1/15/21	Financial Services	67,000	66,979	78,348
inVentiv Health, Inc. ¿	11.000%	8/15/18	Healthcare	65,250	65,250	62,069
My Alarm Center, LLC	16.25% (12.00% Cash/4.25% PIK)	7/9/18	Business Services	4,145	4,145	4,145
Niacet Corporation	13.000%	8/28/18	Chemicals	12,500	12,500	12,625
PetroBakken Energy Ltd. ¿‡	8.625%	2/1/20	Oil and Gas	44,045	44,234	46,412
Radio One, Inc. ¿‡	9.250%	2/15/20	Broadcasting & Entertainment	14,804	14,804	16,155
Sorenson Communications Holdings, LLC ¿	13.00% PIK	10/31/21	Consumer Products	68	46	63
Symbion, Inc.	11.000%	8/23/15	Healthcare	8,488	8,499	8,555
U.S. Security Associates Holdings, Inc.	11.000%	7/28/18	Business Services	135,000	135,000	137,570
Univar, Inc.	10.500%	6/30/18	Distribution	20,000	20,000	20,000
Varietal Distribution ¿†	10.750%	6/30/17	Distribution	22,204	21,927	22,204
Varietal Distribution ¿†	10.750%	6/30/17	Distribution	€11,574	15,086	15,846
Venoco, Inc.	8.875%	2/15/19	Oil and Gas	$55,824	55,844	54,638

TOTAL UNSECURED DEBT					$763,203	$790,392

TOTAL CORPORATE DEBT					$2,540,246	$2,598,097

STRUCTURED PRODUCTS AND OTHER—7.0%
Craft 2013-1, Credit-Linked Note †‡	9.48% (L+925)	4/17/22	Diversified Investment Vehicle	$25,000	$25,100	$24,553
Craft 2013-1, Credit-Linked Note †‡	9.48% (L+925)	4/17/22	Diversified Investment Vehicle	7,625	7,759	7,541
Craft 2014-1A, Credit-Linked Note ‡	9.89% (L+965)	5/15/21	Diversified Investment Vehicle	38,500	38,500	37,898
Dark Castle Holdings, LLC	N/A	N/A	Media	24,395	1,189	2,158
JP Morgan Chase & Co., Credit-Linked Note ‡	12.48% (L+1225)	12/20/21	Diversified Investment Vehicle	43,250	42,786	43,382
NXT Capital CLO 2014-1, LLC ‡	5.80% (L+550)	4/23/26	Diversified Investment Vehicle	5,000	4,655	4,652
Renaissance Umiat, LLC, ACES Tax Receivable ****‡	N/A	N/A	Oil and Gas	—	7,153	8,084
Renaissance Umiat, LLC, ACES Tax Receivable ****‡	N/A	N/A	Oil and Gas	—	16,967	17,423

TOTAL STRUCTURED PRODUCTS AND OTHER					$144,109	$145,691

See notes to financial statements.

INVESTMENTS IN NON-CONTROLLED/ NON-AFFILIATED INVESTMENTS—136.8%	Interest Rate	Maturity Date	Industry	Shares	Cost	Fair Value (1)
PREFERRED EQUITY—2.0%
CA Holding, Inc. (Collect America, Ltd.), Series A Preferred Stock ‡	N/A	N/A	Financial Services	7,961	$788	$1,592
Crowley Holdings, Series A Preferred Stock	12.00% (10.00% Cash/2.00% PIK)	N/A	Cargo Transport	22,500	22,736	22,810
Gryphon Colleges Corp. (Delta Educational Systems, Inc.), Preferred Stock (Convertible) ***	12.50% PIK	N/A	Education	332,500	6,863	—
Gryphon Colleges Corp. (Delta Educational Systems, Inc.), Preferred Stock ***	13.50% PIK	N/A	Education	12,360	27,686	13,322
Varietal Distribution Holdings, LLC, Class A Preferred Unit	8.00% PIK	N/A	Distribution	3,097	5,393	3,570

TOTAL PREFERRED EQUITY					$63,466	$41,294

EQUITY—2.2%
Common Equity/Interests—1.7%
AHC Mezzanine, LLC (Advanstar), Common Stock **	N/A	N/A	Media	25,016	$1,063	$370
ATD Corporation (Accelerate Parent Corp.), Common Stock **	N/A	N/A	Distribution	3,225,514	3,276	4,260
CA Holding, Inc. (Collect America, Ltd.), Series A Common Stock **‡	N/A	N/A	Financial Services	25,000	2,500	176
CA Holding, Inc. (Collect America, Ltd.), Series AA Common Stock **‡	N/A	N/A	Financial Services	4,294	429	859
Caza Petroleum, Inc., Net Profits Interest **	N/A	N/A	Oil and Gas	—	1,202	1,517
Caza Petroleum, Inc., Overriding Royalty Interest **	N/A	N/A	Oil and Gas	—	339	395
Clothesline Holdings, Inc. (Angelica Corporation), Common Stock **	N/A	N/A	Healthcare	6,000	6,000	1,588
Explorer Coinvest, LLC (Booz Allen), Common Stock **‡	N/A	N/A	Business Services	295,159	2,259	5,830
Garden Fresh Restaurant Holdings, LLC., Common Stock **	N/A	N/A	Restaurants	50,000	5,000	—
Gryphon Colleges Corp. (Delta Educational Systems, Inc.), Common Stock **	N/A	N/A	Education	17,500	175	—
GS Prysmian Co-Invest L.P. (Prysmian Cables & Systems), Limited Partnership (2)(3)**‡	N/A	N/A	Manufacturing	—	—	133
JV Note Holdco, LLC (DSI Renal, Inc.), Common Equity / Interest **	N/A	N/A	Healthcare	9,303	85	—
Pelican Energy, LLC, Net Profit Interest **‡	N/A	N/A	Oil and Gas	941,633	942	1,394
RC Coinvestment, LLC (Ranpak Corp.), Common Stock **	N/A	N/A	Packaging	50,000	5,000	9,066
Sorenson Communications Holdings, LLC, Class A Common Stock **	N/A	N/A	Consumer Products	587	—	52
Univar, Inc., Common Stock **	N/A	N/A	Distribution	900,000	9,000	9,450
Varietal Distribution Holdings, LLC, Class A Common Unit **	N/A	N/A	Distribution	28,028	28	—

Total Common Equity/Interests					$37,298	$35,090

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

SCHEDULE OF INVESTMENTS (unaudited) (continued)

June 30, 2014

(in thousands, except warrants)

INVESTMENTS IN NON-CONTROLLED/ NON-AFFILIATED—136.8%	Interest Rate	Maturity Date	Industry	Warrants	Cost	Fair Value (1)
Warrants—0.5%
CA Holding, Inc. (Collect America, Ltd.), Common Stock Warrants **‡	N/A	N/A	Financial Services	7,961	$8	$—
Energy & Exploration Partners, Inc., Common Stock Warrants **	N/A	N/A	Oil and Gas	60,778	2,374	863
Fidji Luxco (BC) S.C.A., Common Stock Warrants (2)**‡	N/A	N/A	Electronics	18,113	182	5,036
Gryphon Colleges Corp. (Delta Educational Systems, Inc.), Class A-1 Preferred Stock Warrants **	N/A	N/A	Education	45,947	459	—
Gryphon Colleges Corp. (Delta Educational Systems, Inc.), Class B-1 Preferred Stock Warrants **	N/A	N/A	Education	104,314	1,043	—
Gryphon Colleges Corp. (Delta Educational Systems, Inc.), Common Stock Warrants **	N/A	N/A	Education	9,820	98	—
Osage Exploration & Development, Inc., Common Stock Warrants **‡	N/A	N/A	Oil and Gas	1,496,843	—	1,386
Spotted Hawk Development, LLC, Common Stock Warrants **‡	N/A	N/A	Oil and Gas	54,545	852	2,170

Total Warrants					$5,016	$9,455

TOTAL EQUITY					$42,314	$44,545

Total Investments in Non-Controlled/ Non-Affiliated Investments					$2,790,135	$2,829,627

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

SCHEDULE OF INVESTMENTS (unaudited) (continued)

June 30, 2014

(in thousands, except shares and warrants)

INVESTMENTS IN NON-CONTROLLED/ AFFILIATED INVESTMENTS—7.8%(4)	Interest Rate	Maturity Date	Industry	Par Amount*	Cost	Fair Value (1)
CORPORATE DEBT—0.8%
SECURED DEBT—0.8%
1st Lien Secured Debt—0.8%
Aventine Renewable Energy Holdings, Inc. †	15.00% (12.00% Cash/3.00% PIK)	9/23/16	Chemicals	$2,757	$2,641	$2,568
Aventine Renewable Energy Holdings, Inc. †	15.00% PIK (15.00% PIK or 10.50% Cash)	9/22/17	Chemicals	14,601	17,519	10,987
Aventine Renewable Energy Holdings, Inc. †	25.00% PIK	9/24/16	Chemicals	4,008	4,008	4,008

Total 1st Lien Secured Debt					$24,168	$17,563

TOTAL SECURED DEBT					$24,168	$17,563

TOTAL CORPORATE DEBT					$24,168	$17,563

STRUCTURED PRODUCTS AND OTHER—6.3%
Golden Hill CLO I, LLC, Equity ‡¢	N/A	N/A	Diversified Investment Vehicle	$13,195	$13,728	$13,248
Highbridge Loan Management 3-2014, Ltd., Class D Notes †‡¢	5.22% (L+500)	1/18/25	Diversified Investment Vehicle	5,000	4,645	4,655
Highbridge Loan Management 3-2014, Ltd., Class E Notes †‡¢	6.22% (L+600)	1/18/25	Diversified Investment Vehicle	2,485	2,267	2,295
Highbridge Loan Management 3-2014, Ltd., Subordinated Notes †‡¢	N/A	1/18/25	Diversified Investment Vehicle	8,163	7,527	7,111
Jamestown CLO I LTD, Subordinated Notes ‡¢	N/A	11/5/24	Diversified Investment Vehicle	4,325	3,553	3,941
MCF CLO I, LLC, Membership Interests ‡¢	N/A	N/A	Diversified Investment Vehicle	38,918	36,898	40,798
MCF CLO III, LLC, Class E Notes ‡¢	4.81% (L+445)	1/20/24	Diversified Investment Vehicle	12,750	11,375	11,331
MCF CLO III, LLC, Membership Interests ‡¢	N/A	1/20/24	Diversified Investment Vehicle	41,900	39,183	38,843
Slater Mill Loan Fund LP, LP Certificates ‡¢	N/A	N/A	Diversified Investment Vehicle	8,375	6,017	7,691

TOTAL STRUCTURED PRODUCTS AND OTHER					$125,193	$129,913

				Shares
PREFERRED EQUITY—0.4%
Renewable Funding Group, Inc., Series B Preferred Stock	N/A	N/A	Finance	1,505,868	$8,750	$8,750

Total Preferred Equity					$8,750	$8,750

				Shares
EQUITY—0.3%
Common Equity/Interests—0.1%
Aventine Renewable Energy Holdings, Inc., Common Stock **	N/A	N/A	Chemicals	262,036	$689	$762

Total Common Equity/Interests					$689	$762

				Warrants
Warrants—0.2%
Aventine Renewable Energy Holdings, Inc., Common Stock Warrants **	N/A	N/A	Chemicals	1,521,193	$3,996	$4,424

Total Warrants					$3,996	$4,424

TOTAL EQUITY					$4,685	$5,186

Total Investments in Non-Controlled/Affiliated Investments					$162,796	$161,412

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

SCHEDULE OF INVESTMENTS (unaudited) (continued)

June 30, 2014

(in thousands, except shares)

INVESTMENTS IN CONTROLLED INVESTMENTS—31.6%(5)	Interest Rate	Maturity Date	Industry	Par Amount*	Cost	Fair Value (1)
CORPORATE DEBT—16.1%
SECURED DEBT—16.1%
1st Lien Secured Debt—16.1%
Merx Aviation Finance Holdings II, LLC, (Revolver)	12.00% Funded, 0.00% Unfunded	10/31/18	Aviation	$334,084	$334,084	$334,084

Total 1st Lien Secured Debt					$334,084	$334,084

Unfunded Revolver Obligation—0.0%
Merx Aviation Finance Holdings II, LLC, (Unfunded Revolver)	12.00% Funded, 0.00% Unfunded	10/31/18	Aviation	$65,916	$—	$—

Total Unfunded Revolver Obligation					$—	$—

Letters of Credit—0.0%
Merx Aviation Finance Assets Ireland Limited, Letter of Credit	2.250%	9/30/14	Aviation	$1,800	$—	$—
Merx Aviation Finance Assets Ireland Limited, Letter of Credit	2.250%	9/30/14	Aviation	1,800	—	—

Total Letters of Credit					$—	$—

TOTAL SECURED DEBT					$334,084	$334,084

TOTAL CORPORATE DEBT					$334,084	$334,084

				Shares
PREFERRED EQUITY—2.6%
Playpower Holdings, Inc., Series A Preferred	14.00% PIK	11/15/20	Leisure	49,178	$53,580	$53,580

TOTAL PREFFERED EQUITY					$53,580	$53,580

EQUITY—12.9%
Common Equity/Interests—12.9%
Generation Brands Holdings, Inc. (Quality Home Brands), Basic Common Stock **	N/A	N/A	Home and Office Furnishings and Durable Consumer Products	9,007	$—	$2,525
Generation Brands Holdings, Inc. (Quality Home Brands), Series 2L Common Stock **	N/A	N/A	Home and Office Furnishings and Durable Consumer Products	36,700	11,242	10,287
Generation Brands Holdings, Inc. (Quality Home Brands), Series H Common Stock **	N/A	N/A	Home and Office Furnishings and Durable Consumer Products	7,500	2,297	2,102
LVI Group Investments, LLC, Common Units **	N/A	N/A	Environmental Services	203,556	16,096	31,956
Merx Aviation Finance Holdings II, LLC, Partnership Interest **	N/A	N/A	Aviation	—	152,082	158,424
Playpower Holdings, Inc., Common Stock **	N/A	N/A	Leisure	1,000	77,722	60,711

Total Common Equity/Interests					$259,439	$266,005

TOTAL EQUITY					$259,439	$266,005

Total Investments in Controlled Investments					$647,103	$653,669

Total Investments—176.2% (6)(7)					$3,600,034	$3,644,708

Liabilities in Excess of Other Assets—(76.2)%						$(1,575,835)

Net Assets—100.0%						$2,068,873

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

SCHEDULE OF INVESTMENTS (unaudited) (continued)

June 30, 2014

(in thousands)

(1)	Fair value is determined in good faith by or under the direction of the Board of Directors of the Company (see note 2).
(2)	GS Prysmian Co-Invest L.P. and Fidji Luxco (BC) S.C.A. are EUR denominated investments.
(3)	The Company is the sole Limited Partner in GS Prysmian Co-Invest L.P.
(4)	Denotes investments in which we are an “Affiliated Person”, as defined in the 1940 Act, due to owning or holding the power to vote 5% or more of the outstanding voting securities of the investment but not controlling the company. Fair value as of March 31, 2014 and June 30, 2014 along with transactions during the three months ended June 30, 2014 in these Affiliated investments are as follows:

Name of Issue	Fair Value at March 31, 2014	Gross Additions (Cost) —	Gross Reductions (Cost) ■	Change in Unrealized Gain (Loss)	Fair Value at June 30, 2014	Net Realized Gain (Loss)	Interest/ Dividend/ Other Income
Aventine Renewable Energy Holdings, Inc., 15.00% (12.00% Cash/3.00% PIK), 9/23/16	$2,405	$21	$—	$142	$2,568	$—	$104
Aventine Renewable Energy Holdings, Inc., 10.50% Cash or 15.00% PIK, 9/22/17	8,884	1,128	—	976	10,988	—	1,106
Aventine Renewable Energy Holdings, Inc., 25.00% PIK, 9/24/16	3,769	237	—	—	4,006	—	238
Aventine Renewable Energy Holdings, Inc., Common Stock	99	—	—	663	762	—	—
Aventine Renewable Energy Holdings, Inc., Common Stock Warrants	574	—	—	3,850	4,424	—	—
Golden Hill CLO I, LLC, Equity	1,097	12,099	—	53	13,249	—	—
Highbridge Loan Management 3-2014, Ltd., Class D Notes, L+500, 1/18/25	4,680	8	—	(33)	4,655	—	74
Highbridge Loan Management 3-2014, Ltd., Class E Notes, L+600, 1/18/25	2,314	3	—	(22)	2,295	—	42
Highbridge Loan Management 3-2014, Ltd., Subordinated Notes, 1/18/25	7,278	—	—	(167)	7,111	—	140
Jamestown CLO I LTD, Subordinated Notes	3,828	—	—	113	3,941	—	128
MCF CLO I LLC, Class E Notes, L+575, 4/20/23	12,357	14	(12,344)	(27)	—	(107)	210
MCF CLO I LLC, Membership Interests	40,391	—	(662)	1,069	40,798	—	1,854
MCF CLO III LLC, Class E Notes L+445, 1/20/24	11,325	26	—	(20)	11,331	—	181
MCF CLO III LLC, Membership Interests, 1/20/24	38,266	—	—	577	38,843	—	1,459
Renewable Funding Group, Inc., Series B Preferred Stock	—	8,750	—	—	8,750	—	—
Slater Mill Loan Fund LP, LP Certificates	7,361	—	(205)	535	7,691	—	366

	$144,628	$22,286	$(13,211)	$7,709	$161,412	$(107)	$5,902

—	Gross additions includes increases in the cost basis of investments resulting from new portfolio investments, PIK interest or dividends, the accretion of discounts, the exchange of one or more existing securities for one or more new securities and the movement of an existing portfolio company into this category from a different category.
¡	Gross reductions include decreases in the cost basis of investments resulting from principal collections related to investment repayments or sales, the amortization of premiums, the exchange of one or more existing securities for one or more new securities and the movement of an existing portfolio company out of this category into a different category.

As of June 30, 2014, the Company has a 13%, 26%, 100%, 9%, 97%, 98%, 15%, and 26% equity ownership interest in Aventine Renewable Energy Holdings, Inc., Highbridge Loan Management, Ltd., Golden Hill CLO I, LLC, Jamestown CLO I LTD, MCF CLO I LLC, MCF CLO III LLC, Renewable Funding Group, Inc., and Slater Mill Loan Fund LP, respectively. Investments that the Company owns greater than 25% of the equity and are shown in “Non-Controlled/Affiliated” have governing documents that preclude the Company from controlling management of the entity and therefore the Company disclaims that the entity is a controlled affiliate.

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

SCHEDULE OF INVESTMENTS (unaudited) (continued)

June 30, 2014

(in thousands)

(5)	Denotes investments in which we are deemed to exercise a controlling influence over the management or policies of a company, as defined in the 1940 Act, due to beneficially owning, either directly or through one or more controlled companies, more than 25% of the outstanding voting securities of the investment. Fair value as of March 31, 2014 and June 30, 2014 along with transactions during the three months ended June 30, 2014 in these Controlled investments are as follows:

Name of Issue	Fair Value at March 31, 2014	Gross Additions (Cost) —	Gross Reductions (Cost) ■	Change in Unrealized Gain (Loss)	Fair Value at June 30, 2014	Net Realized Gain (Loss)	Interest/ Dividend/ Other Income
Generation Brands Holdings, Inc. (Quality Home Brands), Basic Common Stock	$1,615	$—	$—	$910	$2,525	$—	$—
Generation Brands Holdings, Inc. (Quality Homes Brands), Series H Common Stock	1,345	—	—	757	2,102	—	—
Generation Brands Holdings, Inc. (Quality Homes Brands), Series 2L Common Stock	6,582	—	—	3,705	10,287	—	—
LVI Group Investments, LLC, Common Units	—	16,096	—	15,860	31,956	—	—
LVI Services, Inc., Common Stock	34,020	—	(16,096)	(17,924)	—
LVI Parent Corp. (LVI Services, Inc.), 12.50%, 4/20/14	10,200	187	(10,200)	(187)	—	—	313
Merx Aviation Finance Holdings II, LLC, (Revolver) 12.00% Funded, 0.00% Unfunded, 10/31/18	282,334	51,750	—	—	334,084	—	8,850
Merx Aviation Finance Holdings II, LLC, (Unfunded Revolver) 12.00% Funded, 0.00% Unfunded, 10/31/18	—	—	—	—	—	—	—
Merx Aviation Finance Assets Ireland Limited, Letter of Credit, 2.25%, 9/30/14	—	—	—	—	—	—	—
Merx Aviation Finance Assets Ireland Limited, Letter of Credit, 2.25%, 9/30/14	—	—	—	—	—	—	—
Merx Aviation Finance Holdings II, LLC, Partnership Interest	140,465	13,500	—	4,459	158,424	—	—
Playpower Holdings, Inc., Common Stock	53,813	—	—	6,898	60,711	—	63
Playpower Holdings, Inc., Series A Preferred, 14.00% PIK, 11/15/20	51,773	1,807	—	—	53,580	—	1,808

	$582,147	$83,340	$(26,296)	$14,478	$653,669	$—	$11,034

—	Gross additions includes increases in the cost basis of investments resulting from new portfolio investments, PIK interest or dividends, the accretions of discounts, the exchange of one or more existing securities for one or more new securities and the movement of an existing portfolio company into this category from a different category.
■	Gross reductions include decreases in the cost basis of investments resulting from principal collections related to investment repayments or sales, the amortization of premiums, the exchange of one or more existing securities for one or more new securities and the movement of an existing portfolio company out of this category into a different category.

As of June 30, 2014, the Company has a 28%, 37%, 100%, and 100% equity ownership interest in Generation Brands Holdings, Inc., LVI Group Investments, LLC, Merx Aviation Finance Holdings II, LLC, and Playpower Holdings, Inc., respectively.

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

SCHEDULE OF INVESTMENTS (unaudited) (continued)

June 30, 2014

(in thousands)

(6)	Aggregate gross unrealized gain for federal income tax purposes is $145,872; aggregate gross unrealized loss for federal income tax purposes is $94,296. Net unrealized gain is $51,576 based on a tax cost of $3,593,102.
(7)	Substantially all securities are pledged as collateral to our multicurrency revolving credit facility (the “Facility”). As such these securities are not available as collateral to our general creditors.
(8)	The negative fair value is the result of the unfunded commitment/letter of credit being valued below par.
(9)	These letters of credit represent multiple commitments made on various dates. As a result, there are numerous maturity dates and a maturity range has been provided.
(10)	Provided that no default has occurred, this investment may elect to pay up to 50% of the interest due on its interest payment date.
N/A	Not applicable
¿	These securities are exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions that are exempt from registration, normally to qualified institutional buyers.
*	Denominated in USD unless otherwise noted, Euro (“€”), British Pound (“£”), and Canadian Dollar (“CAD”).
**	Non-income producing security
***	Non-accrual status (see note 2)
****	The investment has a put option attached to it and the combined instrument has been recorded in its entirety at fair value as a hybrid instrument in accordance with ASC 815-15-25-4 with subsequent changes in fair value charged or credited to investment gains/losses for each period.
†	Denotes debt securities where the Company owns multiple tranches of the same broad asset type but whose security characteristics differ. Such differences may include level of subordination, call protection and pricing, and differing interest rate characteristics, among other factors. Such factors are usually considered in the determination of fair values.
‡	Investments that the Company has determined are not “qualifying assets” under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The status of these assets under the 1940 Act are subject to change. The Company monitors the status of these assets on an ongoing basis.
¢	Denotes investments where the governing documents of the entity preclude the Company from controlling management of the entity and accordingly the Company disclaims that the entity is a controlled affiliate.

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

SCHEDULE OF INVESTMENTS (unaudited) (continued)

June 30, 2014

Industry Classification	Percentage of Total Investments (at fair value) as of June 30, 2014
Business Services	14.8%
Aviation	13.5%
Oil and Gas	13.1%
Diversified Investment Vehicle	6.8%
Financial Services	5.3%
Healthcare	5.3%
Chemicals	4.6%
Distribution	4.6%
Insurance	3.3%
Diversified Service	3.3%
Leisure	3.1%
Transportation	2.3%
Telecommunications	2.1%
Aerospace and Defense	1.7%
Mining	1.6%
Containers, Packaging, and Glass	1.5%
Diversified Natural Resources, Precious Metals and Minerals	1.3%
Energy	1.3%
Buildings and Real Estate	1.2%
Education	1.0%
Restaurants	1.0%
Hotels, Motels, Inns and Gaming	0.9%
Environmental Services	0.9%
Media	0.9%
Packaging	0.9%
Cargo Transport	0.6%
Auto Sector	0.5%
Broadcasting & Entertainment	0.5%
Consumer Products	0.4%
Retail	0.4%
Home and Office Furnishings and Durable Consumer Products	0.4%
Grocery	0.3%
Finance	0.3%
Electronics	0.1%
Beverage, Food and Tobacco	0.1%
Cable Television	0.1%
Manufacturing	—%

Total Investments	100.0%

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

SCHEDULE OF INVESTMENTS

March 31, 2014

(in thousands)

INVESTMENTS IN NON-CONTROLLED/ NON-AFFILIATED INVESTMENTS—134.1%	Interest Rate	Maturity Date	Industry	Par Amount*	Cost	Fair Value (1)
CORPORATE DEBT—125.9%
SECURED DEBT—80.0%
1st Lien Secured Debt—32.5%
Archroma ‡	9.50% (L+825, 1.25% Floor)	10/1/18	Chemicals	$35,422	$34,762	$35,511
Avanti Communication Group PLC¿‡	10.000%	10/1/19	Telecommunications	9,000	9,000	9,608
Aveta, Inc.	9.75% (L+825, 1.50% Floor)	12/12/17	Healthcare	59,951	58,535	60,325
Caza Petroleum, Inc.	12.00% (L+1000, 2.00% Floor)	5/23/17	Oil and Gas	35,000	33,988	33,845
Charming Charlie LLC	9.00% (L+800, 1.00% Floor)	12/24/19	Retail	5,305	5,241	5,315
Confie Seguros Holding II Co., (Revolver) †	6.75% (P+350) Funded, 0.50% Unfunded	12/10/18	Insurance	240	240	218
Delta Educational Systems, Inc.	16.00% (8.00% Cash/8.00% PIK)	12/11/16	Education	5,437	5,437	5,437
Endeavour International Corp. †‡	12.000%	3/1/18	Oil and Gas	18,262	17,960	17,760
Endeavour International Corp. †‡	8.25% (L+700, 1.25% Floor)	11/30/17	Oil and Gas	3,157	3,105	3,126
Endeavour International Corp. †‡	8.25% (L+700, 1.25% Floor)	11/30/17	Oil and Gas	4,412	4,338	4,368
Evergreen Tank Solutions, Inc.	9.50% (L+800, 1.50% Floor)	9/28/18	Containers, Packaging, and Glass	41,771	41,260	41,980
Great Bear Petroleum Operating, LLC	12.000%	10/1/17	Oil and Gas	4,464	4,464	4,464
Hunt Companies, Inc.¿	9.625%	3/1/21	Buildings and Real Estate	41,210	40,701	42,807
Lee Enterprises, Inc¿‡	9.500%	3/15/22	Media	25,000	25,000	25,844
Magnetation, LLC¿	11.000%	5/15/18	Mining	16,400	16,458	18,450
Maxus Capital Carbon SPE I, LLC (Skyonic Corp.)	13.000%	9/18/19	Chemicals	60,000	60,000	60,000
Molycorp, Inc. ‡	10.000%	6/1/20	Diversified Natural Resources, Precious Metals and Minerals	35,849	35,532	35,547
My Alarm Center, LLC †	8.50% (L+750, 1.00% Floor)	1/9/18	Business Services	42,614	42,614	42,614
My Alarm Center, LLC †	8.50% (L+750, 1.00% Floor)	1/9/18	Business Services	2,930	2,930	2,930
Osage Exploration & Development, Inc. ‡	17.00% (L+1500, 2.00% Floor)	4/27/15	Oil and Gas	20,000	19,752	20,040
Panda Sherman Power, LLC	9.00% (L+750, 1.50% Floor)	9/14/18	Energy	15,000	14,821	15,450
Panda Temple Power, LLC	11.50% (L+1000, 1.50% Floor)	7/17/18	Energy	25,500	25,099	26,169
Pelican Energy, LLC ‡	10.00% (7.00% Cash / 3.00% PIK)	12/31/18	Oil and Gas	19,330	18,634	19,717
Reichhold Holdings International B.V. ‡	10.75% (L+975, 1.00% Floor)	12/19/16	Chemicals	22,500	22,500	22,500
Sand Waves, S.A. (Endeavour Energy UK Limited) ‡	9.750%	12/31/15	Oil and Gas	12,500	12,500	12,500
Southern Pacific Resource Corp. ‡	11.00% (L+1000, 1.00% Floor)	3/29/19	Oil and Gas	9,080	8,808	9,216
Spotted Hawk Development, LLC ‡	14.00% (13.00% Cash/1.00% PIK)	6/30/16	Oil and Gas	24,308	23,712	23,615
Sunrun Solar Owner IX, LLC	9.079%	12/31/24	Energy	3,622	3,466	3,467

See notes to financial statements.

INVESTMENTS IN NON-CONTROLLED/ NON-AFFILIATED INVESTMENTS—134.1%	Interest Rate	Maturity Date	Industry	Par Amount*	Cost	Fair Value (1)
1st Lien Secured Debt—32.5% (continued)
Travel Leaders Group, LLC	7.00% (L+600, 1.00% Floor)	12/5/18	Business Services	$2,568	$2,414	$2,548
UniTek Global Services, Inc., (Revolver) †	10.25% (L+925, 1.00% Floor) Funded, 2.00% Unfunded	4/15/16	Telecommunications	$44,802	$44,802	$44,802
Walter Energy, Inc. ¿‡	9.500%	10/15/19	Mining	17,000	17,307	17,345

Total 1st Lien Secured Debt					$655,380	$667,518

Unfunded Revolver Obligations—(0.4)%
Avaya, Inc. (8)	L+275 Funded, 0.50% Unfunded	10/26/16	Telecommunications	$36,785	$(5,203)	$(3,035)
BMC Software Inc. (8)	L+400 Funded, 0.50% Unfunded	9/10/18	Business Services	30,760	(3,243)	(2,307)
Confie Seguros Holding II Co. (8) †	P+350 Funded, 0.50% Unfunded	12/10/18	Insurance	3,627	(450)	(326)
Laureate Education, Inc. (8)‡	L+375 Funded, 0.625% Unfunded	6/16/16	Education	28,880	(2,888)	(2,599)
Reichhold Holdings International B.V. ‡	L+600 Funded, 1.50% Unfunded	12/19/16	Chemicals	12,500	—	—
Salix Pharmaceuticals, Ltd. (8)‡	L+300 Funded, 0.50% Unfunded	1/2/19	Healthcare	25,000	(1,923)	(125)
UniTek Global Services Inc., †	L+925 Funded, 2.00% Unfunded	4/15/16	Telecommunications	18,052	—	—

Total Unfunded Revolver Obligations					$(13,707)	$(8,392)

Letters of Credit— (0.0)%
Confie Seguros Holding II Co., Letter of Credit (8) †	4.500%	10/27/14	Insurance	$600	$—	$(54)
Confie Seguros Holding II Co., Letter of Credit (8) †	4.500%	1/13/15	Insurance	33	—	(3)
UniTek Global Services Inc., Letter of Credit †	9.250%	3/26/15	Telecommunications	3,000	—	—
UniTek Global Services Inc., Letter of Credit †	9.250%	3/18/15	Telecommunications	1,000	—	—
UniTek Global Services Inc., Letter of Credit †	9.250%	3/18/15	Telecommunications	2,700	—	—
UniTek Global Services Inc., Letter of Credit †	9.250%	12/15/14	Telecommunications	5,446	—	—

Total Letters of Credit					$—	$(57)

See notes to financial statements.

INVESTMENTS IN NON-CONTROLLED/ NON-AFFILIATED INVESTMENTS—134.1%	Interest Rate	Maturity Date	Industry	Par Amount*	Cost	Fair Value (1)
2nd Lien Secured Debt—47.9%
Active Network, Inc.	9.50% (L+850, 1.00% Floor)	11/15/21	Business Services	$25,000	$24,879	$25,344
Applied Systems, Inc.	7.50% (L+650, 1.00% Floor)	1/24/22	Business Services	9,110	9,043	9,281
Aptean, Inc.	8.50% (L+750, 1.00% Floor)	2/26/21	Business Services	11,322	11,153	11,478
Armor Holdings, Inc. (American Stock Transfer and Trust Company)	10.25% (L+900, 1.25% Floor)	12/26/20	Financial Services	8,000	7,851	8,000
Asurion Corporation	8.50% (L+750, 1.00% Floor)	3/3/21	Insurance	90,400	89,050	93,413
Bennu Oil & Gas, LLC	10.25% (L+900, 1.25% Floor)	11/1/18	Oil and Gas	8,999	8,927	9,123
BJ’s Wholesale Club, Inc	8.50% (L+750, 1.00% Floor)	3/26/20	Retail	20,000	19,904	20,537
Brock Holdings III, Inc.	10.00% (L+825, 1.75% Floor)	3/16/18	Environmental Services	19,500	19,245	19,805
Confie Seguros Holding II Co.	10.25% (L+900, 1.25% Floor)	5/8/19	Insurance	27,344	27,096	27,566
Consolidated Precision Products Corp.	8.75% (L+775, 1.00% Floor)	4/30/21	Aerospace and Defense	8,940	8,897	9,096
Del Monte Foods Co	8.25% (L+725, 1.00% Floor)	8/18/21	Beverage, Food, and Tobacco	12,140	12,019	12,110
Deltek, Inc.	10.00% (L+875, 1.25% Floor)	10/10/19	Business Services	27,273	27,023	27,887
Elements Behavioral Health, Inc.	9.25% (L+825, 1.00% Floor)	2/11/20	Healthcare	9,500	9,407	9,500
Flexera Software LLC	8.00% (L+700, 1.00% Floor)	4/2/21	Business Services	7,000	6,965	7,053
Garden Fresh Restaurant Corp. †	7.25% (L+575 PIK, 1.50% Floor)	1/1/19	Restaurants	7,661	5,618	5,210
Garden Fresh Restaurant Corp. †	14.50% (L+1300 PIK, 1.50% Floor)	1/1/19	Restaurants	34,513	32,326	30,716
GCA Services Group, Inc.	9.25% (L+800, 1.25% Floor)	11/1/20	Diversified Service	22,838	22,940	23,194
Grocery Outlet, Inc.	10.50% (L+925, 1.25% Floor)	6/17/19	Grocery	8,674	8,526	8,847
HD Vest Inc. ‡	9.25% (L+800, 1.25% Floor)	6/18/19	Financial Services	9,396	9,290	9,302
Healogics, Inc.	9.25% (L+800, 1.25% Floor)	2/5/20	Healthcare	10,000	10,109	10,242
IMG Worldwide, Inc.	8.25% (L+725, 1.00% Floor)	3/21/22	Leisure	2,167	2,145	2,199
Insight Pharmaceuticals, LLC.	13.25% (L+1175, 1.50% Floor)	8/25/17	Consumer Products	15,448	15,243	15,139
Kronos, Inc.	9.75% (L+850, 1.25% Floor)	4/30/20	Business Services	92,516	91,531	96,332
Landslide Holdings, Inc.	8.25% (L+725, 1.00% Floor)	2/25/21	Business Services	5,630	5,588	5,672
Learfield Communications, Inc.	8.75% (L+775, 1.00% Floor)	10/8/21	Media	15,000	14,856	15,375
Miller Energy Resources, Inc. ‡	11.75% (L+975, 2.00% Floor)	2/3/18	Oil and Gas	87,500	85,804	85,750

See notes to financial statements.

INVESTMENTS IN NON-CONTROLLED/ NON-AFFILIATED INVESTMENTS—134.1%	Interest Rate	Maturity Date	Industry	Par Amount*		Cost	Fair Value (1)
2nd Lien Secured Debt—47.9% (continued)
Ranpak Corp.	8.50% (L+725, 1.25% Floor)	4/23/20	Packaging		$22,000	$21,802	$22,522
River Cree Enterprises LP ¿‡	11.000%	1/20/21	Hotels, Motels, Inns and Gaming	CAD	33,000	31,110	31,767
SESAC Holdco II LLC	10.00% (L+875, 1.25% Floor)	4/9/14	Broadcasting & Entertainment		$10,750	10,758	10,978
Sprint Industrial Holdings, LLC	11.25% (L+1000, 1.25% Floor)	11/14/19	Containers, Packaging, and Glass		14,163	13,928	14,305
SquareTwo Financial Corp. (Collect America, Ltd.) ‡	11.625%	4/1/17	Financial Services		61,079	59,929	61,690
Stadium Management Corp	9.25% (L+825, 1.00% Floor)	2/27/21	Business Services		19,900	19,900	20,348
Tectum Holdings, Inc.	10.25% (P+700, 3.25% Floor)	3/12/19	Auto Sector		17,670	17,582	17,626
Transfirst Holdings Inc.	7.50% (L+650, 1.00% Floor)	6/27/18	Financial Services		59,750	59,601	60,422
TriMark USA, LLC	10.00% (L+900, 1.00% Floor)	8/12/19	Distribution		27,000	26,470	27,338
U.S. Renal Care, Inc. †	10.25% (L+900, 1.25% Floor)	1/3/20	Healthcare		11,927	11,980	12,195
U.S. Renal Care, Inc. †	8.50% (L+750, 1.00% Floor)	7/3/20	Healthcare		12,120	11,930	12,325
Velocity Technology Solutions, Inc.	9.00% (L+775, 1.25% Floor)	9/28/20	Business Services		16,500	16,170	16,170
Vertafore, Inc.	9.75% (L+825, 1.50% Floor)	10/27/17	Business Services		50,436	50,167	51,397
Walter Energy, Inc. ¿‡	11.000%	4/1/20	Mining		27,798	26,308	25,192

Total 2nd Lien Secured Debt						$963,070	$982,446

TOTAL SECURED DEBT						$1,604,743	$1,641,515

UNSECURED DEBT—45.9%
Altegrity, Inc. †	0.000% (12.5% effective)	8/2/16	Diversified Service		$3,545	$2,664	$957
Altegrity, Inc. ¿†	12.000%	11/1/15	Diversified Service		14,667	14,667	13,567
American Energy - Utica, LLC ¿	3.500%	3/1/21	Oil and Gas		10,868	10,868	11,031
American Tire Distributors, Inc. ¿†	11.500%	6/1/18	Distribution		25,000	25,000	25,700
American Tire Distributors, Inc. †	11.500%	6/1/18	Distribution		40,000	39,321	41,120
Artsonig Pty Ltd ¿‡	11.500%	4/1/19	Transportation		20,000	19,701	20,025
BCA Osprey II Limited (British Car Auctions) †‡	12.50% PIK	8/17/17	Transportation		€12,721	17,489	18,102
BCA Osprey II Limited (British Car Auctions) †‡	12.50% PIK	8/17/17	Transportation		£20,948	33,173	36,058
Ceridian Corp. ¿†	11.000%	3/15/21	Diversified Service		$34,000	34,000	39,335
Ceridian Corp. †	11.250%	11/15/15	Diversified Service		35,800	35,800	36,154
Ceridian Corp. †	12.25% Cash (12.25% Cash or 13.00% PIK)	11/15/15	Diversified Service		14,420	14,420	14,562
CRC Health Corp.	10.750%	2/1/16	Healthcare		13,000	13,079	13,077
Delta Educational Systems, Inc.	16.00% (10.00% Cash/6.00% PIK)	5/12/17	Education		21,684	21,353	20,708
Denver Parent Corp. (Venoco) ¿	12.250%	8/15/18	Oil and Gas		15,000	14,633	15,150
Energy & Exploration Partners, Inc. †	15.000%	4/8/18	Oil and Gas		25,000	22,410	23,750

See notes to financial statements.

INVESTMENTS IN NON-CONTROLLED/ NON-AFFILIATED INVESTMENTS—134.1%	Interest Rate	Maturity Date	Industry	Par Amount*	Cost	Fair Value (1)
UNSECURED DEBT—45.9% (continued)
Energy & Exploration Partners, Inc. †	15.000%	12/12/18	Oil and Gas	4,464	4,263	4,241
Energy & Exploration Partners, Inc. †	15.000%	12/12/18	Oil and Gas	2,679	2,469	2,545
Energy & Exploration Partners, Inc. †	15.000%	3/27/19	Oil and Gas	$8,036	$7,650	$7,634
Exova Limited †‡	10.50%	5/20/14	Business Services	£4,655	6,606	8,537
Exova Limited ¿†‡	10.50%	5/20/14	Business Services	18,000	28,165	33,010
First Data Corp. †	10.625%	6/15/21	Financial Services	$10,000	10,000	11,288
First Data Corp. †	11.250%	1/15/21	Financial Services	67,000	66,977	76,548
First Data Corp. †	12.625%	1/15/21	Financial Services	5,000	5,641	5,963
inVentiv Health, Inc. ¿	11.000%	8/15/18	Healthcare	106,500	106,500	98,646
My Alarm Center, LLC	16.25% (12.00% Cash/4.25%PIK)	7/9/18	Business Services	4,101	4,101	4,101
Niacet Corporation	13.000%	8/28/18	Chemicals	12,500	12,500	12,625
PetroBakken Energy Ltd. ¿‡	8.625%	2/1/20	Oil and Gas	44,082	44,390	44,206
Prospect Holding Company LLC ¿	10.250%	10/1/18	Financial Services	20,000	19,106	19,450
Radio One Inc ¿‡	9.250%	2/15/20	Broadcasting & Entertainment	14,804	14,804	15,778
Symbion Inc.	11.000%	8/23/15	Healthcare	8,488	8,501	8,538
Tervita Corporation ¿‡	10.875%	2/15/18	Environmental Services	22,438	21,739	22,662
U.S. Security Associates Holdings, Inc.	11.000%	7/28/18	Business Services	135,000	135,000	139,590
Univar Inc.	10.500%	6/30/18	Distribution	20,000	20,000	19,960
Varietal Distribution ¿†	10.750%	6/30/17	Distribution	22,204	21,908	22,426
Varietal Distribution ¿†	10.750%	6/30/17	Distribution	€11,574	15,092	16,111
Venoco, Inc.	8.875%	2/15/19	Oil and Gas	$38,050	38,463	38,573

TOTAL UNSECURED DEBT					$912,453	$941,728

TOTAL CORPORATE DEBT					$2,517,196	$2,583,243

STRUCTURED PRODUCTS AND OTHER—3.9%
Craft 2013-1, Credit Linked Note ‡	9.49% (L+925)	4/17/22	Diversified Investment Vehicle	$20,000	$20,000	$19,802
Dark Castle Holdings, LLC	N/A	N/A	Media	25,302	2,094	3,077
JP Morgan Chase & Co., Credit-Linked Note ‡	12.50% (L+1225)	12/20/21	Diversified Investment Vehicle	43,250	43,010	42,935
Renaissance Umiat, LLC, ACES ****†‡	N/A	N/A	Oil and Gas	—	7,153	7,799
Renaissance Umiat, LLC, ACES ****†‡	N/A	N/A	Oil and Gas	—	6,351	6,391

TOTAL STRUCTURED PRODUCTS AND OTHER					$78,608	$80,004

				Shares
PREFERRED EQUITY—2.0%
CA Holding, Inc. (Collect America, Ltd.), Series A Preferred Stock **‡	N/A	N/A	Financial Services	7,961	$788	$1,592
Crowley Holdings, Series A Preferred Stock	12.00% (10.00% Cash / 2.00% PIK)	N/A	Cargo Transport	22,500	22,623	22,620
Gryphon Colleges Corp. (Delta Educational Systems, Inc.), Preferred Stock ***	13.50% PIK	N/A	Education	12,360	27,685	13,802
Gryphon Colleges Corp. (Delta Educational Systems, Inc.), Preferred Stock ***	12.50% PIK	N/A	Education	332,500	6,863	—
Varietal Distribution Holdings, LLC, Class A Preferred Unit	8.00% PIK	N/A	Distribution	3,097	5,288	3,275

TOTAL PREFERRED EQUITY					$63,247	$41,289

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

SCHEDULE OF INVESTMENTS (continued)

March 31, 2014

(in thousands, except shares and warrants)

INVESTMENTS IN NON-CONTROLLED/NON-AFFILIATED INVESTMENTS—134.1%	Interest Rate	Maturity Date	Industry	Shares	Cost	Fair Value (1)
EQUITY—2.3%
Common Equity/Interests—1.8%
Accelerate Parent Corp. (American Tire Distributors), Common Stock **	N/A	N/A	Distribution	3,225,514	$3,276	$4,710
AHC Mezzanine, LLC (Advanstar), Common Stock **	N/A	N/A	Media	25,016	1,063	350
Altegrity Holding Corp., Common Stock **	N/A	N/A	Diversified Service	353,399	13,797	—
CA Holding, Inc. (Collect America, Ltd.), Series A Common Stock **‡	N/A	N/A	Financial Services	25,000	2,500	1,380
CA Holding, Inc. (Collect America, Ltd.), Series AA Common Stock **‡	N/A	N/A	Financial Services	4,294	430	859
Caza Petroleum Inc., Net Profits Interest **	N/A	N/A	Oil and Gas	—	940	946
Caza Petroleum Inc., Overriding Royalty Interest **	N/A	N/A	Oil and Gas	—	265	228
Clothesline Holdings, Inc. (Angelica Corporation), Common Stock **	N/A	N/A	Healthcare	6,000	6,000	3,282
Explorer Coinvest, LLC (Booz Allen), Common Stock **‡	N/A	N/A	Business Services	340,090	2,603	6,958
Garden Fresh Restaurant Holdings, LLC., Common Stock **	N/A	N/A	Restaurants	50,000	5,000	138
Gryphon Colleges Corp. (Delta Educational Systems, Inc.), Common Stock **	N/A	N/A	Education	17,500	175	—
GS Prysmian Co-Invest L.P. (Prysmian Cables & Systems), Limited Partnership **(2)(3)‡	N/A	N/A	Manufacturing	—	—	17
JV Note Holdco, LLC (DSI Renal Inc.), Common Equity / Interest **	N/A	N/A	Healthcare	9,303	85	—
Pelican Energy, LLC, Net Profit Interest **‡	N/A	N/A	Oil and Gas	696,656	697	477
RC Coinvestment, LLC (Ranpak Corp.), Common Stock **	N/A	N/A	Packaging	50,000	5,000	7,674
Sorenson Communications Holdings, LLC, Class A, Common Stock **	N/A	N/A	Consumer Products	454,828	45	61
Univar Inc., Common Stock **	N/A	N/A	Distribution	900,000	9,000	9,680
Varietal Distribution Holdings, LLC, Class A Common Unit **	N/A	N/A	Distribution	28,028	28	—

Total Common Equity/Interests					$50,904	$36,760

				Warrants
Warrants—0.5%
CA Holding, Inc. (Collect America, Ltd.), Common Stock Warrants **‡	N/A	N/A	Financial Services	7,961	$8	$—
Energy & Exploration Partners, Inc., Common Stock Warrants **	N/A	N/A	Oil and Gas	60,778	2,374	1,829
Fidji Luxco (BC) S.C.A., Common Stock Warrants **‡(2)	N/A	N/A	Electronics	18,113	182	5,069
Gryphon Colleges Corp. (Delta Educational Systems, Inc.), Common Stock **	N/A	N/A	Education	9,820	98	—
Gryphon Colleges Corp. (Delta Educational Systems, Inc.), Class A-1 Preferred Stock Warrants **	N/A	N/A	Education	45,947	459	—
Gryphon Colleges Corp. (Delta Educational Systems, Inc.), Class B-1 Preferred Stock Warrants **	N/A	N/A	Education	104,314	1,043	—
Osage Exploration & Development, Inc., Common Stock Warrants **‡	N/A	N/A	Oil and Gas	1,496,843	—	1,398
Spotted Hawk Development, LLC, Common Stock Warrants **‡	N/A	N/A	Oil and Gas	54,545	852	2,304

Total Warrants					$5,016	$10,600

TOTAL EQUITY					$55,920	$47,360

Total Investments in Non-Controlled/ Non-Affiliated Investments					$2,714,971	$2,751,896

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

SCHEDULE OF INVESTMENTS (continued)

March 31, 2014

(in thousands, except shares and warrants)

INVESTMENTS IN NON-CONTROLLED/ AFFILIATED INVESTMENTS—7.0%(4)	Interest Rate	Maturity Date	Industry	ParAmount*	Cost	FairValue (1)
CORPORATE DEBT—0.7%
SECURED DEBT—0.7%
1st Lien Secured Debt—0.7%
Aventine Renewable Energy Holdings, Inc. †	15.00% (12.00% Cash/3.00% PIK)	9/23/16	Chemicals	$2,737	$2,621	$2,405
Aventine Renewable Energy Holdings, Inc. †	15.00% PIK or 10.50% Cash	9/22/17	Chemicals	14,068	16,391	8,884
Aventine Renewable Energy Holdings, Inc. †	25.00% PIK	9/24/16	Chemicals	3,769	3,769	3,769

Total 1st Lien Secured Debt					$22,781	$15,058

TOTAL SECURED DEBT					$22,781	$15,058

TOTAL CORPORATE DEBT					$22,781	$15,058

STRUCTURED PRODUCTS AND OTHER—6.3%
Golden Hill CLO I, LLC, Equity ‡¢	N/A	N/A	Diversified Investment Vehicle	$1,097	$1,631	$1,097
Highbridge Loan Management 3-2014, Ltd., Class D Notes †‡¢	5.22% (L+500)	1/18/25	Diversified Investment Vehicle	5,000	4,638	4,680
Highbridge Loan Management 3-2014, Ltd., Class E Notes †‡¢	6.22% (L+600)	1/18/25	Diversified Investment Vehicle	2,485	2,263	2,314
Highbridge Loan Management 3-2014, Ltd., Subordinated Notes †‡¢	N/A	1/18/25	Diversified Investment Vehicle	8,163	7,527	7,278
Jamestown CLO I LTD, Subordinated Notes ‡¢	N/A	11/5/24	Diversified Investment Vehicle	4,325	3,553	3,828
MCF CLO I LLC, Class E Notes ‡¢	5.99% (L+575)	4/20/23	Diversified Investment Vehicle	13,000	12,330	12,357
MCF CLO I LLC, Membership Interests ‡¢	N/A	N/A	Diversified Investment Vehicle	38,918	37,560	40,391
MCF CLO III LLC, Class E Notes ‡¢	4.81% (L+445)	1/20/24	Diversified Investment Vehicle	12,750	11,349	11,325
MCF CLO III LLC, Membership Interests ‡¢	N/A	1/20/24	Diversified Investment Vehicle	41,900	39,183	38,266
Slater Mill Loan Fund LP, LP Certificates ‡¢	N/A	N/A	Diversified Investment Vehicle	8,375	6,222	7,361

TOTAL STRUCTURED PRODUCTS AND OTHER					$126,256	$128,897

				Shares
EQUITY—0.0%
Common Equity/Interests—0.0%
Aventine Renewable Energy Holdings, Inc., Common Stock **	N/A	N/A	Chemicals	262,036	$688	$99

Total Common Equity/Interests					$688	$99

				Warrants
Warrants—0.0%
Aventine Renewable Energy Holdings, Inc., Common Stock Warrants **	N/A	N/A	Chemicals	1,521,193	$3,996	$574

Total Warrants					$3,996	$574

TOTAL EQUITY					$4,684	$673

Total Investments in Non-Controlled/Affiliated Investments					$153,721	$144,628

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

SCHEDULE OF INVESTMENTS (continued)

March 31, 2014

(in thousands, except shares)

INVESTMENTS IN CONTROLLED INVESTMENTS—28.4%(5)	Interest Rate	Maturity Date	Industry	Par Amount*	Cost	Fair Value (1)
CORPORATE DEBT—14.3%
SECURED DEBT—14.3%
1st Lien Secured Debt—13.8%
Merx Aviation Finance Holdings II, LLC (Revolver)	12.00% Funded, 0.00% Unfunded	10/31/18	Aviation	$282,334	$282,334	$282,334

Total 1st Lien Secured Debt					$282,334	$282,334

Unfunded Revolver Obligation—0.0%
Merx Aviation Finance Holdings II, LLC	12.00% Funded, 0.00% Unfunded	10/31/18	Aviation	$117,666	$—	$—

Total Unfunded Revolver Obligation					$—	$—

Letters of Credit—0.0%
Merx Aviation Finance Assets Ireland Limited, LLC, Letter of Credit	2.250%	9/30/14	Aviation	$1,800	$—	$—
Merx Aviation Finance Assets Ireland Limited, LLC, Letter of Credit	2.250%	9/30/14	Aviation	1,800	—	—

Total Letters of Credit					$—	$—

2nd Lien Secured Debt—0.5%
LVI Parent Corp. (LVI Services, Inc.)	12.500%	4/20/14	Environmental Services	$10,000	$10,013	$10,200

Total 2nd Lien Secured Debt					$10,013	$10,200

TOTAL SECURED DEBT					$292,347	$292,534

TOTAL CORPORATE DEBT					$292,347	$292,534

				Shares
PREFERRED EQUITY—2.5%
Playpower Holdings, Inc., Series A Preferred	14.00% PIK	11/15/20	Leisure	49,178	$51,773	$51,773

TOTAL PREFERRED EQUITY					$51,773	$51,773

EQUITY—11.6%
Common Equity/Interests—11.6%
Generation Brands Holdings, Inc. (Quality Home Brands), Basic Common Stock **	N/A	N/A	Home and Office Furnishings and Durable Consumer Products	9,007	$—	$1,615
Generation Brands Holdings, Inc. (Quality Home Brands), Series H Common Stock **	N/A	N/A	Home and Office Furnishings and Durable Consumer Products	7,500	2,297	1,345
Generation Brands Holdings, Inc. (Quality Home Brands), Series 2L Common Stock **	N/A	N/A	Home and Office Furnishings and Durable Consumer Products	36,700	11,242	6,582
LVI Parent Corp., Common Stock **	N/A	N/A	Environmental Services	14,981	16,097	34,020
Merx Aviation Finance Holdings II, LLC, Partnership Interest **	N/A	N/A	Aviation	—	138,582	140,465
Playpower Holdings, Inc., Common Stock **	N/A	N/A	Leisure	1,000	77,722	53,813

Total Common Equity/Interests					$245,940	$237,840

TOTAL EQUITY					$245,940	$237,840

Total Investments in Controlled Investments					$590,060	$582,147

Total Investments—169.5%(6)(7)					$3,458,752	$3,478,671

Liabilities in Excess of Other Assets—(69.5)%						$(1,427,061)

Net Assets—100.0%						$2,051,611

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

SCHEDULE OF INVESTMENTS (continued)

March 31, 2014

(in thousands)

(1)	Fair value is determined in good faith by or under the direction of the Board of Directors of the Company (see note 2).
(2)	GS Prysmian Co-Invest L.P. and Fidji Luxco (BC) S.C.A. are EUR denominated investments.
(3)	The Company is the sole Limited Partner in GS Prysmian Co-Invest L.P.
(4)	Denotes investments in which we are an “Affiliated Person”, as defined in the 1940 Act, due to owning or holding the power to vote 5% or more of the outstanding voting securities of the investment but not controlling the company. Fair value as of March 31, 2013 and March 31, 2014 along with transactions during the fiscal year ended March 31, 2014 in these Affiliated investments are as follows:

Name of Issue	Fair Value at March 31, 2013	Gross Additions (Cost) —	Gross Reductions (Cost) ¡	Change in Unrealized Gain (Loss)	Fair Value at March 31, 2014	Net Realized Gain (Loss)	Interest/ Dividend/ Other Income
Aventine Renewable Energy Holdings, Inc., 15.00% (12.00% Cash/3.00% PIK), 9/23/16	$3,866	$85	$(1,314)	$(232)	$2,405	$—	$606
Aventine Renewable Energy Holdings, Inc., 10.50% Cash or 15.00% PIK, 9/22/17	9,682	1,965	(1,581)	(1,182)	8,884	—	370
Aventine Renewable Energy Holdings, Inc., 25.00% PIK, 9/24/16	N/A	5,348	(1,578)	—	3,769	—	1,044
Aventine Renewable Energy Holdings, Inc., Common Stock	2,347	—	(3,995)	1,747	99	—	—
Aventine Renewable Energy Holdings, Inc., Common Stock Warrants	N/A	3,995	—	(3,422)	574	—	—
Golden Hill CLO I, LLC, Equity	N/A	1,631	—	(534)	1,097	—	—
Highbridge Loan Management 3-2014, Ltd., Class D Notes L+500, 1/18/25	N/A	4,638	—	42	4,680	—	49
Highbridge Loan Management 3-2014, Ltd., Class E Notes L+600, 1/18/25	N/A	2,263	—	50	2,314	—	28
Highbridge Loan Management 3-2014, Ltd., Subordinated Notes, 1/18/25	N/A	7,527	—	(249)	7,278	—	96
Highbridge Loan, Ltd., Preference Shares	6,174	6,655	(12,829)	—	—	—	1,876
Jamestown CLO I LTD, Class C L+400, 11/5/24	1,109	3	(1,027)	(86)	—	71	30
Jamestown CLO I LTD, Class D L+550, 11/5/24	3,537	13	(3,386)	(164)	—	250	139
Jamestown CLO I LTD, Subordinated Notes, 11/5/24	13,568	—	(10,500)	761	3,828	1,758	1,473
Kirkwood Fund II LLC, Common Interest	43,144	—	(41,067)	(2,077)	—	—	5,923
MCF CLO I LLC, Class E Notes, L+575, 4/20/23	12,273	52	—	32	12,357	—	854
MCF CLO I LLC, Membership Interests	38,918	—	(1,358)	2,832	40,391	—	8,108
MCF CLO III LLC, Class E Notes L+445, 1/20/24	N/A	11,349	—	(24)	11,325	—	165
MCF CLO III LLC, Membership Interests, 1/20/24	N/A	39,183	—	(918)	38,266	—	1,165
Slater Mill Loan Fund LP, LP Certificates	6,951	—	(897)	1,306	7,361	—	1,088

	$141,569	$84,708	$(79,534)	$(2,115)	$144,628	$2,078	$23,017

—	Gross additions includes increases in the cost basis of investments resulting from new portfolio investments, PIK interest or dividends, the accretion of discounts, the exchange of one or more existing securities for one or more new securities and the movement of an existing portfolio company into this category from a different category.
¡	Gross reductions include decreases in the cost basis of investments resulting from principal collections related to investment repayments or sales, the amortization of premiums, the exchange of one or more existing securities for one or more new securities and the movement of an existing portfolio company out of this category into a different category.

As of March 31, 2014, the Company has a 13%, 26%, 100%, 9%, 97%, 98%, and 26% equity ownership interest in Aventine Renewable Energy Holdings, Inc., Highbridge Loan Management, Ltd, Golden Hill CLO I, LLC, Jamestown CLO I LTD, MCF CLO I LLC, MCF CLO III LLC, and Slater Mill Loan Fund LP, respectively. Investments that the Company owns greater than 25% of the equity and are shown in “Non-Controlled/Affiliated” have governing documents that preclude the Company from controlling management of the entity and therefore the Company disclaims that the entity is a controlled affiliate.

See notes to financial statements.

(5)	Denotes investments in which we are deemed to exercise a controlling influence over the management or policies of a company, as defined in the 1940 Act, due to beneficially owning, either directly or through one or more controlled companies, more than 25% of the outstanding voting securities of the investment. Fair value as of March 31, 2013 and March 31, 2014 along with transactions during the fiscal year ended March 31, 2014 in these Controlled investments are as follows:

Name of Issue	Fair Value at March 31, 2013	Gross Additions (Cost) —	Gross Reductions (Cost) ¡	Change in Unrealized Gain (Loss)	Fair Value at March 31, 2014	Net Realized Gain (Loss)	Interest/ Dividend/ Other Income
AIC Credit Opportunity Fund, LLC Common Equity	$50,697	$20,386	$(68,489)	$(2,594)	$—	$(2,338)	$2,306
Generation Brands Holdings, Inc. (Quality Home Brands), Basic Common Stock	432	—	—	1,183	1,615	—	—
Generation Brands Holdings, Inc. (Quality Home Brands), Series 2L Common Stock	360	—	—	985	1,345	—	—
Generation Brands Holdings, Inc. (Quality Home Brands), Series H Common Stock	1,760	—	—	4,822	6,582	—	—
Grand Prix Holdings, LLC, Series A Preferred Interests, 12.00% PIK	N/A	N/A	N/A	N/A	N/A	98	—
LVI Parent Corp. (LVI Services, Inc.), 12.50%, 4/20/14	10,000	198	—	2	10,200	—	1,448
LVI Services, Inc., Common Stock	30,575	—	—	3,444	34,020	—	153
Merx Aviation Finance Holdings, LLC, 12.00%, 1/9/21	92,000	—	(92,000)	—	—	—	6,761
Merx Aviation Finance Holdings, LLC, 12.00%, 2/1/21	5,303	—	(5,303)	—	—	—	392
Merx Aviation Finance Holdings, LLC, 12.00%, 3/28/21	4,684	—	(4,684)	—	—	—	346
Merx Aviation Finance Holdings, LLC, 12.00%, 6/25/21	N/A	13,500	(13,500)	—	—	—	621
Merx Aviation Finance Holdings, LLC, 12.00%, 7/25/21	N/A	14,600	(14,600)	—	—	—	286
Merx Aviation Finance Holdings, LLC, 12.00%, 8/19/21	N/A	4,000	(4,000)	—	—	—	124
Merx Aviation Finance Holdings, LLC, 12.00%, 9/12/21	N/A	4,600	(4,600)	—	—	—	80
Merx Aviation Finance Holdings, LLC, 12.00%, 10/28/21	N/A	31,150	(31,150)	—	—	—	154
Merx Aviation Finance Holdings II, LLC, (Revolver) 12.00% Funded, 0.00% Unfunded, 10/31/18	N/A	282,334	—	—	282,334	—	9,205
Merx Aviation Finance Holdings II, LLC, Partnership Interest	33,820	107,120	(2,358)	1,883	140,465	—	—
Merx Aviation Finance Assets Ireland Limited, Letter of Credit, 2.25%, 9/30/14	—	—	—	—	—	—	—
Merx Aviation Finance Assets Ireland Limited, Letter of Credit, 2.25%, 9/30/14	—	—	—	—	—	—	—
Playpower Holdings, Inc., 14.00% PIK, 12/15/15	24,174	2,293	(27,578)	1,111	—	442	2,271
Playpower, Inc., 12.50% PIK, 12/31/15	18,458	1,713	(20,551)	380	—	870	1,686
Playpower Holdings, Inc., Series A Preferred, 14.00% PIK, 11/15/20	N/A	51,773	—	—	51,773	—	3,303
Playpower Holdings, Inc., Common Stock	38,157	—	—	15,657	53,813	—	—

	$310,418	$533,668	$(288,811)	$26,872	$582,147	$(927)	$29,137

—	Gross additions includes increases in the cost basis of investments resulting from new portfolio investments, PIK interest or dividends, the accretions of discounts, the exchange of one or more existing securities for one or more new securities and the movement of an existing portfolio company into this category from a different category.
¡	Gross reductions include decreases in the cost basis of investments resulting from principal collections related to investment repayments or sales, the amortization of premiums, the exchange of one or more existing securities for one or more new securities and the movement of an existing portfolio company out of this category into a different category.

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

SCHEDULE OF INVESTMENTS (continued)

March 31, 2014

(in thousands)

As of March 31, 2014, the Company has a 28%, 33%, 100%, and 100% equity ownership interest in Generation Brands Holdings, Inc., LVI Parent Corp., Merx Aviation Finance Holdings II, LLC, and Playpower Holdings, Inc., respectively.

(6)	Aggregate gross unrealized gain for federal income tax purposes is $124,819; aggregate gross unrealized loss for federal income tax purposes is $154,176. Net unrealized loss is $29,357 based on a tax cost of $3,508,028.
(7)	Substantially all securities are pledged as collateral to our multicurrency revolving credit facility (the “Facility”). As such these securities are not available as collateral to our general creditors.
(8)	The negative fair value is the result of the unfunded commitment/letter of credit being valued below par.
N/A	Not applicable
¿	These securities are exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions that are exempt from registration, normally to qualified institutional buyers.
*	Denominated in USD unless otherwise noted, Euro (“€”), British Pound (“£”), and Canadian Dollar (“CAD”).
**	Non-income producing security
***	Non-accrual status (see note 2)
****	The investment has a put option attached to it and the combined instrument has been recorded in its entirety at fair value as a hybrid instrument in accordance with ASC 815-15-25-4 with subsequent changes in fair value charged or credited to investment gains/losses for each period.
†	Denotes debt securities where the Company owns multiple tranches of the same broad asset type but whose security characteristics differ. Such differences may include level of subordination, call protection and pricing, and differing interest rate characteristics, among other factors. Such factors are usually considered in the determination of fair values.
‡	Investments that the Company has determined are not “qualifying assets” under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The status of these assets under the 1940 Act are subject to change. The Company monitors the status of these assets on an ongoing basis.
¢	Denotes investments where the governing documents of the entity preclude the Company from controlling management of the entity and accordingly the Company disclaims that the entity is a controlled affiliate.

APOLLO INVESTMENT CORPORATION

SCHEDULE OF INVESTMENTS (continued)

March 31, 2014

Industry Classification	Percentage of Total Investments (at fair value) as of March 31, 2014
Business Services	14.6%
Aviation	12.2%
Oil and Gas	11.8%
Financial Services	7.4%
Healthcare	6.6%
Diversified Investment Vehicle	5.5%
Distribution	4.9%
Chemicals	4.2%
Diversified Service	3.7%
Insurance	3.5%
Leisure	3.1%
Environmental Services	2.5%
Transportation	2.1%
Mining	1.8%
Containers, Packaging, and Glass	1.6%
Telecommunications	1.5%
Energy	1.3%
Media	1.3%
Buildings and Real Estate	1.2%
Education	1.1%
Restaurants	1.0%
Diversified Natural Resources, Precious Metals and Minerals	1.0%
Hotels, Motels, Inns and Gaming	0.9%
Packaging	0.9%
Broadcasting & Entertainment	0.8%
Retail	0.7%
Cargo Transport	0.6%
Auto Sector	0.5%
Consumer Products	0.4%
Beverage, Food and Tobacco	0.3%
Home and Office Furnishings and Durable Consumer Products	0.3%
Aerospace and Defense	0.3%
Grocery	0.2%
Electronics	0.2%
Manufacturing	—%

Total Investments	100.0%

See notes to financial statements.

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS

(in thousands except share and per share amounts)

Note 1. Organization

Apollo Investment Corporation (“Apollo Investment”, the “Company”, “AIC”, “we”, “us”, or “our”), a Maryland corporation organized on February 2, 2004, is a closed-end, externally managed, non-diversified management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”). In addition, for tax purposes we have elected to be treated as a regulated investment company (“RIC”), under the Internal Revenue Code of 1986, as amended (“the Code”). Our investment objective is to generate current income and capital appreciation. We invest primarily in various forms of debt investments, including secured and unsecured loans, loan investments, and/or equity in private middle-market companies. We may also invest in the securities of public companies and structured products and other investments such as collateralized loan obligations and credit-linked notes (“CLOs” and “CLNs”, respectively). Our portfolio is comprised primarily of investments in debt, including secured and unsecured debt of private middle-market companies that, in the case of senior secured loans, generally are not broadly syndicated and whose aggregate tranche size is typically less than $250 million. Our portfolio also includes equity interests such as common stock, preferred stock, warrants or options.

Apollo Investment commenced operations on April 8, 2004 receiving net proceeds of $870,000 from its initial public offering by selling 62 million shares of common stock at a price of $15.00 per share. Since then, and through June 30, 2014, we have raised approximately $2,210,099 in net proceeds from additional offerings of common stock.

Note 2. Significant Accounting Policies

The following is a summary of the significant accounting and reporting policies used in preparing the financial statements.

Basis of Presentation and Use of Estimates

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The Company is an investment company following accounting and reporting guidance in Accounting Standards Codification (“ASC”) 946. In accordance with Regulation S-X, the Company generally will not consolidate its interest in any company other than in investment company subsidiaries and controlled operating companies substantially all of whose business consists of providing services to the Company. Consequently, the Company has not consolidated special purpose entities through which the special purpose entity acquired and holds investments subject to financing with third parties. As of June 30, 2014, the Company did not have any subsidiaries or controlled operating companies that were consolidated (see additional information within note 6).

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reported periods. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ materially.

Interim financial statements are prepared in accordance with GAAP for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Article 6 or 10 of Regulation S-X, as appropriate. In the opinion of management, all adjustments, which are of a normal recurring nature, considered necessary for the fair statement of financial statements for the interim period, have been included. These financial statements should be read in conjunction with the audited financial statements and accompanying notes included in the Annual Report on Form 10-K for the year ended March 31, 2014. Certain amounts have been reclassified on the Statement of Operations. For the three months ended June 30, 2013, $263 of investment income previously classified as interest income from controlled investments was reclassified to interest income from non-controlled/affiliated investments and $4,825 of investment income previously classified as dividend income from controlled investments was reclassified to dividend income from non-controlled/affiliated investments.

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands except share and per share amounts)

Cash and Cash Equivalents

The Company defines cash equivalents as securities that are readily convertible into known amounts of cash and so near their maturity that they present insignificant risk of changes in value because of changes in interest rates. Generally, only securities with a maturity of three months or less from the date of purchase would qualify, with limited exceptions. The Company deems that certain U.S. Treasury bills, repurchase agreements and other high-quality, short-term debt securities would qualify as cash equivalents.

Fair Value Measurements

Under procedures established by our board of directors, we value investments, including certain secured debt, unsecured debt and other debt securities with maturities greater than 60 days, for which market quotations are readily available, at such market quotations (unless they are deemed not to represent fair value). We attempt to obtain market quotations from at least two brokers or dealers (if available, otherwise from a principal market maker or a primary market dealer or other independent pricing service). We utilize mid-market pricing as a practical expedient for fair value unless a different point within the range is more representative. If and when market quotations are deemed not to represent fair value, we typically utilize independent third party valuation firms to assist us in determining fair value. Accordingly, such investments go through our multi-step valuation process as described below. In each case, our independent third party valuation firms consider observable market inputs together with significant unobservable inputs in arriving at their valuation recommendations for such investments. Debt investments with remaining maturities of 60 days or less may each be valued at cost with interest accrued or discount amortized to the date of maturity, unless such valuation, in the judgment of our investment adviser, does not represent fair value, in which case such investments shall be valued at fair value as determined in good faith by or under the direction of our board of directors including using market quotations where available. Investments that are not publicly traded or whose market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of our board of directors. Such determination of fair values may involve subjective judgments and estimates.

With respect to investments for which market quotations are not readily available or when such market quotations are deemed not to represent fair value, our board of directors has approved a multi-step valuation process each quarter, as described below:

(1)	our quarterly valuation process begins with each portfolio company or investment being initially valued by the investment professionals of our investment adviser responsible for the portfolio investment;

(2)	preliminary valuation conclusions are then documented and discussed with senior management of our investment adviser;

(3)	independent valuation firms are engaged by our board of directors to conduct independent appraisals by reviewing our investment adviser’s preliminary valuations and then making their own independent assessment;

(4)	the audit committee of the board of directors reviews the preliminary valuation of our investment adviser and the valuation prepared by the independent valuation firm and responds to the valuation recommendation of the independent valuation firm to reflect any comments; and

(5)	the board of directors discusses valuations and determines in good faith the fair value of each investment in our portfolio based on the input of our investment adviser, the applicable independent valuation firm, third party pricing services and the audit committee.

Investments in all asset classes are valued utilizing a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. In following these approaches, the types of factors

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands except share and per share amounts)

that we may take into account in fair value pricing our investments include, as relevant: available current market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the portfolio company’s ability to make payments, its earnings and discounted cash flows, the markets in which the portfolio company does business, comparisons of financial ratios of peer companies that are public, M&A comparables, our principal market (as the reporting entity) and enterprise values, among other factors. When readily available, broker quotations and/or quotations provided by pricing services are considered as an input in the valuation process. For the three months ended June 30, 2014, there has been no change to the Company’s valuation techniques and related inputs considered in the valuation process.

ASC 820 classifies the inputs used to measure these fair values into the following hierarchy:

Level 1:	Quoted prices in active markets for identical assets or liabilities, accessible by the Company at the measurement date.

Level 2:	Quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other than quoted prices.

Level 3:	Unobservable inputs for the asset or liability.

In all cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to each investment.

Realized Gains and Losses

Security transactions are accounted for on the trade date. Realized gains or losses on investments are calculated by using the specific identification method. Securities that have been called by the issuer are recorded at the call price on the call effective date.

Investment Income Recognition

The Company records interest and dividend income, adjusted for amortization of premium and accretion of discount, on an accrual basis. Some of our loans and other investments, including certain preferred equity investments, may have contractual payment-in-kind (“PIK”) interest or dividends. PIK interest and dividends computed at the contractual rate are accrued into income and reflected as receivable up to the capitalization date. PIK investments offer issuers the option at each payment date of making payments in cash or in additional securities. When additional securities are received, they typically have the same terms, including maturity dates and interest rates as the original securities issued. On these payment dates, the Company capitalizes the accrued interest or dividends receivable (reflecting such amounts as the basis in the additional securities received). PIK generally becomes due at maturity of the investment or upon the investment being called by the issuer. At the point the Company believes PIK is not expected to be realized, the PIK investment will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest or dividends are reversed from the related receivable through interest or dividend income, respectively. The Company does not reverse previously capitalized PIK interest or dividends. Upon capitalization, PIK is subject to the fair value estimates associated with their related investments. PIK investments on non-accrual status are restored to accrual status if the Company believes that PIK is expected to be realized. For the three months ended June 30, 2014, PIK income totaled $6,827 on total investment income of $102,580.

Investments that are expected to pay regularly scheduled interest and/or dividends in cash are generally placed on non-accrual status when principal or interest/dividend cash payments are past due 30 days or more and/or when it is no longer probable that principal or interest/dividend cash payments will be collected. Such non-accrual investments are restored to accrual status if past due principal and interest or dividends are paid in cash, and in management’s judgment, are likely to continue timely payment of their remaining interest or dividend obligations. Interest or dividend cash payments received on non-accrual designated investments may be recognized as income or applied to principal depending upon management’s judgment.

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands except share and per share amounts)

Loan origination fees, original issue discount, and market discounts are capitalized and amortized into income using the interest method or straight-line, as applicable. Upon the prepayment of a loan, any unamortized loan origination fees are recorded as interest income. We record prepayment premiums on loans and other investments as interest income when we receive such amounts. Other income generally includes administrative fee, bridge fee, and structuring fee which are recorded when earned.

The Company records as dividend income the accretable yield from its beneficial interests in structured products such as CLOs based upon a number of cash flow assumptions that are subject to uncertainties and contingencies. Such assumptions include the rate and timing of principal and interest receipts (which may be subject to prepayments and defaults) of the underlying pool of assets. These assumptions are updated on at least a quarterly basis to reflect changes related to a particular security, actual historical data, and market changes. Structured product investments typically have an underlying pool of assets. Payments on structured product investments are and will be payable solely from the cashflows from such assets. As such, any unforeseen event in these underlying pool of assets might impact the expected recovery of principal and future accrual of income.

Expenses

Expenses include management fees, performance-based incentive fees, insurance expenses, administrative service fees, legal fees, directors’ fees, audit and tax service expenses, and other general and administrative expenses. Expenses are recognized on an accrual basis.

Dividends to Common Stockholders

Dividends and distributions to common stockholders are recorded as of the record date. The amount to be paid out as a dividend is determined by the board of directors each quarter. Net realized capital gains, if any, are generally distributed or deemed distributed at least annually.

Income Taxes

The Company complies with the applicable provisions of the Code pertaining to regulated investment companies to make distributions of taxable income sufficient to relieve it of substantially all Federal income taxes. The Company, at its discretion, may carry forward taxable income in excess of calendar year distributions and pay a 4% excise tax on this income. The Company will accrue excise tax on estimated excess taxable income, if any, as required.

Book and tax basis differences relating to stockholder dividends and distributions and other permanent book and tax differences are reclassified among the Company’s capital accounts. In addition, the character of income and gains to be distributed is determined in accordance with income tax regulations that may differ from accounting principles generally accepted in the United States of America.

Foreign Currency

The accounting records of the Company are maintained in U.S. dollars. All assets and liabilities denominated in foreign currencies are translated into U.S. dollars based on the rate of exchange of such currencies against U.S. dollars on the date of valuation. The company isolates that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. The Company’s investments in foreign securities may involve certain risks, including without limitation: foreign exchange restrictions, expropriation, taxation or other political, social or economic risks, all of which could affect the market and/or credit risk of the investment. In addition, changes in the relationship of foreign currencies to the U.S. dollar can significantly affect the value of these investments and therefore the earnings of the Company.

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands except share and per share amounts)

Equity Offering Expenses

The Company records expenses related to shelf filings and applicable offering costs as deferred financing costs in the Statement of Assets and Liabilities. To the extent such expenses relate to equity offerings, these expenses are charged as a reduction of capital upon utilization, in accordance with ASC 946-20-25.

Debt Issuance Costs

The Company records origination and other expenses related to its debt obligations as deferred financing costs in the Statement of Assets and Liabilities. These expenses are deferred and amortized using the straight-line method over the stated life of the obligation which approximates the effective yield method.

Derivative Instruments

The Company may make investments in derivative instruments. The derivative instruments are fair valued with changes to the fair value reflected in net unrealized gain/loss during the reporting period and recorded within realized gain/loss upon exit and settlement of the contract. The accrual of periodic interest settlements is recorded in net unrealized gain/loss and subsequently recorded as net realized gain or loss on the interest settlement date.

The Company may enter into forward exchange contracts in order to hedge against foreign currency risk. These contracts are fair valued by recognizing the difference between the contract exchange rate and the current market rate as unrealized gain or loss. Realized gains or losses are recognized when contracts are settled.

Recent Accounting Pronouncements

In June 2013, the FASB issued guidance to change the assessment of whether an entity is an investment company by developing a new two-tiered approach that requires an entity to possess certain fundamental characteristics while allowing judgment in assessing certain typical characteristics. The fundamental characteristics that an investment company is required to have include the following: (1) it obtains funds from one or more investors and provides the investor(s) with investment management services; (2) it commits to its investor(s) that its business purpose and only substantive activities are investing the funds solely for returns from capital appreciation, investment income or both; and (3) it does not obtain returns or benefits from an investee or its affiliates that are not normally attributable to ownership interests. The typical characteristics of an investment company that an entity should consider before concluding whether it is an investment company include the following: (1) it has more than one investment; (2) it has more than one investor; (3) it has investors that are not related parties of the parent or the investment manager; (4) it has ownership interests in the form of equity or partnership interests; and (5) it manages substantially all of its investments on a fair value basis. The new approach requires an entity to assess all of the characteristics of an investment company and consider its purpose and design to determine whether it is an investment company. The guidance includes disclosure requirements about an entity’s status as an investment company and financial support provided or contractually required to be provided by an investment company to its investees. The guidance is effective for interim and annual reporting periods in fiscal years beginning after December 15, 2013. This guidance did not have a material impact on its financial statements.

Note 3. Agreements

The Company has an Investment Advisory and Management Agreement (the “Investment Advisory Agreement”) with Apollo Investment Management, L.P. (the “Investment Adviser” or “AIM”), under which the Investment Adviser, subject to the overall supervision of our board of directors, manages the day-to-day operations of, and provides investment advisory services to the Company. For providing these services, the Investment Adviser receives a fee from the Company, consisting of two components—a base management fee and a performance-based incentive fee. The base management fee is determined by taking the average value of our gross assets, net of the average of any payable for cash equivalents at the end of the two most recently completed calendar quarters calculated at an annual rate of 2.00%. The incentive fee has two parts, as follows: one part

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands except share and per share amounts)

is calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the immediately preceding calendar quarter. For this purpose, pre-incentive fee net investment income means interest income, dividend income and any other income including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies accrued during the calendar quarter, minus our operating expenses for the quarter (including the base management fee, any expenses payable under an administration agreement (the “Administration Agreement”) between the Company and Apollo Investment Administration, LLC (the “Administrator”), and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income does not include any realized capital gains computed net of all realized capital losses and unrealized capital depreciation. Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets at the end of the immediately preceding calendar quarter, is compared to the rate of 1.75% per quarter (7% annualized). For the period between April 2, 2012 and March 31, 2015, AIM has agreed to voluntarily waive the management and incentive fees on the common shares issued on April 2, 2012 and May 20, 2013.

The Investment Adviser has also entered into an investment sub-advisory agreement with CION Investment Corporation (“CION”) (the “Sub-Advisory Agreement”) under which AIM receives management and incentive fees from CION in connection with the investment advisory services provided. For the period between April 1, 2014 and March 31, 2015, the Investment Adviser has agreed to waive all base management fees receivable under the Investment Advisory Agreement with the Company in the amount equal to the amount receivable by AIM from CION less the fully allocated incremental expenses accrued by AIM.

The Company pays the Investment Adviser an incentive fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows: (1) no incentive fee in any calendar quarter in which our pre-incentive fee net investment income does not exceed 1.75%, which we commonly refer to as the performance threshold; (2) 100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds 1.75% but does not exceed 2.1875% in any calendar quarter; and (3) 20% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.1875% in any calendar quarter. These calculations are appropriately prorated for any period of less than three months. The effect of the fee calculation described above is that if pre-incentive fee net investment income is equal to or exceeds 2.1875%, the Investment Adviser will receive a fee of 20% of our pre-incentive fee net investment income for the quarter.

The second part of the incentive fee is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Agreement, as of the termination date) and will equal 20% of our cumulative realized capital gains less cumulative realized capital losses, unrealized capital loss (unrealized loss on a gross investment-by-investment basis at the end of each calendar year) and all capital gains upon which prior performance-based capital gains incentive fee payments were previously made to the Investment Adviser. For accounting purposes only, we are required under GAAP to accrue a theoretical capital gains incentive fee based upon net realized capital gains and unrealized capital gain and loss on investments held at the end of each period.

The accrual of this theoretical capital gains incentive fee assumes all unrealized capital gain and loss is realized in order to reflect a theoretical capital gains incentive fee that would be payable to the Investment Adviser at each measurement date. There was no accrual for the three months ended June 30, 2014 and 2013. It should be noted that a fee so calculated and accrued would not be payable under the Investment Advisers Act of 1940 (“Advisers Act”) or the Investment Advisory Agreement, and would not be paid based upon such computation of capital gains incentive fees in subsequent periods. Amounts actually paid to the Investment Adviser will be consistent with the Advisers Act and formula reflected in the Investment Advisory Agreement which specifically excludes consideration of unrealized capital gain.

For the time period between April 1, 2013 and March 31, 2015, AIM will not be paid the portion of the performance-based incentive fee that is attributable to deferred interest, such as PIK, until the Company receives such interest in cash. The accrual

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands except share and per share amounts)

of incentive fees shall be reversed if such interest is reversed in connection with any write off or similar treatment of the investment. Upon payment of the deferred incentive fee, AIM will also receive interest on the deferred interest at an annual rate of 3.25% for the period between the date in which the incentive fee is earned and the date of payment.

For the three months ended June 30, 2014 and 2013, the Company recognized $18,111 and $14,757, respectively, of base management fees and $12,467 and $12,449, respectively, of performance-based incentive fees. For the three months ended June 30, 2014 and 2013, total management fees waived was $2,707 and $1,074, respectively. For the three months ended June 30, 2014 and 2013, total incentive fees waived were $1,445 and $900, respectively.

The amount of the deferred incentive fees on PIK income for the three months ended June 30, 2014 and 2013 are $1,206 and $1,193, respectively. The cumulative incentive fee on PIK income included in management and performance-based incentive fee payable line of the Statement of Assets and Liabilities for the three months ended June 30, 2014 and 2013 are $8,141 and $5,061, respectively.

The Company has also entered into an Administration Agreement with the Administrator under which the Administrator provides administrative services for the Company. For providing these services, facilities and personnel, the Company reimburses the Administrator for the allocable portion of overhead and other expenses incurred by the Administrator and requested to be reimbursed in performing its obligations under the Administration Agreement, including rent and the Company’s allocable portion of its chief financial officer and chief compliance officer and their respective staffs. The Administrator will also provide, on our behalf, managerial assistance to those portfolio companies to which the Company is required to provide such assistance. For the three months ended June 30, 2014 and June 30, 2013, the Company recognized expenses under the Administration Agreement of $1,433 and $1,097, respectively.

The Company has also entered into an expense reimbursement agreement with Merx Aviation Finance Assets Ireland, Limited, a subsidiary of a portfolio company that will reimburse the Company for reasonable out-of-pocket expenses incurred, including any interest, fees or other amounts incurred by the Company in connection with letters of credit issued on its behalf. For the three months ended June 30, 2014 and June 30, 2013, the Company recognized expenses that were reimbursed under the expense reimbursement agreement of $20 and $0 respectively.

Note 4. Earnings Per Share

The following table sets forth the computation of basic and diluted earnings per share, pursuant to ASC 260-10, for the three months ended June 30, 2014 and June 30, 2013, respectively:

	Three Months Ended June 30,
	2014	2013
Earnings per share—basic
Numerator for increase in net assets per share:	$64,636	$18,804
Denominator for basic weighted average shares:	236,741,351	212,975,966
Basic earnings per share:	$0.27	$0.09
Earnings per share—diluted*
Numerator for increase in net assets per share:	$64,636	$18,804
Adjustment for interest on convertible notes and for incentive fees, net	2,556	3,895

Numerator for increase in net assets per share, as adjusted	$67,192	$22,699
Denominator for weighted average shares, as adjusted for dilutive effect of convertible notes:	251,289,451	227,524,066
Diluted earnings per share:	$0.27	$0.09

*	In applying the if-converted method, conversion is not assumed for purposes of computing diluted EPS if the effect would be anti-dilutive. For the three months ended June 30, 2014 and June 30, 2013, anti-dilution would total $0.00 and $0.01, respectively.

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands except share and per share amounts)

Note 5. Investments

AIC Credit Opportunity Fund LLC —

We owned all of the common member interests in AIC Credit Opportunity Fund LLC (“AIC Holdco”). AIC Holdco was formed for the purpose of holding various financed investments. AIC Holdco wholly owned three special purpose entities, each of which in 2008 acquired directly or indirectly an investment in a particular security from an unaffiliated entity that provided leverage for the investment as part of the sale. As of March 31, 2014, the three special purpose entities along with AIC Holdco were fully dissolved. Each of these transactions is described in more detail below together with summary financial statements.

In June 2008 we invested through AIC Holdco $39,500 in AIC (FDC) Holdings LLC (“Apollo FDC”). Apollo FDC used the proceeds to purchase a Junior Profit-Participating Note due 2013 in principal amount of $39,500 (the “Junior Note”) issued by Apollo I Trust (the “Trust”). The Trust also issued a Senior Floating Rate Note due 2013 (the “Senior Note”) to an unaffiliated third party in principal amount of $39,500 paying interest at the London Interbank Offered Rate (“LIBOR”) plus 1.50%, increasing over time to LIBOR plus 2.0%. The Trust used the aggregate $79,000 proceeds to acquire $100,000 face value of a senior subordinated loan of First Data Corporation (the “FDC Loan”) due 2016. The FDC Loan pays interest at 11.25% per year. The Junior Note of the Trust owned by Apollo FDC pays to Apollo FDC all of the interest and other proceeds received by the Trust on the FDC Loan after satisfying the Trust’s obligations on the Senior Note. The holder of the Senior Note has no recourse to Apollo FDC, AIC Holdco or us with respect to any interest on, or principal of, the Senior Note. However, if the value of the FDC Loan held by the Trust declines sufficiently, the investment would be unwound unless Apollo FDC posts additional collateral for the benefit of the Senior Note. During the quarter ended June 30, 2013, we unwound the transaction by investing $20,386 into the Trust which then repaid the Senior Note. Subsequent to the repayment of the Senior Note, $10,993 of face value of the FDC Loan was prepaid by First Data Corporation resulting in a distribution of $11,556 to the Company. The remaining FDC Loan, which consisted of $41,862 of face value, was transferred to the Company at an accreted cost of $38,728 with a fair value of $40,397 on the transfer date and the Trust was closed.

In the second of these investments, in June 2008 we invested through AIC Holdco $11,375 in AIC (TXU) Holdings LLC (“Apollo TXU”). Apollo TXU acquired exposure to $50,000 notional amount of a LIBOR plus 3.5% senior secured delayed draw term loan of Texas Competitive Electric Holdings (“TXU”) due 2014 through a non-recourse total return swap (the “TRS”) with an unaffiliated third party expiring on October 10, 2013. Pursuant to such delayed draw term loan, Apollo TXU pays an unaffiliated third-party interest at LIBOR plus 1.5% and generally receives all proceeds due under the delayed draw term loan of TXU (the “TXU Term Loan”). Like Apollo FDC, Apollo TXU is entitled to 100% of any realized appreciation in the TXU Term Loan and, since the TRS is a non-recourse arrangement, Apollo TXU is exposed only up to the amount of its investment in the TRS, plus any additional margin we decide to post, if any, during the term of the financing. The TRS does not constitute a senior security or a borrowing of Apollo TXU. In connection with the amendment and extension of the TXU Term Loan in April 2011, for which Apollo TXU received a consent fee along with an increase in the rate of the TXU Term Loan to LIBOR plus 4.5%, Apollo TXU extended its TRS to 2016 at a rate of LIBOR plus 2.0%. During the year ended March 31, 2014, Apollo TXU terminated the entire TRS resulting in a realized loss of $10,314. The excess collateral posted was returned to Apollo TXU.

In the third of these investments, in September 2008 we invested through AIC Holdco $10,022 in AIC (Boots) Holdings, LLC (“Apollo Boots”). Apollo Boots acquired €23,383 and £12,465 principal amount of senior term loans of AB Acquisitions Topco 2 Limited, a holding company for the Alliance Boots group of companies (the “Boots Term Loans”), out of the proceeds of our investment and a multicurrency $40,876 equivalent non-recourse loan to Apollo Boots (the “Acquisition Loan”) by an unaffiliated third party that was scheduled to mature in September 2013 and paid interest at LIBOR plus 1.25% or, in certain cases, the higher of the Federal Funds Rate plus 0.50% or the lender’s prime-rate. The Boots Term Loans paid interest at the rate of LIBOR plus 3% per year and are scheduled to mature in June 2015. During the fiscal year ended March 31, 2013, Apollo Boots sold the entire position of the Boots Term Loans in the amount of €23,383 and £12,465 of principal.

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands except share and per share amounts)

We do not consolidate AIC Holdco or its wholly owned subsidiaries. Our investment in AIC Holdco was valued in accordance with our normal valuation procedures and was based on the values of the underlying assets held by each special purpose entities net of associated liabilities.

As of June 30, 2014 and March 31, 2014, the consolidated AIC Holdco had no outstanding assets and liabilities. Below is summarized financial information for AIC Holdco for the three months ended June 30, 2013. There was no operating activity during the three months ended June 30, 2014.

Fiscal Year End Three Months Ended June 30, 2013
Net Operating Income (Loss)
Apollo FDC(1)	$1,559
Apollo TXU(1)	329
Apollo Boots(1)	8
Other	10

Total Operating Income	$1,906

Net Realized Gain (Loss)
Apollo FDC	$9,634

Total Net Realized Gain (Loss)	$9,634

Net Change in Unrealized Gain (Loss)
Apollo FDC	$(11,509)
Apollo TXU	(386)

Total Net Change in Unrealized Gain (Loss)	$(11,895)

Net Income (Loss)(2)
Apollo FDC	$(316)
Apollo TXU	(57)
Apollo Boots	8
Other	10

Total Net Income (Loss)	$(355)

(1)	In the case of Apollo FDC, net operating income consists of interest income on the Junior Note less interest paid on the senior note together with immaterial administrative expenses. In the case of Apollo TXU, net operating income consists of net payments from the swap counterparty of Apollo TXU’s obligation to pay interest and its right to receive the proceeds in respect of the reference asset, together with immaterial administrative expenses. In the case of AIC Boots, net operating income consists of interest income on the Boots Term Loans, less interest payments on the Acquisition Loan together with immaterial administrative expenses. There are no management or incentive fees.
(2)	Net income is the sum of operating income, realized gain (loss) and net change in unrealized gain (loss).

Merx Aviation Finance Holdings II, LLC—

Merx Aviation Finance Holdings II, LLC. and its subsidiaries (“Merx Aviation”) are principally engaged in acquiring and leasing commercial aircraft to airlines. Its primary focus is on current generation aircrafts, held either domestically or internationally. Merx Aviation may acquire fleets of aircraft through securitized, non-recourse debt or individual aircraft. Merx Aviation is not intended to compete with the numerous large lessors, but rather to be complementary to them, providing them a capital base for various transactions. Merx Aviation also may outsource its aircraft servicing requirements to the large lessors that have the global staff necessary to complete such tasks.

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands except share and per share amounts)

Merx Aviation is considered a “significant subsidiary” under SEC Regulation S-X Rule 10-01(b)(1) for the three months ended June 30, 2014 and under Regulation S-X Rule 4-08(g) for the fiscal year ended March 31, 2014. Based on the S-X 10-01(b)(1) requirements, the summarized consolidated financial information of Merx Aviation is shown below:

	June 30, 2014 (unaudited)	March 31, 2014
Assets
Cash	$1,720	$735
Dividend receivable and other assets	20,623	18,850
Aircraft held for lease, net of depreciation	32,345	33,963
Controlled aircraft interests	441,264	376,013

Total assets	$495,952	$429,561

Liabilities
Notes payable	$346,051	$295,190
Interest payable and other liabilities	4,139	2,703

Total liabilities	$350,190	$297,893

Member’s equity
Contributed equity	$152,082	$138,582
Accumulated deficit	(6,320)	(6,914)

Total member’s equity	$145,762	$131,668

	Three Months Ended June 30, 2014 (unaudited)	Three Months Ended June 30, 2013 (unaudited)
Revenues
Lease rental revenue	$2,812	$1,555
Dividend income and other income	9,678	2,617

Total revenues	$12,490	$4,172

Expenses
Interest expense and other expenses	$10,272	$4,165
Depreciation expense	1,617	1,215

Total expenses	$11,889	$5,380

Net gain (loss) before taxes	$601	$(1,208)

Net gain (loss) after taxes	$594	$(1,208)

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands except share and per share amounts)

Fair Value Measurement and Disclosures

At June 30, 2014, our investments, measured at fair value, were categorized as follows in the fair value hierarchy for ASC 820 purposes:

			Fair Value Measurement at Reporting Date Using:
Description	Cost	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Secured Debt	$2,135,295	$2,159,352	$—	$964,836	$1,194,516
Unsecured Debt	763,203	790,392	—	370,348	420,044
Structured Products and Other	269,302	275,604	—	—	275,604
Preferred Equity	125,796	103,624	—	—	103,624
Common Equity/Interests	297,426	301,857	—	52	301,805
Warrants	9,012	13,879	—	—	13,879

Total Investments	$3,600,034	$3,644,708	$—	$1,335,236	$2,309,472

At March 31, 2014, our investments that were measured at fair value were categorized as follows in the fair value hierarchy for ASC 820 purposes:

			Fair Value Measurement at Reporting Date Using:
Description	Cost	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Secured Debt	$1,919,871	$1,949,107	$—	$1,013,424	$935,683
Unsecured Debt	912,453	941,728	—	526,649	415,079
Structured Products and Other	204,864	208,901	—	—	208,901
Preferred Equity	115,020	93,062	—	—	93,062
Common Equity/Interests	297,532	274,699	—	—	274,699
Warrants	9,012	11,174	—	—	11,174

Total Investments	$3,458,752	$3,478,671	$—	$1,540,073	$1,938,598

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands except share and per share amounts)

The following chart shows the components of change in our investments categorized as Level 3, for the three months ended June 30, 2014.

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)*
	Secured Debt (2)	Unsecured Debt	Structured Products and Other	Preferred Equity	Common Equity/ Interests	Warrants	Total
Beginning Balance, March 31, 2014	$935,683	$415,079	$208,901	$93,062	$274,699	$11,174	$1,938,598
Total realized gains (losses) included in earnings	362	(1,752)	(107)	—	(13,104)	—	(14,601)
Total change in unrealized gain (loss) included in earnings	1,434	(404)	2,264	(214)	27,212	2,705	32,997
Net amortization on investments	1,229	364	54	—	—	—	1,647
Purchases, including capitalized PIK	335,217	11,651	78,724	10,776	14,080	—	450,448
Sales	(66,564)	(24,794)	(14,232)	—	(1,037)	—	(106,627)
Transfers out of Level 3 (1)	(12,845)	—	—	—	(45)	—	(12,890)
Transfers into Level 3 (1)	—	19,900	—	—	—	—	19,900

Ending Balance, June 30, 2014	$1,194,516	$420,044	$275,604	$103,624	$301,805	$13,879	$2,309,472

The amount of total gains or losses for the period included in earnings attributable to the change in unrealized gain (loss) relating to our Level 3 assets still held at the reporting date and reported within the net change in unrealized gain (loss) on investments in our Statement of Operations.	$2,247	$(1,903)	$3,275	$(214)	$31,930	$2,705	$38,040

(1)	Transfers out of Level 3 are due to an increase in the availability of qualified observable inputs and transfers into Level 3 are due to a decrease in the availability of qualified observable inputs as assessed by the Adviser. Transfers are assumed to have occurred at the end of the period. There were no transfers between Level 1 and Level 2 fair value measurements during the period shown.
(2)	Includes unfunded revolver obligations and letters of credit measured at fair value of $(3,405).
*	Pursuant to fair value measurement and disclosure guidance, the Company currently categorizes investments by class as shown above.

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands except share and per share amounts)

The following chart shows the components of change in our investments categorized as Level 3, for the three months ended June 30, 2013.

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)*
	Secured Debt	Unsecured Debt	Structured Products and Other	Preferred Equity	Common Equity/ Interests	Warrants	Total
Beginning Balance, March 31, 2013	$640,809	$631,047	$185,995	$11,550	$162,580	$9,273	$1,641,254
Total realized gains or losses included in earnings	(23,089)	(39,126)	7,966	—	—	—	(54,249)
Total change in unrealized gain (loss) included in earnings	17,302	36,239	(16,992)	1,147	9,436	(3,068)	44,064
Net amortization on investments	719	645	55	—	—	—	1,419
Purchases, including capitalized PIK	202,340	77,449	61,231	97	28,441	6,228	375,786
Sales	(179,175)	(94,741)	(17,165)	—	(3,995)	—	(295,076)
Transfers out of Level 3 (1)	(55,946)	(120,703)	(38,728)	—	—	—	(215,377)
Transfers into Level 3 (1)	68,531	—	—	—	—	—	68,531

Ending Balance, June 30, 2013	$671,491	$490,810	$182,362	$12,794	$196,462	$12,433	$1,566,352

The amount of total gains or losses for the period included in earnings attributable to the change in unrealized gain (loss) relating to our Level 3 assets still held at the reporting date and reported within the net change in unrealized gain (loss) on investments in our Statement of Operations	$(345)	$(4,498)	$(17,477)	$1,146	$6,776	$(405)	$(14,803)

(1)	Transfers out of Level 3 are due to an increase in the availability of qualified observable inputs and transfers into Level 3 are due to a decrease in the availability of qualified observable inputs as assessed by the Adviser. Transfers are assumed to have occurred at the end of the period. There were no transfers between Level 1 and Level 2 fair value measurements during the period shown.
*	Pursuant to fair value measurement and disclosure guidance, the Company currently categorizes investments by class as shown above.

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands except share and per share amounts)

The following tables summarizes the significant unobservable inputs the Company used to value the majority of its investments categorized within Level 3 as of June 30, 2014 and March 31, 2014. In addition to the techniques and inputs noted in the table below, according to our valuation policy we may also use other valuation techniques and methodologies when determining our fair value measurements. The below table is not intended to be all-inclusive, but rather provides information on the significant unobservable inputs as they relate to the Company’s determination of fair values.

		Quantitative Information about Level 3 Fair Value Measurements
	Fair Value as of June 30, 2014	Valuation Techniques/ Methodologies	Unobservable Input	Range		Weighted Average
Secured Debt	$932,750	Yield Analysis	Discount Rate	8.7%	25.0%	12.8%
	25,000	Recent Transaction	Recent Transactions	N/A	N/A	N/A
	236,767	Broker Quoted	Broker Quote	N/A	N/A	N/A

Unsecured Debt	400,144	Yield Analysis	Discount Rate	9.8%	18.4%	11.1%
	19,900	Broker Quoted	Broker Quote	N/A	N/A	N/A

Structured Products and Other	2,158	Yield Analysis	Discount Rate	15.0%	15.0%	15.0%
	250,512	Discounted Cash Flow	Discount Rate	10.5%	15.5%	12.8%
	22,934	Broker Quoted	Broker Quote	N/A	N/A	N/A

Preferred Equity	72,064	Market Comparable Approach	Comparable Multiple	2.0x	10.0x	7.0x
	31,560	Yield Analysis	Discount Rate	12.4%	17.6%	13.8%

Common Equity/Interests	134,111	Market Comparable Approach	Comparable Multiple	2.0x	12.0x	8.1x
	161,731	Yield Analysis	Discount Rate	12.8%	30.0%	13.0%
	5,830	Other	Illiquidity/ Restrictive discount	7.0%	7.0%	7.0%
	133	Recent Transaction	Recent Transaction	N/A	N/A	N/A

Warrants	7,457	Market Comparable Approach	Comparable Multiple	5.0x	7.4x	6.2x
	1,386	Other	Illiquidity/ Restrictive discount	20.0%	20.0%	20.0%
	5,035	Recent Transaction	Recent Transaction	N/A	N/A	N/A

Total	$2,309,472

N/A – Not applicable

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands except share and per share amounts)

		Quantitative Information about Level 3 Fair Value Measurements
	Fair Value as of March 31, 2014	Valuation Techniques/ Methodologies	Unobservable Input	Range		Weighted Average

Secured Debt	$714,999	Yield Analysis	Discount Rate	8.2%	27.3%	13.2%
	26,370	Recent Transactions	Recent Transactions	N/A	N/A	N/A
	194,313	Broker Quoted	Broker Quote	N/A	N/A	N/A

Unsecured Debt	395,630	Yield Analysis	Discount Rate	9.3%	45.0%	11.7%
	19,450	Broker Quoted	Broker Quote	N/A	N/A	N/A

Structured Products and Other	30,158	Yield Analysis	Discount Rate	11.6%	15.0%	12.3
	146,970	Discounted Cash Flow	Discount Rate	10.0%	15.5%	13.9%
	1,097	Recent Transactions	Recent Transactions	N/A	N/A	N/A
	30,675	Broker Quoted	Broker Quote	N/A	N/A	N/A

Preferred Equity	70,442	Market Comparable Approach	Comparable Multiple	2.0x	10.0x	7.1x
	22,620	Yield Analysis	Discount Rate	12.3%	12.3%	12.3%

Common Equity/Interests	125,608	Market Comparable Approach	Comparable Multiple	2.0x	12.0x	8.1x
	17	Net Asset Value	Underlying Assets/Liabilities	N/A	N/A	N/A
	142,117	Yield Analysis	Discount Rate	13.1%	30.0%	13.2%
	6,958	Other	Illiquidity/Restrictive discount	7.0%	7.0%	7.0%

Warrants	4,707	Market Comparable Approach	Comparable Multiple	5.3x	6.0x	6.0x
	1,398	Other	Illiquidity/Restrictive discount	20.0%	20.0%	20.0%
	5,069	Recent Transactions	Recent Transactions	N/A	N/A	N/A

Total	$1,938,598

N/A – Not applicable

The significant unobservable inputs used in the fair value measurement of the Company’s debt and equity securities are primarily earnings before interest, taxes, depreciation and amortization (“EBITDA”) comparable multiples and market discount rates. The Company typically uses EBITDA comparable multiples on its equity securities to determine the fair value of investments. The Company uses market discount rates for debt securities to determine if the effective yield on a debt security is commensurate with the market yields for that type of debt security. If a debt security’s effective yield is significantly less than the market yield for a similar debt security with a similar credit profile, then the resulting fair value of the debt security may be lower. Significant increases or decreases in either of these inputs in isolation would result in a significantly lower or higher fair value measurement. The significant unobservable inputs used in the fair value measurement of the structured products include the discount rate applied in the valuation models in addition to default and recovery rates applied to projected cash flows in the valuation models. Specifically, when a discounted cash flow model is used to determine fair value, the significant input used in the valuation model is the discount rate applied to present value the projected cash flows. Increases in the discount rate can significantly lower the fair value of an investment; conversely decreases in the discount rate can significantly increase the fair value of an investment. The discount rate is determined based on the market rates an investor would expect for a similar investment with similar risks.

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands except share and per share amounts)

Capitalized PIK Income

The Company holds loans and investments, including certain preferred equity investments, that may have contractual PIK interest or dividends. PIK interest and dividends computed at the contractual rate are accrued into income and reflected as receivable up to the capitalization date. Capitalized PIK income for the three months ended June 30, 2014 and June 30, 2013 is summarized below:

	Three Months Ended,
	June 30, 2014	June 30, 2013
PIK balance at beginning of period	$58,185	$45,658
Gross PIK income capitalized	11,545	12,098
Adjustments due to investment exits	—	(26)
PIK income received in cash	—	(818)

PIK balance at end of period	$69,730	$56,912

Derivatives

During the three months ended June 30, 2013, we entered into interest rate swap and interest rate cap agreements to manage interest rate risk associated with one of our structured product investments. During the three months ended September 30, 2013, we exited the investment and unwound the derivatives. We do not hold or issue derivative contracts for speculative purposes. We recorded the accrual of periodic interest settlements in net unrealized gain/loss and subsequently recorded the cash payments as a net realized gain or loss on the interest settlement date, activities which are classified under operating activities in our statement of cash flows.

As of June 30, 2014, we did not hold any derivative investments and during the three months ended June 30, 2014, we did not enter into any derivative transactions. The table below summarizes the effect of derivative instruments on our statement of operations for the three months ended June 30, 2013:

Derivative Instruments	Unrealized Gain/(Loss)	Realized Gain/(Loss)	Total Gain (Loss)
Interest rate swaps	$10,088	$—	$10,088
Interest rate caps	(3,233)	—	(3,233)

Total	$6,855	$—	$6,855

The interest income and interest expense on derivatives is shown in the statement of operations within net realized and unrealized gain/loss from investments, cash equivalents, foreign currencies and derivatives. For purposes of the performance-based incentive fee, interest income and interest expense derived from the derivative instruments are included in the calculation of pre-incentive fee net investment income. The interest income and interest expense on derivatives is excluded from the cumulative realized capital gains and cumulative realized capital losses for purposes of the capital gains incentive fee calculation.

Credit Risk-Related Contingent Features

The use of derivatives creates exposure to counterparty credit risk that may result in potential losses in the event that the counterparties to these instruments fail to perform their obligations under the agreements governing such derivatives. The Company seeks to minimize this risk by limiting the Company’s counterparties to major financial institutions with acceptable

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands except share and per share amounts)

credit ratings and monitoring positions with individual counterparties. In addition, the Company may be required under the terms of its derivatives agreements to pledge assets as collateral to secure its obligations under the derivatives. The amount of collateral varies over time based on the fair value, notional amount and remaining term of the derivatives, and may exceed the amount owed by the Company on a fair value basis. In the event of a default by a counterparty, the Company would be an unsecured creditor to the extent of any such overcollateralization. At June 30, 2014, there is no cash pledged as collateral.

The International Swaps and Derivatives Association (“ISDA”) Master Agreement that the Company has in place contains customary default provisions including a cross default provision relating to third-party indebtedness in excess of a specified threshold. Following an event of default, the Company could be required to settle its obligations under the ISDA Master Agreement at their termination values. Additionally, under the Company’s ISDA Master Agreement, the Company could be required to settle its obligations under the ISDA Master Agreement at their termination values if the Company fails to maintain certain minimum stockholders’ equity thresholds or if the Company fails to comply with certain specified financial covenants.

Note 6. Foreign Currency Transactions and Translations

The Company had the following outstanding non-US borrowings on its Senior Secured Facility (as defined in note 9) at June 30, 2014 and March 31, 2014.

	As of June 30, 2014
Foreign Currency	Local Currency		Original Borrowing Cost	Current Value	Reset Date	Unrealized Loss
British Pounds		£21,100	$33,722	$36,078	7/31/2014	$(2,356)
Euros		€18,200	24,474	24,919	7/31/2014	(445)
Euros		€9,500	12,680	13,007	7/28/2014	(327)
Canadian Dollars	CAD	34,100	31,766	32,014	7/28/2014	(248)

			$102,642	$106,018		$(3,376)

	As of March 31, 2014
Foreign Currency	Local Currency		Original Borrowing Cost	Current Value	Reset Date	Unrealized Gain/(Loss)
British Pounds		£45,100	$72,078	$75,188	4/30/2014	$(3,110)
Euros		€18,200	24,474	25,084	4/30/2014	(610)
Euros		€9,500	12,680	13,093	4/24/2014	(413)
Canadian Dollars	CAD	34,100	31,766	30,895	4/24/2014	871

			$140,998	$144,260		$(3,262)

Note 7. Cash Equivalents

There were no cash equivalents held as of June 30, 2014 and March 31, 2014.

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands except share and per share amounts)

Note 8. Financial Highlights

The following is a schedule of financial highlights for the three months ended June 30, 2014 and the fiscal year ended March 31, 2014:

	Three Months Ended June 30, 2014 (unaudited)	Fiscal Year Ended March 31, 2014
Per Share Data:
Net asset value, beginning of period	$8.67	$8.27

Net investment income (1)	0.23	0.91
Net realized and unrealized gain (loss)	0.04	0.30

Net increase in net assets resulting from operations (2)	0.27	1.20
Dividends to stockholders from income (3)	(0.20)	(0.80)
Dividends to stockholders from return of capital (3)	—	—
Effect of dilution	—	—
Offering costs (4)	—	—
Net asset value at end of period	$8.74	$8.67

Per share market value at end of period	$8.61	$8.31

Total return (5)	6.0%	9.4%

Shares outstanding at end of period	236,741,351	236,741,351

Ratio/Supplemental Data:
Net assets at end of period (in millions)	$2,068.9	$2,051.6

Ratio of net investment income to average net assets (7)	10.43%	10.85%
Ratio of operating expenses to average net assets (6) (7)	5.87%	6.01%
Ratio of interest and other debt expenses to average net assets (7)	3.68%	3.70%

Ratio of net expenses to average net assets (6) (7)	9.55%	9.71%

Average debt outstanding	$1,552,268	$1,238,940

Average debt per share	$6.56	$5.56

Portfolio turnover ratio (7)	58.2%	75.9%

(1)	Per share net investment income is based on the average shares outstanding
(2)	For fiscal year ended March 31, 2014, the net increase in net assets resulting from operations represents rounded numbers.
(3)	Dividends and distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under GAAP. Per share amounts reflect total dividends paid divided by average shares for the respective periods.
(4)	Offering costs per share represent less than one cent per average share for the three months ended June 30, 2014 and fiscal year ended March 31, 2014.
(5)	Total return is based on the change in market price per share during the respective periods. Total return also takes into account dividends and distributions, if any, reinvested in accordance with the Company’s dividend reinvestment plan.
(6)	The ratio of operating expenses to average net assets and the ratio of total expenses to average net assets are shown inclusive of all voluntary management and incentive fee waivers (see note 3). For the three months ended June 30, 2014, the ratio of operating expenses to average net assets and the ratio of total expenses to average net assets would be 6.68% and 10.35%, respectively, without the voluntary fee waivers. For the fiscal year ended March 31, 2014, the ratio of operating expenses to average net assets and the ratio of total expenses to average net assets would be 6.66% and 10.36%, respectively, without the voluntary fee waivers.
(7)	Annualized

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands except share and per share amounts)

Information about our senior securities is shown in the following table as of each year ended March 31 since the Company commenced operations, unless otherwise noted. The “—” indicates information which the SEC expressly does not require to be disclosed for certain types of senior securities.

Class and Year	Total Amount Outstanding(1)	Asset Coverage Per Unit(2)	Involuntary Liquidating Preference Per Unit(3)	Estimated Market Value
Senior Secured Facility
Fiscal 2015 (through June 30, 2014)	$801,018	$1,181	—	$800,215	(4)
Fiscal 2014	602,261	1,095	—	602,983	(4)
Fiscal 2013	536,067	1,137	—	551,097
Fiscal 2012	539,337	1,427	—	N/A
Fiscal 2011	628,443	1,707	—	N/A
Fiscal 2010	1,060,616	2,671	—	N/A
Fiscal 2009	1,057,601	2,320	—	N/A
Fiscal 2008	1,639,122	2,158	—	N/A
Fiscal 2007	492,312	4,757	—	N/A
Fiscal 2006	323,852	4,798	—	N/A
Fiscal 2005	—	—	—	N/A
Senior Secured Notes
Fiscal 2015 (through June 30, 2014)	$270,000	$399	—	$277,054	(4)
Fiscal 2014	270,000	491	—	280,067	(4)
Fiscal 2013	270,000	572	—	282,173
Fiscal 2012	270,000	714	—	N/A
Fiscal 2011	225,000	611	—	N/A
Fiscal 2010	—	—	—	N/A
Fiscal 2009	—	—	—	N/A
Fiscal 2008	—	—	—	N/A
Fiscal 2007	—	—	—	N/A
Fiscal 2006	—	—	—	N/A
Fiscal 2005	—	—	—	N/A
2042 Notes
Fiscal 2015 (through June 30, 2014)	$150,000	$221	—	$147,480	(5)
Fiscal 2014	150,000	273	—	145,680	(5)
Fiscal 2013	150,000	318	—	148,920
Fiscal 2012	—	—	—	N/A
Fiscal 2011	—	—	—	N/A
Fiscal 2010	—	—	—	N/A
Fiscal 2009	—	—	—	N/A
Fiscal 2008	—	—	—	N/A
Fiscal 2007	—	—	—	N/A

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands except share and per share amounts)

Class and Year	Total Amount Outstanding(1)	Asset Coverage Per Unit(2)	Involuntary Liquidating Preference Per Unit(3)	Estimated Market Value
Fiscal 2006	—	—	—	N/A
Fiscal 2005	—	—	—	N/A
2043 Notes
Fiscal 2015 (through June 30, 2014)	$150,000	$221	—	$132,570	(5)
Fiscal 2014	150,000	273	—	128,250	(5)
Fiscal 2013	—	—	—	N/A
Fiscal 2012	—	—	—	N/A
Fiscal 2011	—	—	—	N/A
Fiscal 2010	—	—	—	N/A
Fiscal 2009	—	—	—	N/A
Fiscal 2008	—	—	—	N/A
Fiscal 2007	—	—	—	N/A
Fiscal 2006	—	—	—	N/A
Fiscal 2005	—	—	—	N/A
Convertible Notes
Fiscal 2015 (through June 30, 2014)	$200,000	$295	—	$209,900	(5)
Fiscal 2014	200,000	364	—	212,734	(5)
Fiscal 2013	200,000	424	—	212,000
Fiscal 2012	200,000	529	—	N/A
Fiscal 2011	200,000	544	—	N/A
Fiscal 2010	—	—	—	N/A
Fiscal 2009	—	—	—	N/A
Fiscal 2008	—	—	—	N/A
Fiscal 2007	—	—	—	N/A
Fiscal 2006	—	—	—	N/A
Fiscal 2005	—	—	—	N/A
Total Debt Securities
Fiscal 2015 (through June 30, 2014)	$1,571,018	$2,317	$—	$1,567,219
Fiscal 2014	1,372,261	2,496	—	1,369,714
Fiscal 2013	1,156,067	2,451	—	1,194,190
Fiscal 2012	1,009,337	2,670	—	N/A
Fiscal 2011	1,053,443	2,862	—	N/A
Fiscal 2010	1,060,616	2,671	—	N/A
Fiscal 2009	1,057,601	2,320	—	N/A
Fiscal 2008	1,639,122	2,158	—	N/A
Fiscal 2007	492,312	4,757	—	N/A
Fiscal 2006	323,852	4,798	—	N/A
Fiscal 2005	—	—	—	N/A

N/A - Not applicable

(1)	Total amount of each class of senior securities outstanding at the end of the period presented.
(2)	The asset coverage ratio for a class of senior securities representing indebtedness is calculated as our consolidated total assets, less all liabilities and indebtedness not represented by senior securities, divided by senior securities representing indebtedness. This asset coverage ratio is multiplied by one thousand to determine the Asset Coverage Per Unit. In order to determine the specific Asset Coverage Per Unit for each class of debt, the total Asset Coverage Per Unit was divided based on the amount outstanding at the end of the period for each.

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands except share and per share amounts)

(3)	The amount to which such class of senior security would be entitled upon the involuntary liquidation of the issuer in preference to any security junior to it.
(4)	The fair value of these debt obligations are categorized as Level 3 under ASC 820 as of June 30, 2014 and March 31, 2014. The valuation is based on a yield analysis and discount rate commensurate with the market yields for similar types of debt.
(5)	The fair value of these debt obligations are categorized as Level 1 under ASC 820 as of June 30, 2014 and March 31, 2014. The valuation is based on quoted prices of identical liabilities in active markets.

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands except share and per share amounts)

Note 9. Debt

The Company’s outstanding debt obligations as of June 30, 2014 were as follows:

	June 30, 2014
	Date Issued / Amended	Total Aggregate Principal Amount Committed	Principal Amount Outstanding	Final Maturity Date
Senior Secured Facility	2013	$1,270,000	$801,018	8/31/2018
Senior Secured Notes	2010	225,000	225,000	10/4/2015
Senior Secured Notes (Series A)	2011	29,000	29,000	9/26/2016
Senior Secured Notes (Series B)	2011	16,000	16,000	9/29/2018
2042 Notes	2012	150,000	150,000	10/15/2042
2043 Notes	2013	150,000	150,000	7/15/2043
Convertible Notes	2011	200,000	200,000	1/15/2016

Total Debt Obligations		$2,040,000	$1,571,018

Senior Secured Facility

On September 13, 2013, the Company amended and restated its senior secured, multi-currency, revolving credit facility (the “Senior Secured Facility”). The facility increased the lenders’ commitments totaling approximately $1,250,000 and extended the final maturity date to through August 31, 2018, and allows the Company to seek additional commitments from new and existing lenders in the future, up to an aggregate facility size not to exceed $1,710,000. On April 16, 2014, the Company obtained an additional commitment from a new lender, increasing the size of the Senior Secured Facility to $1,270,000. The Senior Secured Facility is secured by substantially all of the assets in Apollo Investment’s portfolio, including cash and cash equivalents. Commencing September 30, 2017, the Company is required to repay, in twelve consecutive monthly installments of equal size, the outstanding amount under the Senior Secured Facility as of August 31, 2017. Pricing for Alternate Base Rate (ABR) borrowings is 100 basis points over the applicable Prime Rate and pricing for eurocurrency borrowings is 200 basis points over the LIBOR Rate. The Company is required to pay a commitment fee of 0.375% per annum on any unused portion of the Senior Secured Facility and a letter of credit participation fee of 2.00% per annum plus a letter of credit fronting fee of 0.25% per annum on the letters of credit issued. The Senior Secured Facility contains affirmative and restrictive covenants, including: (a) periodic financial reporting requirements, (b) maintaining minimum stockholders’ equity of the greater of (i) 40% of the total assets of Apollo Investment and its consolidated subsidiaries as at the last day of any fiscal quarter and (ii) the sum of (A) $845,000 plus (B) 25% of the net proceeds from the sale of equity interests in Apollo Investment after the closing date of the Senior Secured Facility, (c) maintaining a ratio of total assets, less total liabilities (other than indebtedness) to total indebtedness, in each case of Apollo Investment and its consolidated subsidiaries, of not less than 2.0:1.0, (d) limitations on the incurrence of additional indebtedness, including a requirement to meet a certain minimum liquidity threshold before Apollo Investment can incur such additional debt, (e) limitations on liens, (f) limitations on investments (other than in the ordinary course of Apollo Investment’s business), (g) limitations on mergers and disposition of assets (other than in the normal course of Apollo Investment’s business activities), (h) limitations on the creation or existence of agreements that permit liens on properties of Apollo Investment’s consolidated subsidiaries and (i) limitations on the repurchase or redemption of certain unsecured debt and debt securities. In addition to the asset coverage ratio described in clause (c) of the preceding sentence, borrowings under the Senior Secured Facility (and the incurrence of certain other permitted debt) are subject to compliance with a borrowing base that applies different advance rates to different types of assets in Apollo Investment’s portfolio.

The Senior Secured Facility also provides for the issuance of letters of credit for up to an aggregate amount of $125,000. As of June 30, 2014 and March 31, 2014, the Company had $25,246 and $15,746, respectively, in standby letters of credit issued

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands except share and per share amounts)

through the Senior Secured Facility. The amount available for borrowing under the Senior Secured Facility is reduced by any standby letters of credit issued. Under GAAP, these letters of credit are considered commitments because no funding has been made and as such are not considered a liability. These letters of credit are not senior securities because they are not in form of a typical financial guarantee and the portfolio companies are obligated to refund any drawn amounts. The available remaining capacity under the Senior Secured Facility was $443,736 at June 30, 2014. Terms used in this paragraph have the meanings set forth in the Senior Secured Facility.

Senior Secured Notes

On September 30, 2010, the Company entered into a note purchase agreement with certain institutional accredited investors providing for a private placement issuance of $225,000 in aggregate principal amount of five-year, senior secured notes with an annual fixed interest rate of 6.25% and a maturity date of October 4, 2015 (the “Senior Secured Notes”). On October 4, 2010, the Senior Secured Notes issued by Apollo Investment were sold to certain institutional accredited investors pursuant to an exemption from registration under the Securities Act of 1933, as amended. Interest on the Senior Secured Notes is due semi-annually on April 4 and October 4, commencing on April 4, 2011.

On September 29, 2011, the Company closed a private offering of $45,000 aggregate principal amount of senior secured notes (the “Notes”) consisting of two series: (1) 5.875% Senior Secured Notes, Series A, of the Company due September 29, 2016 in the aggregate principal amount of $29,000; and (2) 6.250% Senior Secured Notes, Series B, of the Company due September 29, 2018, in the aggregate principal amount of $16,000. The Notes were issued in a private placement only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. Interest on the Senior Secured Notes is due semi-annually on March 29 and September 29, commencing on March 29, 2012.

2042 Notes

On October 9, 2012, the Company issued $150,000 in aggregate principal amount of 6.625% senior unsecured notes due 2042 for net proceeds of $145,275 (the “2042 Notes”). Interest on the 2042 Notes is paid quarterly on January 15, April 15, July 15 and October 15, at an annual rate of 6.625%, commencing on January 15, 2013. The 2042 Notes will mature on October 15, 2042. The Company may redeem the 2042 Notes in whole or in part at any time or from time to time on or after October 15, 2017. The 2042 Notes are general, unsecured obligations and rank equal in right of payment with all of our existing and future senior, unsecured indebtedness. The 2042 Notes are listed on The New York Stock Exchange under the ticker symbol “AIB.”

2043 Notes

On June 17, 2013, the Company issued $135,000 in aggregate principal amount of 6.875% senior unsecured notes due 2043 and on June 24, 2013 an additional $15,000 in aggregate principal amount of such notes was issued pursuant to the underwriters’ over-allotment option exercise. In total, $150,000 of aggregate principal was issued for net proceeds of $145,275 (the “2043 Notes”). Interest on the 2043 Notes is paid quarterly on January 15, April 15, July 15 and October 15, at an annual rate of 6.875%, commencing on October 15, 2013. The 2043 Notes will mature on July 15, 2043. The Company may redeem the 2043 Notes in whole or in part at any time or from time to time on or after July 15, 2018. The 2043 Notes are general, unsecured obligations and rank equal in right of payment with all of our existing and future senior, unsecured indebtedness. The 2043 Notes are listed on The New York Stock Exchange under the ticker symbol “AIY.”

Convertible Notes

On January 25, 2011, the Company closed a private offering of $200,000 aggregate principal amount of senior unsecured convertible notes (the “Convertible Notes”). The Convertible Notes were issued in a private placement only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The Convertible Notes bear interest at an annual rate of 5.75%, payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15,

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands except share and per share amounts)

2011. The Convertible Notes will mature on January 15, 2016 unless earlier converted or repurchased at the holder’s option. Prior to December 15, 2015, the Convertible Notes will be convertible only upon certain corporate reorganizations, dilutive recapitalizations or dividends, or if, during specified periods our shares trade at more than 130% of the then applicable conversion price or the Convertible Notes trade at less than 97% of their conversion value and, thereafter, at any time. The Convertible Notes will be convertible by the holders into shares of common stock, initially at a conversion rate of 72.7405 shares of the Company’s common stock per $1 principal amount of Convertible Notes (14,548,100 common shares) corresponding to an initial conversion price per share of approximately $13.75, which represents a premium of 17.5% to the $11.70 per share closing price of the Company’s common stock on The NASDAQ Global Select Market on January 19, 2011. The conversion rate will be subject to adjustment upon certain events, such as stock splits and combinations, mergers, spin-offs, increases in dividends in excess of $0.28 per share per quarter and certain changes in control. Certain of these adjustments, including adjustments for increases in dividends, are subject to a conversion price floor of $11.70 per share. The Convertible Notes are senior unsecured obligations and rank senior in right of payment to our existing and future indebtedness that is expressly subordinated in right of payment to the Convertible Notes; equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of our secured indebtedness (including existing unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities. As more fully reflected in note 5, the issuance is to be considered as part of the if-converted method for calculation of diluted EPS.

The following chart summarizes the components of average outstanding debt, maximum amount of debt outstanding, and the annualized interest cost, including commitment fees, for the three months ended June 30, 2014 and 2013:

	Three Months Ended June 30, 2014	Three Months Ended June 30, 2013
Average outstanding debt balance	$1,552,268	$1,181,527
Maximum amount of debt outstanding	1,685,389	1,353,063

Weighted average annualized interest cost, including commitment fees, but excluding debt issuance costs (1)	4.44%	4.75%
Annualized amortized debt issuance cost	0.43%	0.62%

Total annualized interest cost	4.87%	5.37%

(1)	Commitment fees for the three months ended June 30, 2014 and June 30, 2013 were $441 and $583, respectively.

As of June 30, 2014, the Company is in compliance with all debt covenants.

Note 10. Commitments and Contingencies

As of June 30, 2014 and March 31, 2014, the Company’s unfunded commitments and contingencies were as follows:

	As of June 30, 2014	As of March 31, 2014
Unfunded revolver obligations and bridge loans commitments (1) (2)	$373,407	$408,554
Unfunded delayed draw commitments on senior loans to portfolio companies	128,448	138,680
Unfunded delayed draw commitments on senior loans to portfolio companies (performance thresholds not met) (3)	48,591	48,923
Standby letters of credit issued for certain portfolio companies for which the Company and portfolio companies are liable	26,295	16,379

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands except share and per share amounts)

(1)	Included in this amount is $65,916 and $114,066 of the unfunded revolver commitment for Merx Aviation Finance Holdings II, LLC. as of June 30, 2014 and March 31, 2014, respectively.
(2)	The unfunded revolver obligations may or may not be funded to the borrowing party in the future. The amounts relate to loans with various maturity dates, but the entire amount was eligible for funding to the borrowers as of June 30, 2014, subject to the terms of each loan’s respective credit agreements.
(3)	The borrower is required to meet certain performance thresholds before the Company is obligated to fulfill the commitments and those performance thresholds were not met as of June 30, 2014.

AIC’s commitments are subject to the consummation of the underlying corporate transactions and conditional upon receipt of all necessary stockholder, regulatory and other applicable approvals.

APOLLO INVESTMENT CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands except share and per share amounts)

Note 11. Subsequent Events

On August 5, 2014, the Board of Directors declared a dividend of $0.20 per share for the first fiscal quarter of 2015, payable on October 6, 2014 to stockholders of record as of September 19, 2014.

                     Shares

Common Stock

PROSPECTUS SUPPLEMENT

[Underwriters]

                    , 201